                                                                     Exhibit 4.1

                                                                  --------------
                                                                  EXECUTION COPY
                                                                  --------------

================================================================================




                      BANC OF AMERICA FUNDING CORPORATION,
                                  as Depositor,

                             WELLS FARGO BANK, N.A.,
                as Master Servicer and Securities Administrator,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated October 30, 2006


                       ----------------------------------

                       Mortgage Pass-Through Certificates

                                  Series 2006-7





===============================================================================

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

   Section 1.01       Defined Terms..............................................................................12
   Section 1.02       Interest Calculations......................................................................60

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS ORIGINAL ISSUANCE OF CERTIFICATES

   Section 2.01       Conveyance of Mortgage Loans...............................................................60
   Section 2.02       Acceptance by the Trustee or Custodian of the Mortgage Loans...............................64
   Section 2.03       Representations, Warranties and Covenants of the Master Servicer...........................69
   Section 2.04       Representations and Warranties of the Depositor as to the Mortgage Loans...................70
   Section 2.05       Designation of Interests in the REMICs.....................................................71
   Section 2.06       Designation of Start-up Day................................................................71
   Section 2.07       REMIC Certificate Maturity Date............................................................71
   Section 2.08       Execution and Delivery of Certificates.....................................................72
   Section 2.09       Establishment of the Trust.................................................................72
   Section 2.10       Purpose and Powers of the Trust............................................................73
   Section 2.11       Rights of the NIMS Insurer.................................................................73

                                   ARTICLE III

              ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

   Section 3.01       Master Servicing of the Mortgage Loans.....................................................73
   Section 3.02       Monitoring of Servicers....................................................................74
   Section 3.03       Fidelity Bond; Errors and Omissions Insurance..............................................76
   Section 3.04       Access to Certain Documentation............................................................76
   Section 3.05       Maintenance of Primary Mortgage Insurance Policy; Claims...................................77
   Section 3.06       Rights of the Depositor, the Securities Administrator and the Trustee in
                      Respect of the Master Servicer.............................................................77
   Section 3.07       Trustee to Act as Master Servicer..........................................................78
   Section 3.08       Servicer Custodial Accounts and Escrow Accounts............................................78
   Section 3.09       Collection of Mortgage Loan Payments; Master Servicer Custodial Account,
                      Certificate Account, Cap Carryover Reserve Account, Reserve Funds
                      and Yield Maintenance Agreements...........................................................79

                                      -i-

   Section 3.10       Access to Certain Documentation and Information Regarding the Mortgage Loans...............84
   Section 3.11       Permitted Withdrawals from the Certificate Account and the Master
                      Servicer Custodial Account.................................................................84
   Section 3.12       Maintenance of Hazard Insurance and Other Insurance........................................85
   Section 3.13       Presentment of Claims and Collection of Proceeds...........................................86
   Section 3.14       Enforcement of Due-On-Sale Clauses; Assumption Agreements..................................86
   Section 3.15       Realization Upon Defaulted Mortgage Loans; REO Property....................................86
   Section 3.16       Trustee to Cooperate; Release of Mortgage Files............................................88
   Section 3.17       Documents, Records and Funds in Possession of the Master Servicer to
                      be Held for the Trustee....................................................................89
   Section 3.18       Master Servicer Compensation...............................................................90
   Section 3.19       Advances...................................................................................90
   Section 3.20       Annual Statement as to Compliance..........................................................90
   Section 3.21       Assessments of Compliance and Attestation Reports..........................................91
   Section 3.22       Reports to the Commission..................................................................93

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

   Section 4.01       Master Servicer's Certificate.............................................................100

                                    ARTICLE V

       PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;REMIC ADMINISTRATION

   Section 5.01       Distributions.............................................................................100
   Section 5.02       Priorities of Distributions on the Shifting Interest Certificates.........................101
   Section 5.03       Priorities of Distributions on the Overcollateralized Certificates........................107
   Section 5.04       Allocation of Losses......................................................................118
   Section 5.05       Statements to Certificateholders..........................................................121
   Section 5.06       Tax Returns and Reports to Certificateholders.............................................128
   Section 5.07       Tax Matters Person........................................................................128
   Section 5.08       Rights of the Tax Matters Person in Respect of the Securities Administrator...............129
   Section 5.09       REMIC Related Covenants...................................................................129
   Section 5.10       Determination of One-Month LIBOR..........................................................130
   Section 5.11       Master Servicer, Securities Administrator and Trustee Indemnification.....................131

                                   ARTICLE VI

                                THE CERTIFICATES

   Section 6.01       The Certificates..........................................................................132
   Section 6.02       Registration of Transfer and Exchange of Certificates.....................................133
   Section 6.03       Mutilated, Destroyed, Lost or Stolen Certificates.........................................137
   Section 6.04       Persons Deemed Owners.....................................................................138

                                      -ii-

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

   Section 7.01       Respective Liabilities of the Depositor and the Master Servicer...........................138
   Section 7.02       Merger or Consolidation of the Depositor or the Master Servicer...........................138
   Section 7.03       Limitation on Liability of the Depositor, the Master Servicer and Others..................139
   Section 7.04       Depositor and Master Servicer Not to Resign...............................................140

                                  ARTICLE VIII

                                     DEFAULT

   Section 8.01       Events of Default.........................................................................140
   Section 8.02       Remedies of Trustee.......................................................................142
   Section 8.03       Directions by Certificateholders and Duties of Trustee During Event of Default............142
   Section 8.04       Action upon Certain Failures of the Master Servicer and upon Event of Default.............142
   Section 8.05       Trustee to Act; Appointment of Successor..................................................143
   Section 8.06       Notification to Certificateholders........................................................144

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

   Section 9.01       Duties of Trustee and Securities Administrator............................................144
   Section 9.02       Certain Matters Affecting the Trustee and the Securities Administrator....................148
   Section 9.03       Neither Trustee nor Securities Administrator Liable for Certificates or Mortgage Loans....149
   Section 9.04       Trustee and Securities Administrator May Own Certificates.................................150
   Section 9.05       Eligibility Requirements for Trustee and the Securities Administrator.....................150
   Section 9.06       Resignation and Removal of Trustee and the Securities Administrator.......................151
   Section 9.07       Successor Trustee or Securities Administrator.............................................152
   Section 9.08       Merger or Consolidation of Trustee or Securities Administrator............................153
   Section 9.09       Appointment of Co-Trustee or Separate Trustee.............................................153
   Section 9.10       Authenticating Agents.....................................................................154
   Section 9.11       Securities Administrator's Fees and Expenses and Trustee's Fees and Expenses..............155
   Section 9.12       Appointment of Custodian..................................................................156
   Section 9.13       Paying Agents.............................................................................156
   Section 9.14       Limitation of Liability...................................................................157
   Section 9.15       Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates.158
   Section 9.16       Suits for Enforcement.....................................................................158
   Section 9.17       Waiver of Bond Requirement................................................................158
   Section 9.18       Waiver of Inventory, Accounting and Appraisal Requirement.................................158

                                     -iii-

                                    ARTICLE X

                                   TERMINATION

   Section 10.01      Termination upon Purchase or Liquidation of All Mortgage Loans............................158
   Section 10.02      Additional Termination Requirements.......................................................161

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

   Section 11.01      Amendment.................................................................................162
   Section 11.02      Recordation of Agreement; Counterparts....................................................164
   Section 11.03      Limitation on Rights of Certificateholders................................................164
   Section 11.04      Governing Law.............................................................................165
   Section 11.05      Notices...................................................................................165
   Section 11.06      Severability of Provisions................................................................166
   Section 11.07      Certificates Nonassessable and Fully Paid.................................................166
   Section 11.08      Access to List of Certificateholders......................................................166
   Section 11.09      Recharacterization........................................................................167
   Section 11.10      Regulation AB Compliance; Intent of the Parties; Reasonableness...........................167
   Section 11.11      Third Party Beneficiary...................................................................167




















>

                                    EXHIBITS

Exhibit A-1AR                Form of Face of Class 1-A-R Certificate
Exhibit A-1A1                Form of Face of Class 1-A-1 Certificate
Exhibit A-1A2                Form of Face of Class 1-A-2 Certificate
Exhibit A-1A3                Form of Face of Class 1-A-3 Certificate
Exhibit A-1A4                Form of Face of Class 1-A-4 Certificate
Exhibit A-1A5                Form of Face of Class 1-A-5 Certificate
Exhibit A-1A6                Form of Face of Class 1-A-6 Certificate
Exhibit A-1A7                Form of Face of Class 1-A-7 Certificate
Exhibit A-1A8                Form of Face of Class 1-A-8 Certificate
Exhibit A-1A9                Form of Face of Class 1-A-9 Certificate
Exhibit A-1A10               Form of Face of Class 1-A-10 Certificate
Exhibit A-1A11               Form of Face of Class 1-A-11 Certificate
Exhibit A-1A12               Form of Face of Class 1-A-12 Certificate
Exhibit A-30IO               Form of Face of Class 30-IO Certificate
Exhibit A-30PO               Form of Face of Class 30-PO Certificate
Exhibit A-T2A1               Form of Face of Class T2-A-1 Certificate
Exhibit A-T2A2               Form of Face of Class T2-A-2 Certificate
Exhibit A-T2A3               Form of Face of Class T2-A-3 Certificate
Exhibit A-T2A4               Form of Face of Class T2-A-4 Certificate
Exhibit A-T2A5               Form of Face of Class T2-A-5 Certificate
Exhibit A-T2A6               Form of Face of Class T2-A-6 Certificate
Exhibit A-T2A7               Form of Face of Class T2-A-7 Certificate
Exhibit A-T2A8               Form of Face of Class T2-A-8 Certificate
Exhibit A-T2AA               Form of Face of Class T2-A-A Certificate
Exhibit A-T2AB               Form of Face of Class T2-A-B Certificate
Exhibit B-1B1                Form of Face of Class 1-B-1 Certificate
Exhibit B-1B2                Form of Face of Class 1-B-2 Certificate
Exhibit B-1B3                Form of Face of Class 1-B-3 Certificate
Exhibit B-1B4                Form of Face of Class 1-B-4 Certificate
Exhibit B-1B5                Form of Face of Class 1-B-5 Certificate
Exhibit B-1B6                Form of Face of Class 1-B-6 Certificate
Exhibit B-T2M1               Form of Face of Class T2-M-1 Certificate
Exhibit B-T2M2               Form of Face of Class T2-M-2 Certificate
Exhibit B-T2M3               Form of Face of Class T2-M-3 Certificate
Exhibit B-T2M4               Form of Face of Class T2-M-4 Certificate
Exhibit B-T2M5               Form of Face of Class T2-M-5 Certificate
Exhibit B-T2M6               Form of Face of Class T2-M-6 Certificate
Exhibit B-T2M7               Form of Face of Class T2-M-7 Certificate
Exhibit B-T2M8               Form of Face of Class T2-M-8 Certificate
Exhibit B-T2B1               Form of Face of Class T2-B-1 Certificate
Exhibit B-T2B1               Form of Face of Class T2-B-2 Certificate
Exhibit B-CE                 Form of Face of Class CE Certificate
Exhibit B-P                  Form of Face of Class P Certificate
Exhibit C                    Form of Reverse of all Certificates

Exhibit D-1                  Loan Group 1 Mortgage Loan Schedule
Exhibit D-T2                 Loan Group T2 Mortgage Loan Schedule
Exhibit E                    Request for Release of Documents
Exhibit F                    Form of Certification of Establishment of Account
Exhibit G-1                  Form of Transferor's Certificate
Exhibit G-2A                 Form 1 of Transferee's Certificate
Exhibit G-2B                 Form 2 of Transferee's Certificate
Exhibit H                    Form of Transferee Representation Letter for ERISA
                             Restricted Certificates
Exhibit I                    Form of Affidavit Regarding Transfer of Residual
                               Certificate
Exhibit J                    List of Recordation States
Exhibit K                    Form of Initial Certification
Exhibit L                    Form of Final Certification
Exhibit M                    Form of Sarbanes-Oxley Certification
Exhibit N                    Relevant Servicing Criteria
Exhibit O                    Additional Form 10-D Disclosure
Exhibit P                    Additional Form 10-K Disclosure
Exhibit Q                    Form 8-K Disclosure Information
Exhibit R                    Form of Back-up Certification
Exhibit S                    Form of Additional Disclosure Notification
Exhibit T                    Class 1-A-4 Yield Maintenance Agreement
Exhibit U                    Overcollateralized Yield Maintenance Agreement
Exhibit V                    Principal Balance Schedules

                     POOLING AND SERVICING AGREEMENT

     THIS POOLING AND SERVICING AGREEMENT, dated October 30, 2006, is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor (together with its permitted successors and assigns, the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (together with its permitted successors and assigns, in such capacity, the "Master Servicer") and as securities administrator (together with its permitted successors and assigns, in such capacity, the "Securities Administrator"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Estate created hereunder. The Certificates will consist of forty-three Classes of Certificates, designated as (i) the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 30-IO, Class 30-PO, Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates, (ii) Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class T2-M-1, Class T2-M 2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1 and Class T2-B-2 Certificates,
(iii) the Class CE Certificates, (iv) the Class P Certificates and (v) the Class 1-A-R Certificate. The descriptions of the Shifting Interest Lower-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Shifting Interest Upper-Tier REMIC, the Lower-Tier II REMIC and the Upper-Tier II REMIC that follow are part of the Preliminary Statement. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved pursuant to the terms of Section 11.01 hereof in a manner that preserves the validity of such REMIC elections described below.

                       Shifting Interest Lower-Tier REMIC

     As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group 1 Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Class 1-A-4 Yield Maintenance Agreements and the Class 1-A-4 Reserve Fund) as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as the "Shifting Interest Lower-Tier REMIC." The Class SI-LR Interest will represent the sole class of "residual interests" in the Shifting Interest Lower-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Shifting Interest Lower-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated Shifting Interest Lower-Tier Interests. None of the Uncertificated Shifting Interest Lower-Tier Interests will be certificated.

------------------------ ----------------------------- -------------------------------- --------------------------
                                                           Uncertificated Shifting
                            Initial Uncertificated        Interest Lower-Tier REMIC     Latest Possible Maturity
      Designation                  Balance                    Pass-Through Rate                  Date(1)
------------------------ ----------------------------- -------------------------------- --------------------------
          1-L                   $332,712,762.80                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-LIO                   $13,805,701.29(2)                  6.00%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-LPO                    $1,687,199.34                      (3)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------


(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group 1 Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Shifting Interest Lower-Tier Interest.

(2)  Calculated in accordance with the definition of "Notional Amount" herein.

(3)  The Class 1-LPO Interest will not bear interest.

                       Shifting Interest Middle-Tier REMIC

     As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Uncertificated Shifting Interest Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Shifting Interest Middle-Tier REMIC." The Class SI-MR Interest will represent the sole class of "residual interests" in the Shifting Interest Middle-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated Shifting Interest Middle-Tier Interests. None of the Uncertificated Shifting Interest Middle-Tier Interests will be certificated.

------------------------ ----------------------------- -------------------------------- --------------------------
                                                           Uncertificated Shifting
                          Initial Uncertificated         Interest Middle-Tier REMIC     Latest Possible Maturity
      Designation                   Balance                    Pass-Through Rate                  Date(1)
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-A-1                    $80,043,000                     7.00%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-A-R                           $100                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-A-2                         $1,000                     6.00%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-A-3                         $1,000                     6.00%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-A-4                   $240,127,000                     6.00%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        MRI-IO                      $13,805,701(2)                   (3)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        MRI-PO                       $1,687,199                     0.00%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-B-1                     $8,026,000                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-B-2                     $1,839,000                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-B-3                     $1,003,000                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-B-4                       $669,000                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-B-5                       $502,000                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       MRI-1-B-6                       $501,662                     6.25%                  September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group 1 Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Shifting Interest Middle-Tier Interest.

     (2) Calculated in accordance with the definition of "Notional Amount" herein.

     (3) For federal income tax purposes, the Class MRI-IO Interest will be entitled to 100% of the amounts distributed on the Uncertificated Shifting Interest Lower-Tier Class 1-LIO Interest.

                       Shifting Interest Upper-Tier REMIC

     As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Uncertificated Shifting Interest Middle-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Shifting Interest Upper-Tier REMIC." The Class SI-UR Interest will represent the sole class of "residual interests" in the Shifting Interest Upper-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth (or describes) the designation, the Interest Rate, and Initial Balance or Notional Amount for each Shifting Interest Upper-Tier Interest comprising the "regular interests" in the Shifting Interest Upper-Tier REMIC for purposes of the REMIC Provisions and solely for purposes of Satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each class of Shifting Interest Upper-Tier Interests.

------------------------ ----------------------------- -------------------------------- --------------------------
                           Initial Balance or                                                 Latest Possible
      Designation             Notional Amount            Interest Rate                         Maturity Date(1)
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-R                             $100                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-1                      $70,000,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-2                      $10,043,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-3                      $80,043,000(3)                   (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-4                      $87,663,000                      (4)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-5                           $1,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-6                           $1,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-7                      $51,597,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-8                       $2,010,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-A-9                      $30,597,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        1-A-10                       $6,314,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        1-A-11                       $5,679,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        1-A-12                      $56,267,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         30-IO                      $13,805,701(3)                   (5)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         30-PO                       $1,687,199                      (6)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-B-1                       $8,026,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-B-2                       $1,839,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-B-3                       $1,003,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-B-4                         $669,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-B-5                         $502,000                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
         1-B-6                         $501,662                      (2)                   September 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group 1 Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Shifting Interest Upper-Tier Interest.
     (2) Interest will accrue on these Shifting Interest Upper-Tier Interests at a rate equal to the Pass-Through Rate of the Corresponding Class of Shifting Interest Certificates.
     (3) Calculated in accordance with the definition of "Notional Amount" herein.
                                      -4-

     (4) Interest will accrue on the Shifting Interest Upper-Tier Class 1-A-4 Interest at a rate equal to the Pass-Through Rate of the Corresponding Class of Shifting Interest Certificates. The Shifting Interest Upper-Tier Class 1-A-4 Interest will not be entitled to any amounts in respect of the Class 1-A-4 Yield Maintenance Agreement.
     (5) The Class 30-IO Interest will be entitled to 100% of the amounts distributed on the Uncertificated Shifting Interest Middle-Tier Class MRI-IO Interest.
     (6)  The Class 30-PO Interest will not bear interest.

                               Lower-Tier II REMIC

     As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group T2 Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Overcollateralized Yield Maintenance Agreement, the Overcollateralized Reserve Fund and the Cap Carryover Reserve Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier II REMIC." The II-LR Interest will represent the sole class of "residual interests" in the Lower-Tier II REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Lower-Tier II REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated Lower-Tier II Regular Interests. None of the Uncertificated Lower-Tier II Regular Interests will be certificated.

------------------------ ----------------------------- -------------------------------- --------------------------
                               Initial Uncertificated      Uncertificated Lower- Tier II   Latest Possible Maturity
      Designation                        Balance             REMIC Pass-Through Rate               Date(1)
------------------------ ----------------------------- -------------------------------- --------------------------
        LRII-AA                   $396,059,031.78                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A1                    $1,532,710.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A2                      $500,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A3                      $408,400.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A4                      $396,110.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A5                      $211,500.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A6                       $81,600.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A7                      $240,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2A8                      $349,370.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2AA                       $20,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2AB                       $35,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M1                       $66,680.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M2                       $24,250.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M3                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M4                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M5                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M6                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M7                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2M8                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2B1                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
       LRII-T2B2                       $20,210.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        LRII-ZZ                     $4,055,537.38                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        LRII-P                            $100.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group T2 Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Lower-Tier II Regular Interest.

     (2) Calculated in accordance with the definition of "Uncertificated Lower-Tier II REMIC Pass-Through Rate" herein.

     The foregoing Lower-Tier II REMIC structure is intended to cause all the cash from the Group T2 Mortgage Loans to flow through the Upper-Tier II REMIC as cash flow on an Upper-Tier REMIC II Regular Interest, without creating any shortfall, actual or potential (other than for losses), to any Upper-Tier II Regular Interest. To the extent that the structure is believed to diverge from such intention, the party identifying such ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or drafting error in accordance with Section 11.01 hereto.

                               Upper-Tier II REMIC

     As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier II REMIC." The II-UR Interest will represent the sole class of "residual interests" in the Upper-Tier II REMIC for purposes of the REMIC Provisions.

     The Corresponding Class of Overcollateralized Certificates that corresponds to each Regular Interest listed below (other than the Class P Upper-Tier II Regular Interest) represents ownership of a "regular interest" in the Upper-Tier II REMIC and also represents either (i) the right to receive payments with respect to the Cap Carryover Amount (as defined herein) or (ii) the obligation to pay or the right to receive payments from the Overcollateralized Reserve Fund and Cap Carryover Reserve Account. The Class P Certificates represent ownership of a Regular Interest in the Upper-Tier II REMIC, but do not represent rights or the obligations in respect of (i) or (ii) above. The entitlement to principal, if applicable, of the Upper-Tier II Regular Interest which corresponds to its related Class shall be equal in amount and timing to the entitlement to principal of such Class.

     The following table irrevocably sets forth (or describes) the Upper-Tier II Regular Interest designation, the Initial Uncertificated Balance and the Uncertificated Upper-Tier II REMIC Pass-Through Rate for each Upper-Tier II Regular Interest comprising the "regular interests" in the Upper-Tier II REMIC for purposes of the REMIC Provisions and, solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Upper-Tier II Regular Interest.

------------------------ ----------------------------- -------------------------------- --------------------------
      Designation           Initial Uncertificated      Uncertificated Upper- Tier II   Latest Possible Maturity
                                   Balance                 REMIC Pass-Through Rate               Date(1)
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-1                    $153,271,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-2                     $50,000,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-3                     $40,840,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-4                     $39,611,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-5                     $21,150,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-6                      $8,160,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-7                     $24,000,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-8                     $34,937,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-A                      $2,000,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-A-B                      $3,500,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-1                      $6,668,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-2                      $2,425,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-3                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-4                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------


                                      -8-

        T2-M-5                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-6                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-7                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-M-8                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-B-1                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
        T2-B-2                      $2,021,000.00                Variable(2)                October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
          CE                                (3)                      (3)                    October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------
------------------------ ----------------------------- -------------------------------- --------------------------
           P                              $100.00                    (4)                    October 25, 2036
------------------------ ----------------------------- -------------------------------- --------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group T2 Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Upper-Tier II Regular Interest.

     (2) Interest will accrue on these Upper-Tier II Regular Interests at a per annum rate equal to the lesser of (i) the related Base Rate and (ii) the Pool Cap.

     (3)  Solely for REMIC purposes, the Class CE Upper-Tier II Regular Interest
          (i) will have an initial Uncertificated Balance equal to the Initial Overcollateralization Amount and (ii) will be entitled to 100% of the amount distributed on the Class CE Upper-Tier II Regular Interest.

     (4)  The Class P Upper-Tier II Regular Interest will not bear interest.

                             SUMMARY OF CERTIFICATES

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

Classes                                                Pass-Through                              Integral
                               Initial Class              Rate or                               Multiples in
                            Certificate Balance          Certificate            Minimum           Excess of
                             or Notional Amount         Interest Rate        Denomination         Minimum
Class 1-A-R                  $100                                 6.2500%            $100            N/A
Class 1-A-1                  $70,000,000                         (1)               $1,000             $1
Class 1-A-2                  $10,043,000                         (1)               $1,000             $1
Class 1-A-3                  $80,043,000                         (2)           $1,000,000             $1
Class 1-A-4                  $87,663,000                          6.0000%(3)       $1,000             $1
Class 1-A-5                  $1,000                               6.0000%          $1,000            N/A
Class 1-A-6                  $1,000                               6.0000%          $1,000            N/A
Class 1-A-7                  $51,597,000                          6.0000%          $1,000             $1
Class 1-A-8                  $2,010,000                           6.0000%          $1,000             $1
Class 1-A-9                  $30,597,000                          6.0000%          $1,000             $1
Class 1-A-10                 $6,314,000                           6.0000%          $1,000             $1
Class 1-A-11                 $5,679,000                           6.0000%          $1,000             $1
Class 1-A-12                 $56,267,000                          6.0000%          $1,000             $1
Class 30-IO                  $13,805,701                          6.0000%      $1,000,000             $1
Class 30-PO                  $1,687,199                          (4)              $25,000             $1
Class 1-B-1                  $8,026,000                           6.2500%         $25,000             $1
Class 1-B-2                  $1,839,000                           6.2500%         $25,000             $1
Class 1-B-3                  $1,003,000                           6.2500%         $25,000             $1
Class 1-B-4                  $669,000                             6.2500%         $25,000             $1
Class 1-B-5                  $502,000                             6.2500%         $25,000             $1
Class 1-B-6                  $501,662                             6.2500%         $25,000             $1
Class T2-A-1                 $153,271,000                         5.8776%(5)       $1,000             $1
Class T2-A-2                 $50,000,000                         (6)               $1,000             $1
Class T2-A-3                 $40,840,000                          5.6948%(5)       $1,000             $1
Class T2-A-4                 $39,611,000                          5.9789%(7)       $1,000             $1
Class T2-A-5                 $21,150,000                          6.0363%(7)       $1,000             $1
Class T2-A-6                 $8,160,000                           6.2170%(7)       $1,000             $1
Class T2-A-7                 $24,000,000                          5.9117%(7)       $1,000             $1
Class T2-A-8                 $34,937,000                          5.9117%(7)       $1,000             $1
Class T2-A-A                 $2,000,000                           6.0605%(7)       $1,000             $1
Class T2-A-B                 $3,500,000                           6.0605%(7)       $1,000             $1
Class T2-M-1                 $6,668,000                           6.0588%(7)      $25,000             $1
Class T2-M-2                 $2,425,000                           6.1086%(7)      $25,000             $1
Class T2-M-3                 $2,021,000                           6.1584%(7)      $25,000             $1
Class T2-M-4                 $2,021,000                           6.3078%(7)      $25,000             $1
Class T2-M-5                 $2,021,000                           6.3574%(7)      $25,000             $1

                                      -10-

Class T2-M-6                 $2,021,000                           6.4072%(7)      $25,000             $1
Class T2-M-7                 $2,021,000                           6.9000%(7)      $25,000             $1
Class T2-M-8                 $2,021,000                           6.9000%(7)      $25,000             $1
Class T2-B-1                 $2,021,000                           6.9000%(7)      $25,000             $1
Class T2-B-2                 $2,021,000                           6.9000%(7)      $25,000             $1
Class CE                     (8)                                 (8)                  N/A            N/A
Class P                      $100                                (9)                  $10             $1


     (1) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-1 and Class 1-A-2 Certificates at the rate of 5.770% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-1 and Class 1-A-2 Certificates at a per annum rate equal to (i) 0.450% plus (ii) One-Month LIBOR, subject to a minimum rate of 0.450% and a maximum rate of 7.000%.

     (2) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-3 Certificates at the rate of 1.230% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-3 Certificates at a per annum rate equal to (i) 6.550% minus
          (ii) One-Month LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 6.550%.

     (3) On or prior to the Distribution Date in November 2011, the Class 1-A-4 Certificates will also be entitled to amounts received under the Class 1-A-4 Yield Maintenance Agreement. During this period, the Class 1-A-4 Certificates will receive payments on each Distribution Date at an effective per annum rate equal to one-month LIBOR (as determined pursuant to the Class 1-A-4 Yield Maintenance Agreement) plus 0.600%, subject to a minimum rate of 6.000% and a maximum rate of 9.500%.

     (4) The Class 30-PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

     (5) The Certificate Interest Rate for these Certificates will be a per annum rate equal to the lesser of (i) the fixed interest rate specified in this table (the "Pass-Through Rate") and (ii) the Pool Cap.

     (6) The Certificate Interest Rate for these Certificates will be a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR plus a margin equal to 0.05% (the "Pass-Through Rate") and (ii) the Pool Cap.

     (7) The Certificate Interest Rate for these Certificates will be a per annum rate equal to the lesser of (i) the fixed interest rate specified in this table (the "Pass-Through Rate") and (ii) the Pool Cap. The Pass-Through Rate for these Certificates will increase by 0.50% per annum following the Group T2 Optional Termination Date.

     (8) Solely for REMIC purposes, the Class CE Certificates will (i) have an initial Class Certificate Balance equal to the Initial Overcollateralization Amount and (ii) be entitled to 100% of the amount distributed on the Class CE Upper-Tier II Regular Interest.

     (9)  The Class P Certificates will not bear interest.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Article:

     10-K Filing Deadline: As defined in Section 3.22(c).

     1933 Act: The Securities Act of 1933, as amended.

     60+ Day Delinquent Loan: For each Distribution Date, each Group T2 Mortgage Loan (including each Group T2 Mortgage Loan in foreclosure and each Group T2 Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing
Date) with respect to which any portion of a Monthly Payment is, as of the Due Date in the prior calendar month, two months or more past due and each Group T2 Mortgage Loan relating to an REO Property.

     Accretion Termination Date: For (i) the Class 1-A-5 Certificates, the earlier to occur of (1) the Distribution Date following the Distribution Date on which the Class Certificate Balance of the Class 1-A-4 Certificates has been reduced to zero and (2) the Senior Credit Support Depletion Date and (ii) the Class 1-A-6 Certificates, the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-4 and Class 1-A-5 Certificates has been reduced to zero and (2) the Senior Credit Support Depletion Date.

     Additional Disclosure Notification: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit S.

     Additional   Form  10-D   Disclosure:   As  defined  in  Section   3.22(b).

     Additional   Form  10-K   Disclosure:   As  defined  in  Section   3.22(c).

     Additional Servicer: A Subcontractor engaged by the Master Servicer or the Securities Administrator that is a "servicer" within the meaning of Item 1101 of Regulation AB and meets any of the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-off Date Pool Principal Balance of the Group 1 Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group 1 Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Shifting Interest Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Group 1 Mortgage Loans from the Cut-off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date, the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion).

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amount, calculated as follows, with respect to each Outstanding Mortgage Loan in Loan Group 1: the product of (i) the PO Percentage for such Group 1 Mortgage Loan and (ii) the remainder of (A) the Cut-off Date Principal Balance of such Group 1 Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Group 1 Mortgage Loan
(including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution
Adjustment Amounts) and distributed to Holders of the Shifting Interest Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group 1 Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

     Advance: A Periodic Advance or a Servicing Advance.

     Agreement:   This  Pooling  and  Servicing   Agreement  together  with  all
amendments hereof and supplements hereto.

     Applied Realized Loss Amount: Any of a Senior Applied Realized Loss Amount or a Subordinated Applied Realized Loss Amount.

     Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination) of such Mortgage Loan or, in certain cases, an automated valuation model (if applicable) or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model (if applicable) or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

     Assessment of Compliance: As defined in Section 3.21(a).

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

     Attestation Report: As defined in Section 3.21(b).

     Authenticating Agents: As defined in Section 9.10.

     Back-up Certification: As defined in Section 3.22(e).

     BAFC: Banc of America Funding Corporation.

     BAMCC: Banc of America Mortgage Capital Corporation.

     BANA:  Bank  of  America,   National   Association,   a  national   banking
association, or its successor in interest.

     BANA Servicing Agreement: The Servicing Agreement, dated October 30, 2006, by and between BAFC, as depositor, and BANA, as servicer.

     Base Rate: With respect to the Class T2-A-1 and Class T2-A-3 Upper-Tier II Regular Interests, the fixed per annum rate of the Corresponding Class of Overcollateralized Certificates set forth in the Preliminary Statement. With respect to the Class T2-A-2 Upper-Tier II Regular Interest, One-Month LIBOR plus the Certificate Margin of the Corresponding Class of Overcollateralized Certificates. With respect to the Upper-Tier II Regular Interests other than the Class T2-A-1, Class T2-A-2, Class T2-A-3, Class CE and Class P Upper-Tier II Regular Interests, the fixed per annum rate of the Corresponding Class of Overcollateralized Certificates set forth in the Preliminary Statement (as provided in the Preliminary Statement, such rate will increase by 0.50% per annum following the Group T2 Optional Termination Date).

     BBA: As defined in Section 5.10.

     Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

     BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers Protection Plan(R) addendum to the related Mortgage Note whereby BANA agrees to cancel (i) certain payments of principal and interest on such Mortgage Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers Protection Plan(R) has not been terminated in accordance with its terms.

     BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by BANA pursuant to Section 7(b) of the Mortgage Loan Purchase Agreement.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the states in which the servicing offices of any Servicer are located, the state or states in which the master servicing offices of the Master Servicer are located or the state or states in which the Corporate Trust Offices of the Trustee and the Securities Administrator are located are required or authorized by law or executive order to be closed.

     Buy-Down Account: The separate Eligible Account or Accounts created and maintained by a Servicer as set forth in Section 3.08.

     Buy-Down Agreement: An agreement governing the application of Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

     Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a Buy-Down Mortgage Loan.

     Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from related Buy-Down Funds.

     Calculated  Principal  Distribution:  As defined  in Section  5.04(b)(iii).

     Cap Carryover Amount: If on any Distribution Date, the Overcollateralized Accrued Certificate Interest for any Offered Overcollateralized Certificate or Class T2-B Certificates is based on the Pool Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate without regard to the Pool Cap over (ii) the amount of interest such Class received on such Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate on such Class without regard to the Pool Cap).

     Cap Carryover Reserve Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(i) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Holders of the Offered Overcollateralized Certificates and Class T2-B Certificates and designated "Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7." Funds in the Cap Carryover Reserve Account shall be held in trust for the Holders of the Offered Overcollateralized Certificates and Class T2-B Certificates for the uses and purposes set forth in this Agreement. Funds in the Cap Carryover Reserve Account shall be held uninvested. The Cap Carryover Reserve Account shall not be an asset of any REMIC formed under this Agreement.

     Certificate: Any of the Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7 that are issued pursuant to this Agreement.

     Certificate Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(b) in the name of the
Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7." The Certificate Account shall be deemed to consist of seven sub-accounts; one for each of the Loan Groups (the "Loan Group 1 Sub-Account" and "Loan Group T2 Sub-Account"), and one for each of the Lower-Tier II Certificate Sub-Account, the Upper-Tier II Certificate Sub-Account, the Shifting Interest Lower-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account and the Shifting Interest Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

     Certificate Balance: With respect to any Certificate at any date (other than a Class CE Certificate), the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

     Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

     Certificate Interest Rate: With respect to each Class of Certificates, the per annum rate set forth or calculated in the table under the caption "Summary of Certificates" in the Preliminary Statement.

     Certificate  Margin:  With  respect  to the Class T2  Certificates,  0.05%.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

     Certificate  Register:  The register  maintained  pursuant to Section 6.02.

     Certificate  Registrar:  The registrar  appointed pursuant to Section 6.02.

     Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that neither the Securities Administrator nor the Trustee shall be responsible for knowing that any Certificate is registered in the name of an affiliate of the Depositor or the Master Servicer unless one of its Responsible Officers has actual knowledge thereof.

     Certification Parties: As defined in Section 3.22(e).

     Certifying Person: As defined in Section 3.22(e).

     Class: As to the Certificates, the Class 1-A-R, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 30-IO, Class 30-PO, Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A, Class T2-A-B, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1, Class T2-B-2, Class CE and Class P Certificates, as the case may be.

     Class 1-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 1-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b)(i) to such Class, without regard to the operation of Section 5.04(b)(iv).

     Class 1-A-3 Notional Amount: With respect to each Distribution Date, an amount equal to the sum of the Class Certificate Balances of the Class 1-A-1 Certificates and the Class 1-A-2 Certificates.

     Class 1-A-4 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 1-A-4 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b)(i) to such Class, without regard to the operation of Section 5.04(b)(iv).

     Class 1-A-4 Reserve Fund: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(j) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Holders of the Class 1-A-4 Certificates and designated "Class 1-A-4 Reserve Fund, Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7." Amounts on deposit in the Class 1-A-4 Reserve Fund shall not be invested. The Class 1-A-4 Reserve Fund shall not be an asset of any REMIC formed under this Agreement.

     Class 1-A-4 Yield Maintenance Agreement: The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Counterparty, which will be for the benefit of the Class 1-A-4 Certificates, substantially in the form attached hereto as Exhibit T. The Class 1-A-4 Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

     Class 1-A-4 Yield Maintenance Agreement Payment: For any Distribution Date prior to and including the Distribution Date in November 2011, the amount, if any, required to be paid by the Counterparty to the Securities Administrator under the Class 1-A-4 Yield Maintenance Agreement.

     Class 1-A-5 Accrual Distribution Amount: For any Distribution Date and the Class 1-A-5 Certificates prior to the related Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (i) of the definition of "Interest Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

     Class 1-A-6 Accrual Distribution Amount: For any Distribution Date and the Class 1-A-6 Certificates prior to the related Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (i) of the definition of "Interest Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

     Class 1-A-7 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class

Certificate Balance of the Class 1-A-7 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b)(i) to such Class, without regard to the operation of Section 5.04(b)(iv).

     Class 1-A-8 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class 1-A-8 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-A-8 Loss Allocation Amount and (b) the Class 1-A-7 Loss Amount with respect to such Distribution Date.

     Class 1-A-10 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class 1-A-10 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-A-10 Loss Allocation Amount and (b) the sum of the Class 1-A-1 Loss Amount and the Class 1-A-4 Loss Amount with respect to such Distribution Date.

     Class 1-A-R Certificate: The Class 1-A-R Certificate, which represents the ownership of the II-UR Interest, the II-LR Interest, the SI-UR Interest, the SI-MR Interest and the SI-LR Interest.

     Class 1-B Certificates: Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates.

     Class 30-IO Notional Amount: With respect to each Distribution Date, an amount equal to the product of (i) the aggregate of the Stated Principal Balances of the Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans (based on the Stated Principal Balances of the Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 6.25% and (b) the denominator of which is equal to 6.00%.

     Class CE Certificates: The Class CE Certificates, which represent (i) the corresponding Upper-Tier II Regular Interest for purposes of the REMIC Provisions, (ii) the obligation to pay Cap Carryover Amounts and (iii) the right to receive amounts from the Cap Carryover Reserve Account and the Overcollateralized Reserve Fund.

     Class CE Distributable Amount: With respect to any Distribution Date, the sum of (i) the interest accrued on the Class CE Upper-Tier II Regular Interests at their Pass-Through Rate calculated on their Notional Amount less the amount
(without duplication) of Cap Carryover Amounts paid pursuant to Section 5.03(c)(i)(HH) and (ii) up to any remaining Overcollateralization Release Amounts and (iii) the amounts remaining in (A) the Cap Carryover Reserve Account after the distributions in Section 3.09(i) and (B) the Overcollateralized Reserve Fund after distributions in Section 5.03(d)(i) through (vi).

     Class Certificate Balance: With respect to any Class of Shifting Interest Certificates (other than the Class 1-A-3 and Class 30-IO Certificates) and any date of determination, and subject to Section 5.04(b)(vi), an amount equal to the Initial Class Certificate Balance of such Class (plus, in the case of the

Class 1-A-5 and Class 1-A-6 Certificates, any Class 1-A-5 Accrual Distribution Amounts and Class 1-A-6 Accrual Distribution Amounts, respectively, previously added thereto) minus (A) the sum of (i) all distributions of principal made with respect thereto (including in the case of a Class of Class 1-B Certificates, any principal otherwise payable to such Class of Subordinate Certificates used to pay any PO Deferred Amounts), (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.04(b)(i) and (iii) in the case of the Class 1-A-8 and Class 1-A-10 Certificates, any reduction allocated thereto pursuant to Section 5.04(b)(iv) plus (B) the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.04(b)(i) and (ii) in the case of the Class 1-A-8 and Class 1-A-10 Certificates, any increases allocated thereto pursuant to Section 5.04(b)(iv). The Class 1-A-3 and Class 30-IO Certificates are Interest Only Certificates and have no Class Certificate Balance.

     With respect to any Class of Overcollateralized Certificates (other than the Class CE Certificates) and any date of determination, and subject to the last paragraph of Section 5.04(c), the Initial Class Certificate Balance of such Class (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Recoveries allocated to such Class for previous Distribution Dates.

     With respect to the Class CE Certificates and any date of determination, and solely for federal income tax purposes, the excess, if any, of the then aggregate Uncertificated Balances of the Uncertificated Lower-Tier II Interests over the aggregate Class Certificate Balance of the Overcollateralized Certificates (other than the Class CE Certificates) then outstanding.

     Class Interest Shortfall: For any Distribution Date and each Class of interest-bearing Shifting Interest Certificates, the amount by which Shifting Interest Accrued Certificate Interest for such Class (as reduced pursuant to
Section 5.02(c)) exceeds the amount of interest actually distributed on such Class (or, in the case of the Class 1-A-5 and Class 1-A-6 Certificates prior to the applicable Accretion Termination Date, the amount included in the Class 1-A-5 Accrual Distribution Amount or Class 1-A-6 Accrual Distribution Amount, as applicable, pursuant to clause (i) of the definition thereof, but not distributed pursuant to the proviso in Section 5.02(a)(i)) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

     Class P Certificates: The Class P Certificates, which represent the corresponding Upper-Tier II Regular Interest for purposes of the REMIC
Provisions and are entitled to distributions in respect of their Class Certificate Balance and certain Prepayment Charges as set forth herein.

     Class T2-B  Certificates:  The Class T2-B-1 and Class T2-B-2  Certificates.

     Class T2-B-1 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after   taking  into  account  the  payment  of  the  Class  T2-M-1   Principal

Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class T2-M-6
Certificates (after taking into account the payment of the Class T2-M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7 Principal Distribution Amount on such
Distribution  Date),  (ix) the Class  Certificate  Balance  of the Class  T2-M-8
Certificates (after taking into account the payment of the Class T2-M-8 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class T2-B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 98.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-B-2 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class T2-M-6
Certificates (after taking into account the payment of the Class T2-M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7 Principal Distribution Amount on such
Distribution  Date),  (ix) the Class  Certificate  Balance  of the Class  T2-M-8
Certificates (after taking into account the payment of the Class T2-M-8 Principal Distribution Amount on such Distribution Date), (x) the Class Certificate Balance of the Class T2-B-1 Certificates (after taking into account the payment of the Class T2-B-1 Principal Distribution Amount on such Distribution Date) and (xi) the Class Certificate Balance of the Class T2-B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) 99.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group

T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-1 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date) and (ii) the Class Certificate Balance of the Class T2-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 90.10% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and
(b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-2 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class T2-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 91.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-3 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date) and
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 92.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-4 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution

Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class T2-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 93.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-5 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class T2-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 94.30% and
(ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-6 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class T2-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) 95.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-7 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class T2-M-6
Certificates (after taking into account the payment of the Class T2-M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class T2-M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 96.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class T2-M-8 Principal Distribution Amount: As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution
Date),  (ii) the Class  Certificate  Balance  of the Class  T2-M-1  Certificates
(after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date),
(iv) the Class Certificate Balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class T2-M-6
Certificates (after taking into account the payment of the Class T2-M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class T2-M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of

(a) the product of (i) 97.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date.

     Class Unpaid Interest Shortfall: As to any Distribution Date and each Class of interest-bearing Shifting Interest Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class (or, in the case of the Class 1-A-5 and Class 1-A-6 Certificates prior to the applicable Accretion Termination Date, the amount included in the Class 1-A-5 Accrual Distribution Amount or Class 1-A-6 Accrual Distribution Amount, as applicable, pursuant to clause (ii) of the definition thereof, but not distributed pursuant to the proviso in Section 5.02(a)(i)) on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

     Closing Date: October 30, 2006.

     Code: The Internal Revenue Code of 1986, as amended.

     Collection Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

     Commission: The U.S. Securities and Exchange Commission.

     Compensating Interest: With respect to any Distribution Date and Servicer, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to such Servicer for the Mortgage Loans serviced by such Servicer as of the Due Date of the month preceding the month of such Distribution Date and (b) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer resulting from Principal Prepayments on such Mortgage Loans during the related Prepayment Period; provided, however, Compensating Interest payable for any month by BANA will be limited to one-twelfth of 0.2500% of the aggregate Stated Principal Balance of the Mortgage Loans serviced by BANA, calculated as of the Due Date of the month preceding the month of such Distribution Date.

     Compliance Statement: As defined in Section 3.20.

     Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and
(v) a stock power (or other similar instrument), and ancillary thereto, a Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.01.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Corporate Trust Office: With respect to the Trustee, the office of the Trustee, which office at the date of the execution of this instrument is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention:
Corporate Trust Services, BAFC, Series 2006-7, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer. With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services - BAFC 2006-7, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BAFC 2006-7, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicer.

     Corresponding Class or Classes: As to the following Uncertificated Shifting Interest Middle-Tier Interests, the corresponding Shifting Interest Upper-Tier Interests or Shifting Interest Certificates as follows:

--------------------------------------------- ------------------------------------ -----------------------------------
      Uncertificated Shifting Interest          Corresponding Shifting Interest     Corresponding Shifting Interest
            Middle-Tier Interest                     Upper-Tier Interests                   Class or Classes
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-A-1 Interest                      Class 1-A-1, Class 1-A-2 and Class   Class 1-A-1, Class 1-A-2 and
                                              1-A-3 Interest                       Class 1-A-3 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-A-R Interest                      Class 1-A-R Interest                 Class 1-A-R Certificate
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-A-2 Interest                      Class 1-A-5 Interest                 Class 1-A-5 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-A-3 Interest                      Class 1-A-6 Interest                 Class 1-A-6 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-A-4 Interest                      Class 1-A-4, Class 1-A-7, Class      Class 1-A-4, Class 1-A-7, Class
                                              1-A-8, Class 1-A-9, Class 1-A-10,    1-A-8, Class 1-A-9, Class 1-A-10,
                                              Class 1-A-11 and Class 1-A-12        Class 1-A-11 and Class 1-A-12
                                              Interest                             Certificates
--------------------------------------------- ------------------------------------ -----------------------------------

                                      -25-

--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-IO Interest                         Class 30-IO Interest                 Class 30-IO Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-PO Interest                         Class 30-PO Interest                 Class 30-PO Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-B-1 Interest                      Class 1-B-1 Interest                 Class 1-B-1 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-B-2 Interest                      Class 1-B-2 Interest                 Class 1-B-2 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-B-3 Interest                      Class 1-B-3 Interest                 Class 1-B-3 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-B-4 Interest                      Class 1-B-4 Interest                 Class 1-B-4 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-B-5 Interest                      Class 1-B-5 Interest                 Class 1-B-5 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------
Class MRI-1-B-6 Interest                      Class 1-B-6 Interest                 Class 1-B-6 Certificates
--------------------------------------------- ------------------------------------ -----------------------------------

     As to the following Uncertificated Lower-Tier II Regular Interests, the corresponding Upper-Tier II Interest or Overcollateralized Class as follows:

---------------------------------------------- ----------------------------------- -----------------------------------
Uncertificated Lower-Tier II Regular Interest     Uncertificated Upper-Tier II      Corresponding Overcollateralized
                                                        Regular Interest                         Class
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A1                               Class T2-A-1                 Class T2-A-1 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A2                               Class T2-A-2                 Class T2-A-2 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A3                               Class T2-A-3                 Class T2-A-3 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A4                               Class T2-A-4                 Class T2-A-4 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A5                               Class T2-A-5                 Class T2-A-5 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A6                               Class T2-A-6                 Class T2-A-6 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A7                               Class T2-A-7                 Class T2-A-7 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2A8                               Class T2-A-8                 Class T2-A-8 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2AA                               Class T2-A-A                 Class T2-A-A Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2AB                               Class T2-A-B                 Class T2-A-B Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M1                               Class T2-M-1                 Class T2-M-1 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M2                               Class T2-M-2                 Class T2-M-2 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M3                               Class T2-M-3                 Class T2-M-3 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M4                               Class T2-M-4                 Class T2-M-4 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M5                               Class T2-M-5                 Class T2-M-5 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M6                               Class T2-M-6                 Class T2-M-6 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M7                               Class T2-M-7                 Class T2-M-7 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2M8                               Class T2-M-8                 Class T2-M-8 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2B1                               Class T2-B-1                 Class T2-B-1 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                  LRII-T2B2                               Class T2-B-2                 Class T2-B-2 Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                     N/A                                    Class CE                     Class CE Certificates
---------------------------------------------- ----------------------------------- -----------------------------------
                   LRII-P                                   Class P                       Class P Certificates
---------------------------------------------- ----------------------------------- -----------------------------------

     Counterparty: Bank of America, National Association.

     Custodian: Initially, the Trustee and thereafter any custodian appointed by the Trustee pursuant to Section 9.12. A Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Master Servicer, any Servicer or the Depositor, or any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Customary Servicing Procedures: With respect to (i) any Servicer, procedures (including collection procedures) that a Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and (ii) the Master Servicer, those master servicing procedures that constitute customary and usual standards of practice of prudent mortgage loan master servicers.

     Cut-off Date: October 1, 2006.

     Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the Cut-off Date, which is $334,399,962.14 for Loan Group 1 and $404,141,969.16 for Loan Group T2.

     Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer of such Mortgage Loan is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

     Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the applicable Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

     Definitive Certificates: As defined in Section 6.02(c)(iii).

     Delinquent: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

     Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

     Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository   Participant:   A  broker,  dealer,  bank  or  other  financial
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Distribution Date and for each Servicer, as defined in the applicable Servicing Agreement.

     Discount Mortgage Loan: Any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is less than 6.250% per annum.

     Distribution Date: The 25th day of each month beginning in November 2006 (or, if such day is not a Business Day, the next Business Day).

     Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

     EDGAR:  The  Commission's  Electronic Data Gathering and Retrieval  System.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee, the Master Servicer and the Securities Administrator), acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Master Servicer or the Securities Administrator.

     ERISA:  The Employee  Retirement  Income  Security Act of 1974, as amended.

     ERISA Restricted Certificates: Any of the Class 1-A-R, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class T2-B-1, Class T2-B-2, Class CE and Class P Certificates and any Certificate that no longer meets the applicable rating requirements of an Underwriter's Exemption.

     Escrow Account: As defined in Section 3.08.

     Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     Events of Default: As defined in Section 8.01.

     Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the applicable Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and
(y) the Overcollateralization Deficiency for such Distribution Date.

     FDIC: The Federal Deposit Insurance Corporation,  or any successor thereto.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of some or all of the Certificates will be made pursuant to Section 10.01.

     Financial Market Service: Bloomberg LP, Intex Solutions, Inc. and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

     FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

     Fitch: Fitch Ratings, or any successor thereto.

     Form  8-K   Disclosure   Information:   As  defined  in  Section   3.22(d).

     Fractional Interest: As defined in Section 5.02(d).

     Group 1 Mortgage  Loan:  Each  Mortgage  Loan listed on Exhibit D-1 hereto.

     Group T2 Mortgage Loans:  Each Mortgage Loan listed on Exhibit D-T2 hereto.

     Group T2 Optional Termination Date: The first Distribution Date on which all of the Group T2 Mortgage Loans and all related REO Property remaining in the Trust Estate may be purchased pursuant to Section 10.01.

     Holder: A Certificateholder.

     Indenture: An indenture relating to the issuance of net interest margin notes secured entirely or in part by all or a portion of the Class CE or Class P Certificates, which may or may not be guaranteed by the NIMS Insurer.

     Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicers or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. When used with respect to any accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X.

     Initial Balance: As set forth in the Preliminary Statement.

     Initial Class Certificate Balance: As to each Class of Certificates (other than the Class CE Certificates), the Class Certificate Balance set forth in the Preliminary Statement.

     Initial Notional Amount: As to each Class of Interest Only Certificates, the Notional Amount set forth in the Preliminary Statement.

     Initial Overcollateralization Amount: $1,411,869.16.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any Primary Mortgage Insurance Policy or any other insurance policy (including any policy covering any Mortgage Loan or Mortgaged Property, including without limitation, any hazard insurance policy required pursuant to
Section 3.12, any title insurance policy described in Section 2.01 and any Federal Housing Administration insurance policies and Department of Veterans Affairs insurance policies), including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Accrual Period: As to any Distribution Date and each Class of interest-bearing Shifting Interest Certificates (other than the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates) and interest-bearing Overcollateralized Certificates (other than the Class CE and Class T2-A-2 Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class T2-A-2 Certificates, the period from and including the Distribution Date in the prior month (or, in the case of the first period, (i) October 25, 2006 for the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates and
(ii) the Closing Date for the Class T2-A-2 Certificates) to but not including the then current Distribution Date. The Class CE Certificates have no Interest Accrual Period.

     Interest  Carry  Forward  Amount:  For  any  Class  of   Overcollateralized
Certificates (other than the Class CE and Class P Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Overcollateralized Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such Class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carry Forward Amount referred to in clause (b) at the applicable Pass-Through Rate for the related Interest Accrual Period.

     Interest Distribution Amount: For any Distribution Date and each Class of Shifting Interest Certificates, the sum of (i) Shifting Interest Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

     Interest Only Certificates:  The Class 1-A-3 and Class 30-IO  Certificates.

     Interest Percentage: With respect to any Class of Offered Overcollateralized Certificates or Class T2-B Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Overcollateralized Accrued Certificate Interest for such Class to the sum of the Overcollateralized Accrued Certificate Interest for all Classes of Offered Overcollateralized Certificates and Class T2-B Certificates, in each case with respect to such Distribution Date, without regard to Relief Act Reductions.

     Interest Rate: As set forth in the Preliminary Statement.

     Interest Remittance Amount: As of any Distribution Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Group T2 Mortgage Loans received by the Servicers on or prior to the Determination Date for such Distribution Date (less the Servicing Fees for the Group T2 Mortgage Loans, certain amounts available for reimbursement of Advances with respect to the Group T2 Mortgage Loans and certain other reimbursable expenses and indemnities pursuant to this Agreement and the Servicing Agreements), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Group T2 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, Substitution Adjustment Amount, Repurchase Price, Insurance Proceeds or Liquidation Proceeds relating to interest with respect to the Group T2
Mortgage Loans received during the related Prepayment Period, (iv) any Reimbursement Amounts received with respect to the Group T2 Mortgage Loans during the related Prepayment Period and (v) on the Distribution Date on which the Group T2 Mortgage Loans and related REO Property are purchased in accordance with Section 10.01 hereof, that portion of the purchase price therefor in respect of interest.

     LIBOR Business Day: Any day on which banks in London, England and New York City are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: Any of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class T2-A-2 Certificates.

     LIBOR Determination Date: With respect to each class of Certificates whose Pass-Through Rate or Certificate Interest Rate is based on One-Month LIBOR, for each Distribution Date beginning with the second Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the related Prepayment Period and as to which the applicable Servicer has certified (in accordance with the applicable Servicing Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged
Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

     Loan Group: Any of Loan Group 1 or Loan Group T2.

     Loan Group 1: The Group 1 Mortgage Loans.

     Loan Group T2: The Group T2 Mortgage Loans.

     Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Losses: As defined in Section 5.11.

     Lower-Tier II Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

     Lower-Tier II Corresponding Marker Interests: The Class LRII-T2A1 Interest, Class LRII-T2A2 Interest, Class LRII-T2A3 Interest, Class LRII-T2A4 Interest,
Class LRII-T2A5 Interest,  Class LRII-T2A6  Interest,  Class LRII-T2A7 Interest,
Class LRII-T2A8 Interest,  Class LRII-T2AA  Interest,  Class LRII-T2AB Interest,
Class LRII-T2M1 Interest,  Class LRII-T2M2  Interest,  Class LRII-T2M3 Interest,
Class LRII-T2M4 Interest, Class LRII-T2M5 Interest, Class LRII-T2M6 Interest, Class LRII-T2M7 Interest, Class LRII-T2M8 Interest, Class LRII-T2B1 Interest and Class LRII-T2B2 Interest.

     Lower-Tier II REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group T2 Mortgage Loans, such amounts as shall be held in the Lower-Tier II Certificate Sub-Account, the insurance policies, if any, relating to a Group T2 Mortgage Loan and property which secured a Group T2
Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure. The Lower-Tier II REMIC will not include the Cap Carryover Amounts, the Cap Carryover Reserve Account, the Overcollateralized Yield Maintenance Agreement or the Overcollateralized Reserve Fund.

     Lower-Tier II REMIC Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated Lower-Tier II REMIC Pass-Through Rate for the Class LRII-AA Interest minus the Marker Rate, divided by (b) 12.

     Lower-Tier II REMIC Overcollateralization Target Amount: 1.00% of the Targeted Overcollateralization Amount.

     Lower-Tier II REMIC Overcollateralized Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Balances of the Uncertificated Lower-Tier II Regular Interests minus (ii) the aggregate of the Uncertificated Balances of the Lower-Tier II Corresponding Marker Interests and the Class LRII-P Interest, in each case as of such date of determination.

     Lower-Tier II REMIC Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of the Lower-Tier II Corresponding Marker Interests, and the denominator of which is the aggregate of the Uncertificated Balances of the Lower-Tier II Corresponding Marker Interests and the Class LRII-ZZ Interest.

     Marker Rate: With respect to the Class CE Upper-Tier II Regular Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated Lower-Tier II REMIC Pass-Through Rates for the Lower-Tier II Corresponding Marker Interests and the Class LRII-ZZ Interest, (i) with the rate on each such Uncertificated Lower-Tier II Regular Interest (other than the Class LRII-ZZ Interest) subject to a cap equal to the lesser of (a) the Base Rate of its Corresponding Upper-Tier II Regular Interest and (b) the Pool Cap for the purposes of this calculation and (ii) with the rate on the Class LRII-ZZ Interest subject to a cap of zero for the purpose of this calculation;

provided, however, that for this purpose, calculations of the Uncertificated Lower-Tier II REMIC Pass-Through Rate and the related caps with respect to the Class LRII-T2A2 Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

     Master Servicer: Wells Fargo Bank, N.A., and any successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

     Master Servicer Custodial Account: The Eligible Account created and maintained by the Master Servicer pursuant to Section 3.09(c) in the name of the Master Servicer for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7."

     Master  Servicer   Custodial   Account   Reinvestment   Income:   For  each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Master Servicer Custodial Account.

     Master Servicer's Certificate: The monthly report required by Section 4.01.

     Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator and the Trustee by the Master Servicer, as such list may from time to time be amended.

     Master Servicing Transfer Costs: All reasonable costs and expenses (including attorney's fees) incurred by the Trustee or a successor master servicer in connection with the transfer of master servicing or servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data or servicing data and the completion, correction or manipulation of such master servicing data or servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or servicing data or otherwise to enable the Trustee or a successor master servicer to master service or service, as the case may be, the applicable Mortgage Loans properly and effectively.

     Maximum LRII-ZZ Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (a) accrued interest at the
Uncertificated Lower-Tier II REMIC Pass-Through Rate applicable to the Class LRII-ZZ Interest for such Distribution Date on a balance equal to the Uncertificated Balance of the Class LRII-ZZ Interest minus the Lower-Tier II REMIC Overcollateralized Amount, in each case for such Distribution Date, over
(b) Uncertificated Accrued Interest on the Lower-Tier II Corresponding Marker Interests, each subject to a cap equal to the lesser of (i) Base Rate of the related Corresponding Overcollateralized Class for the purpose of this calculation and (ii) the Pool Cap; provided, however, that for this purpose, calculations of the Uncertificated Lower-Tier II REMIC Pass-Through Rate and the related caps with respect to Uncertificated Accrued Interest on the Class LRII-T2A2 Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

     MERS: As defined in Section 2.01(b)(iii).

     Mezzanine Certificates: The Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7 and Class T2-M-8 Certificates, each of which represents (i) the corresponding Upper-Tier II Regular Interest for purposes of the REMIC Provisions and (ii) the right to receive the related Cap Carryover Amounts.

     Monthly Covered Amount: As defined in the Mortgage Loan Purchase Agreement.

     Monthly Excess Cashflow Amount: For any Distribution Date, the sum of the Monthly Excess Interest Amount for such Distribution Date, the Overcollateralization Release Amount for such Distribution Date and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Overcollateralized Certificates and Class T2-B Certificates on such Distribution Date.

     Monthly Excess Interest Amount: With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amounts for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Overcollateralized Certificates pursuant to Section 5.03(a) priorities first through twelfth.

     Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affect the amount of the monthly payment due on such Mortgage Loan.

     Monthly Statement: As defined in Section 5.05(b).

     Moody's: Moody's Investors Service, Inc. or any successor thereto.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated October 30, 2006, between BANA, as seller, and the Depositor, as purchaser.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-T2 setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) a code indicating the initial Servicer; (xvi) the Appraised Value; (xvii) the closing date of the Mortgage Loan; (xviii) a code indicating whether the Mortgage Loan has a Prepayment Charge; and (xix) the Servicing Fee Rate. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

     Mortgage  Note:   The  originally   executed  note  or  other  evidence  of
indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

     Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Cooperative Stock or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the calendar month preceding the month of such Distribution Date reduced by the applicable Servicing Fee Rate for such Mortgage Loan.

     NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE or Class P Certificates.

     Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is 6.250%. As to any Group 1 Mortgage Loan that is not a Discount Mortgage Loan, 100%.

     Non-PO Principal Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Group 1 Mortgage Loan on the related Due Date (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement), (b) the Stated Principal Balance, as of the date of repurchase, of (i) each Group 1 Mortgage Loan that was repurchased by a Servicer pursuant to the applicable Servicing Agreement as of such Distribution Date, (ii) each Group 1 Mortgage Loan repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or a Purchase Obligation as of such Distribution Date, (iii) each Group 1 Mortgage Loan repurchased by the Depositor pursuant to Section 2.04 or (iv) each Group 1 Mortgage Loan purchased by the Master Servicer pursuant to Section 10.01, (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Defective Mortgage Loan in Loan Group 1 received during the related Prepayment Period, (d) any Liquidation Proceeds other than amounts to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement allocable to recoveries of principal of Group 1 Mortgage Loans that are not yet Liquidated Mortgage Loans received by a Servicer during the related Prepayment Period, (e) with respect to each Group 1 Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a Servicer with respect to such Group 1 Mortgage Loan during such period and (f) with respect to each Group 1 Mortgage Loan, all Principal Prepayments other than Payahead Amounts on the Group 1 Mortgage Loans received by a Servicer during the related Prepayment Period; and (ii) the Non-PO Recovery for such Distribution Date.

     Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received with respect to Loan Group 1 during the related Prepayment Period less the PO Recovery for such Distribution Date.

     Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls related to Loan Group 1 exceeds the aggregate Compensating Interest for Loan Group 1 for such Distribution Date.

     Non-U.S. Person: A Person other than a U.S. Person.

     Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the applicable Servicer will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or other recoveries in respect of the related Mortgage Loan.

     Notional Amount: With respect to the Class 1-A-3 Certificates and the Class 1-A-3 Interests and any date of determination, the Class 1-A-3 Notional Amount. With respect to the Class 30-IO Certificates, the Class 30-IO Interests, the Class 1-LIO Interest and the Class MRI-IO Interest and any date of determination, the Class 30-IO Notional Amount. With respect to the Class CE Upper-Tier II Interest and any date of determination, a notional amount equal to the then aggregate Uncertificated Balances of the Uncertificated Lower-Tier II Interests other than the Class LRII-P Interest.

     NYCEMA: A New York  Consolidation,  Extension and  Modification  Agreement.

     Offered Certificates: The Senior, Class 1-B-1, Class 1-B-2, Class 1-B-3 and Mezzanine Certificates.

     Offered Overcollateralized Certificates: The Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A, Class T2-A-B, Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7 and Class T2-M-8 Certificates.

     Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee or the Securities Administrator, as required in this Agreement.

     One-Month LIBOR: As to any Distribution Date, the arithmetic mean of London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Securities Administrator in accordance with Section 5.10.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to the qualification of any REMIC created hereunder as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

     Original Fractional Interest: With respect to each of the following Classes of Class 1-B Certificates, the corresponding percentage described below, as of the Closing Date:

               Class 1-B-1                  1.36%
               Class 1-B-2                  0.80%
               Class 1-B-3                  0.50%
               Class 1-B-4                  0.30%
               Class 1-B-5                  0.15%
               Class 1-B-6                  0.00%

     Original Class 1-B Certificate Balance: $12,540,662.00.

     OTS: The Office of Thrift Supervision.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02 or 2.04.

     Overcollateralization Amount: As of any Distribution Date, the excess, if any, of (x) the aggregate Stated Principal Balance of the Group T2 Mortgage

                                      -38

Loans as of the last day of the related Collection Period over (y) the aggregate Class Certificate Balance of all Classes of Overcollateralized Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Class Certificate Balance of a Class of Overcollateralized Certificates as a result of Recoveries related to the Group T2 Mortgage Loans).

     Overcollateralization Deficiency: As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Overcollateralized Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     Overcollateralization Release Amount: With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such
Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Overcollateralized Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     Overcollateralized Accrued Certificate Interest: For any Distribution Date and each Class of Overcollateralized Certificates, one month's interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the applicable Class Certificate Balance minus such Class' Interest Percentage of Relief Act Reductions related to any Group T2 Mortgage Loan for such Distribution Date.

     Overcollateralized Certificates: The Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A, Class T2-A-B, Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1, Class T2-B-2, Class CE and Class P Certificates.

     Overcollateralized Reserve Fund: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(j) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Holders of the Overcollateralized Certificates and designated
"Overcollateralized Reserve Fund, Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7." Amounts on deposit in the Overcollateralized Reserve Fund shall not be invested. The Overcollateralized Reserve Fund shall not be an asset of any REMIC formed under this Agreement.

     Overcollateralized Senior Principal Distribution Amount: As of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates immediately prior to such Distribution Date over (b) the lesser of
(x) the product of (1) 86.80% and (2) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (y) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (1) 0.35% and (2) the Cut-off Date Pool Principal Balance of Loan Group T2.

     Overcollateralized Yield Maintenance Agreement: The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Counterparty, which will be for the benefit of the Overcollateralized Certificates, substantially in the form attached hereto as Exhibit U. The Overcollateralized Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

     Overcollateralized Yield Maintenance Agreement Payment: For any Distribution Date prior to and including the Distribution Date in December 2008, the amount, if any, required to be paid by the Counterparty to the Securities Administrator under the Overcollateralized Yield Maintenance Agreement.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     PAC Certificates: The Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates.

     PAC Principal Amount: As to any Distribution Date and the PAC Certificates, the amount, if any, that would reduce the aggregate Class Certificate Balance of the PAC Certificates to the applicable balance shown in the applicable table set forth in Exhibit V with respect to such Distribution Date.

     Pass-Through Rate: With respect to each Distribution Date and any Class of interest-bearing Certificates (other than the Class CE Certificates), the per annum rate set forth or described in the Preliminary Statement. With respect to each Distribution Date and the Uncertificated Shifting Interest Lower-Tier Regular Interests, the Uncertificated Shifting Interest Lower-Tier REMIC Pass-Through Rate. With respect to each Distribution Date and the Uncertificated Shifting Interest Middle-Tier Regular Interests, the Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate. With respect to each Distribution Date and the Uncertificated Lower-Tier II Regular Interests, the Uncertificated Lower-Tier II REMIC Pass-Through Rate. With respect to each Distribution Date and the Upper-Tier II Regular Interests (other than the Class CE Upper-Tier II Regular Interest), the Uncertificated Upper-Tier II REMIC Pass-Through Rate.

     With respect to the Class CE Upper-Tier II Regular Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (D) below, and the denominator of which is the aggregate of the Uncertificated Balances of Uncertificated Lower-Tier II Regular Interest LRII-AA, the Lower-Tier II Corresponding Marker Interests, and Uncertificated Lower-Tier II Regular Interest LRII-ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Upper-Tier II Regular Interest, the numerator is equal to the sum of the following components:

               (A) the Uncertificated Lower-Tier II REMIC Pass-Through Rate for the Class LRII-AA Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class LRII-AA Interest;

               (B) the Uncertificated Lower-Tier II REMIC Pass-Through Rate for each Lower-Tier II Corresponding Marker Interest, in each case minus the Marker Rate, applied in each case to an amount equal to the respective Uncertificated Balance of each such Lower-Tier II Corresponding Marker Interest;

               (C) the Uncertificated Lower-Tier II REMIC Pass-Through Rate for the Class LRII-ZZ Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class LRII-ZZ Interest; and

               (D) 100% of the Uncertificated Accrued Interest on the Class LRII-P Interest.

     With respect to the Class CE Certificates and any Distribution Date, the Class CE Certificates shall be entitled to 100% of the amounts distributable to the Class CE Upper-Tier II Regular Interest.

     Paying Agent: As defined in Section 9.13.

     Percentage Interest: As to any Certificate (other than a Class CE Certificate), the percentage obtained by dividing the initial Certificate Balance or initial notional amount of such Certificate by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part. With respect to a Class CE Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Certificate totals 100%.

     Periodic Advance: With respect to each Servicer, shall have the meaning given to term "Monthly Advance" in the applicable Servicing Agreement.

     Permitted Investments: One or more of the following:

          (i) obligations of or guaranteed as to principal and interest by the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's, "F1" by Fitch and "A-1+" by S&P;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's, "F1" by Fitch and "A-1+" by S&P;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's, "F1" by Fitch and "A-1+" by S&P;

          (v) investments in money market funds (including funds of the Securities Administrator or its affiliates, or funds for which an affiliate of the Securities Administrator acts as advisor, as well as funds for which the Securities Administrator and its affiliates may receive compensation) rated "Aaa" by Moody's, "AAA" by Fitch (if rated by Fitch) and "AAAm G" by S&P or otherwise approved in writing by each Rating Agency; and

          (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Master Servicer or Securities Administrator, as the case may be, will not affect the qualification of any REMIC created under this Agreement as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

     Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by the Depositor based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Certificates: The Class 1-A-R, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class CE and Class P Certificates.

     Plan: As defined in Section 6.02(e).

     PO Deferred Amount: As to any Distribution Date and the Class 30-PO Certificates, the sum of the amounts by which the Class Certificate Balance of the Class 30-PO Certificates will be reduced on such Distribution Date or has been reduced on prior Distribution Dates as a result of Section 5.03(b) less the sum of (a) the PO Recoveries for prior Distribution Dates and (b) the amounts distributed to the Class 30-PO Certificates pursuant to Section 5.02(a)(iii) on prior Distribution Dates.

     PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Group 1 Mortgage Loan that is not a Discount Mortgage Loan, 0%.

     PO Principal Amount: As to any Distribution Date, the sum of (i) the PO Percentage of (a) the principal portion of each Monthly Payment (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) due on each Group 1 Mortgage Loan on the related Due Date; (b) the Stated Principal Balance, as of the date of repurchase, of (i) each Group 1 Mortgage Loan that was repurchased by a Servicer pursuant to the applicable Servicing Agreement as of such Distribution Date, (ii) each Group 1 Mortgage Loan repurchased by the
Sponsor pursuant to the Mortgage Loan Purchase Agreement or a Purchase Obligation as of such Distribution Date, (iii) each Group 1 Mortgage Loan repurchased by the Depositor pursuant to Section 2.04, or (iv) each Group 1 Mortgage Loan purchased by the Master Servicer pursuant to Section 10.01; (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with any Defective Mortgage Loan in Loan Group 1 received with respect to such Distribution Date; (d) any Liquidation Proceeds allocable to recoveries of principal of Group 1 Mortgage Loans that are not yet Liquidated Mortgage Loans received by a Servicer during the related Prepayment Period; (e) with respect to each Group 1 Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a Servicer with respect to such Group 1 Mortgage Loan during such period; and (f) all Principal Prepayments other than Payahead Amounts on the Group 1 Mortgage Loans received by a Servicer during the related Prepayment Period; and (ii) the PO Recovery for such Distribution Date.

     PO Recovery: As to any Distribution Date, the lesser of (a) the PO Deferred Amount for the Class 30-PO Certificates for such Distribution Date and (b) an amount equal to the sum, as to each Group 1 Mortgage Loan as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of (x) the PO Percentage with respect to such Group 1 Mortgage Loan and (y) the amount of the Recovery with respect to such Group 1 Mortgage Loan received during the related Prepayment Period.

     Pool Cap: For any Distribution Date and the Overcollateralized Certificates, a per annum rate (subject to adjustment, in the case of the Class T2-A-2 Certificates, based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage
Interest Rates for the Group T2 Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Group T2 Mortgage Loans as of the first day of the related Collection Period.

     Pool Distribution Amount: As to any Distribution Date, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Group 1 Mortgage Loan (net of the related Servicing Fees) and the principal portion of any Monthly Payment on a Group 1 Mortgage Loan due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances made by a Servicer (or the Master Servicer or the Trustee, as applicable) in respect of Loan Group 1 and payments of Compensating Interest allocable to Loan Group 1 made by the applicable Servicer in respect of Loan Group 1 and such Distribution Date deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(vi); (ii) all Liquidation Proceeds (other than Excess Proceeds) received on the Group 1 Mortgage Loans during the related Prepayment Period and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(iii); (iii) all Principal Prepayments received on the Group 1 Mortgage Loans during the related Prepayment Period and including any Prepayment Charges (other than any Prepayment Charges collected by Wells Fargo) received with respect to such Principal Prepayments and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(i) during such period; (iv) in connection with any Group 1 Mortgage Loans that are Defective Mortgage Loans, the aggregate of the Purchase Prices and Substitution Adjustment Amounts remitted on the related Remittance Date pursuant to Section 3.09(d)(vii); (v) any other amounts in the Master Servicer Custodial Account deposited therein pursuant to Section 3.09(d)(iv), (v), (viii), (x), and (xi) in respect of such Distribution Date and such Loan Group; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02; and (vii) any Non-PO Recovery with respect to such Distribution Date over (b) any amounts permitted to be withdrawn from the Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section
3.11 in respect of Loan Group 1.

     Pool Principal Balance: As to any Distribution Date and any Loan Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

     Pool Principal Balance (Non-PO Portion): As to any Distribution Date, the sum of the product, for each Group 1 Mortgage, of (a) the Non-PO Percentage of such Group 1 Mortgage Loan multiplied by (b) the Stated Principal Balance of such Group 1 Mortgage Loan that was an Outstanding Mortgage Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

     Premium Mortgage Loan: Any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is greater than or equal to 6.250%.

     Prepayment Charges: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by a Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Estate, the Prepayment Charges so held being identified in the related Mortgage Loan Schedule.

     Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the related Prepayment Period, the amount, if any, by which one month's interest at the related Net Mortgage Interest Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or Freddie Mac.

     Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

     Principal  Only  Certificates:   Any  Class  of  Certificates  entitled  to
distributions of principal, but to no distributions of interest. The Class 30-PO Certificates are the only Principal Only Certificates.

     Principal Prepayment: With respect to each Mortgage Loan, any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

     Principal Remittance Amount: With respect to any Distribution Date and the Group T2 Mortgage Loans, to the extent of funds available therefor, the amount equal to the sum (less amounts available for reimbursement to the Servicers for Advances and expenses pursuant to the applicable Servicing Agreement and amounts reimbursable or payable to the Master Servicer, Securities Administrator and Trustee pursuant to this Agreement) of: (i) each payment of principal on a Group T2 Mortgage Loan due during the related Collection Period and received by the Servicers on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all Principal Prepayments received by the applicable Servicer during the related Prepayment Period, (iii) Insurance Proceeds, Liquidation Proceeds and Recoveries allocable to principal actually collected by the applicable Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased during the related Prepayment Period, the portion of the Repurchase Price allocable to principal, (v) any Substitution Adjustment Amounts paid during the related Prepayment Period and (vi) on the Distribution Date on which the Group T2 Mortgage Loans and related REO Property are purchased in accordance with Section 10.01 hereof, that portion of the purchase price therefor in respect of principal.

     Priority Amount: For any Distribution Date the lesser of (i) the aggregate Class Certificate Balance of the Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates for such Distribution Date and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Overcollateralized Senior Principal Distribution Amount.

     Priority Percentage: For any Distribution Date (i) the aggregate Class Certificate Balance of the Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates for such Distribution Date divided by (ii) the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates.

     Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class T2-B-1, Class T2-B-2, Class CE and Class P Certificates.

     Pro Rata Share: As to any Distribution Date and any Class of Class 1-B Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the sum of (i) the product of the amounts determined in accordance with clause (i) of the Subordinate Principal Distribution Amount and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Class 1-B Certificates and (ii) if such class is not a Restricted Class, the product of the amounts determined in accordance with clause (ii) of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Class 1-B Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0% with respect to clause (ii) hereof.

     Purchase Obligation: An obligation of the Sponsor or the Depositor to purchase Mortgage Loans under the circumstances and in the manner provided in
Section 2.02 or 2.04.

     Purchase Price: With respect to each Mortgage Loan that was a Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the applicable Servicer Custodial Account for distribution in the month of repurchase and (y) if the Person repurchasing such Mortgage Loan is servicing such Mortgage Loan under the related Servicing Agreement, the Servicing Fee for such Mortgage Loan.

     Rating Agency: Each of S&P, Moody's and Fitch. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

     Realized Loss Amortization Amount: As to each Class of Senior Overcollateralized Certificates, Mezzanine Certificates and Class T2-B Certificates and any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for such Class and (y) the remaining Monthly Excess Cashflow Amount available after distribution in respect of any Interest Carryforward Amount for such Class pursuant to Section 5.03(c).

     Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

     Record Date: With respect to the Shifting Interest Certificates, the Class CE Certificates and the Class P Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Offered Overcollateralized Certificates and Class T2-B Certificates, the Business Day immediately preceding each Distribution Date; provided, however, if Definitive Certificates are issued for any of such Certificates, the Record Date for such Certificates will be the last Business Day of the month preceding such Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Reimbursement Amount: As defined in Section 2.02.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit N attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Custodian or any Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

     Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the related Collection Period as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for such Collection Period is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the related Collection Period.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

     REMIC   Certificate   Maturity   Date:   As  set  forth  in  Section  2.07.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     Remittance Date: The 18th day of each month beginning in November 2006 (or, if such day is not a Business Day, the preceding Business Day).

     REO Disposition Period: As defined in Section 3.15.

     REO Proceeds: Proceeds, net of any related expenses of a Servicer received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property), which are received prior to the final liquidation of such Mortgaged Property.

     REO Property: A Mortgaged Property acquired by a Servicer servicing the related Mortgage Loan on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 3.22(d).

     Reporting Servicer: As defined in Section 3.22(c)(i).

     Request for Release: The Request for Release submitted by a Servicer to the Custodian on behalf of the Trustee, substantially in the form attached hereto as Exhibit E.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

     Reserve   Funds:   Any  of   the   Class   1-A-4   Reserve   Fund   or  the
Overcollateralized Reserve Fund.

     Reserve  Interest  Rate: As defined in Section 5.10.

     Residual Certificate: The Class 1-A-R Certificate.

     Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer of the Corporate Trust Department of the Trustee or the Securities Administrator, as applicable, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

     Restricted Classes: As defined in Section 5.02(d).

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     Sarbanes-Oxley Certification: As defined in Section 3.22(e).

     Securities    Administrator:    Wells   Fargo   Bank,    N.A.,    and   its
successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

     Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

     Senior Applied Realized Loss Amount: With respect to each Distribution Date after the aggregate Class Certificate Balance of the Mezzanine Certificates and the Class T2-B Certificates has been reduced to zero and any Class of Senior Overcollateralized Certificates, the product of (i) the excess, if any, of the aggregate of (a) the Class Certificate Balances of the Senior Overcollateralized Certificates (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in any Class Certificate Balance as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of last day of the related Collection Period and (ii) a fraction, the numerator of which is the Class Certificate Balance of such Class of Senior Overcollateralized Certificates and the denominator of which is the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates.

     Senior Certificates: The Class 1-A-R, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 30-IO, Class 30-PO, Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates.

     Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Class 1-B Certificates has been reduced to zero.

     Senior Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Mezzanine Certificates and Class T2-B Certificates before taking into account distributions on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period.

     Senior Non-PO Shifting Interest Certificates: The Senior Shifting Interest Certificates other than the Class 30-PO Certificates.

     Senior Overcollateralized Certificates: The Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates.

     Senior Percentage: With respect to any Distribution Date, the percentage, carried to six places rounded up, obtained by dividing (i) the aggregate Class Certificate Balance of the Senior Non-PO Shifting Interest Certificates immediately prior to such Distribution Date by (ii) the Pool Principal Balance (Non-PO Portion) for such Distribution Date.

     Senior Prepayment Percentage: For any Distribution Date during the five (5) years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first (1st) year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date;

for any Distribution Date in the second (2nd) year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third (3rd) year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth (4th) year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth (5th) or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates, the Senior Percentage exceeds the Senior Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

     Senior Shifting Interest Certificates: The Class 1-A-R, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 30-IO and Class 30-PO Certificates.

     Senior   Specified   Enhancement   Percentage:   For  any   date,   13.20%.

     Senior Step Down Conditions: As of any Distribution Date and as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Group 1 Mortgage Loans (including, for this purpose, any Group 1 Mortgage Loans in foreclosure, any REO Property and any such Group 1 Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing
Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Class 1-B Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Group 1 Mortgage Loans as of the applicable
Distribution Date do not exceed the percentages of the related Original Class 1-B Certificate Balance set forth below:

                                                         Percentage of
                                                        Original Class 1-B
Distribution Date Occurring                            Certificate Balance
-----------------------------------------         ----------------------------
-----------------------------------------         ----------------------------
November 2011 through October 2012                            30%
November 2009 through October 2013                            35%
November 2014 through October 2014                            40%
November 2015 through October 2015                            45%
November 2015 and thereafter                                  50%

     Servicer: Any of BANA, SunTrust and Wells Fargo, each in their capacity as a servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

     Servicer Custodial Accounts: The separate accounts created and maintained by each of the Servicers pursuant to the applicable Servicing Agreement.

     Servicing Advance: With respect to each Servicer, shall have the meaning given to the term "Servicing Advances" in the applicable Servicing Agreement.

     Servicing  Agreements:  Any of the BANA Servicing  Agreement,  the SunTrust
Servicing   Agreement  and  the  Wells  Fargo  Servicing Agreement.

     Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time ------------------- to time

     Servicing Fee: With respect to each Servicer, as defined in the applicable Servicing Agreement.

     Servicing Fee Rate: With respect to each Mortgage Loan, as set forth on the applicable Mortgage Loan Schedule.

     Servicing File: With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

     Servicing Function Participant: Any Subcontractor utilized by the Master Servicer, the Securities Administrator or the Custodian that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

     Servicing Officer: With respect to each Servicer, as defined in the related Servicing Agreement.

     Servicing Transfer Costs: All reasonable costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively).

     Shift Percentage: For any Distribution Date will be the percentage indicated below:

     Distribution Date Occurring In                                  Percentage
     ------------------------------                                  ----------
     November 2006 through October 2009                                0%
     November 2009 through October 2011                                45%
     November 2011 through October 2012                                80%
     November 2012 through October 2013                                100%
     November 2013 and thereafter                                      300%

     Shifting Interest Accrued Certificate Interest: For any Distribution Date and each Class of interest-bearing Shifting Interest Certificates, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance or Notional Amount.

     Shifting Interest Certificates: The Class 1-A-R, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8,

Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 30-IO, Class 30-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates.

     Shifting Interest Lower-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to
Section 3.09(h).

     Shifting Interest Lower-Tier Distribution Amount: As defined in Section 5.02(a) hereof.

     Shifting Interest Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 1 Mortgage Loans, such amounts as shall be deemed held in the Shifting Interest Lower-Tier Certificate Sub-Account, the insurance policies, if any, relating to a Group 1 Mortgage Loan and property which secured a Group 1 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Shifting Interest Middle-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to
Section 3.09(h).

     Shifting Interest Middle-Tier Distribution Amount: As defined in Section 5.02(a) hereof.

     Shifting Interest Middle-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Shifting Interest Lower-Tier Regular Interests and such amounts as shall be deemed held in the Shifting Interest Middle-Tier Certificate Sub-Account.

     Shifting Interest Senior Principal Distribution Amount: As to any Distribution Date, the sum of (a) the Senior Percentage of the Non-PO Percentage of the amounts described in clauses (i)(a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (b) the Senior Prepayment Percentage of (1) the Non-PO Percentage of the amounts described in clauses (i)(e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date.

     Shifting Interest Upper-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to
Section 3.09(h).

     Shifting Interest Upper-Tier Interests:  The REMIC regular interests in the
Shifting  Interest   Upper-Tier  REMIC  as  set  forth  and  designated  in  the
Preliminary Statement.

     Shifting Interest Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Shifting Interest Middle-Tier Interests and such amounts as shall be deemed held in the Shifting Interest Upper-Tier Certificate Sub-Account.

     Similar Law: As defined in Section 6.02(e).

     Sponsor:  Bank  of  America,  National  Association,   a  national  banking
association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

     Stepdown Date: The earlier to occur of (i) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Overcollateralized Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in November 2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Securities Administrator or the Custodian.

     Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

     Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (a) the Subordinate Percentage of the Non-PO Percentage of the amounts described in clauses (i)(a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (b) the Subordinate Prepayment Percentage of the Non-PO Percentage of the amounts described in clauses (i)(e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date.

     Subordinated Applied Realized Loss Amount: With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Class Certificate Balances of the Overcollateralized Certificates (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and any increase in the Class Certificate Balance of a Class of Overcollateralized Certificates as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period.

     Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than, and not more than 2% greater than that of the Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage Loan; (iv) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (v) have a credit score not less than that of the Defective Mortgage Loan; (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan;

(vii) have a remaining  term to maturity not greater than (and not more than one
(1) year less than) that of the Defective Mortgage Loan; (viii) have the same lien priority as the Defective Mortgage Loan; and (ix) comply with each Mortgage Loan representation and warranty set forth in the Mortgage Loan Purchase Agreement, the Servicing Agreements and this Agreement. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

     Substitution Adjustment Amount: As defined in Section 2.02.

     SunTrust: SunTrust Mortgage, Inc., in its capacity as servicer under the SunTrust Servicing Agreement.

     SunTrust Servicing Agreement: Collectively, (i) the Flow Sale and Servicing Agreement, dated as of February 1, 2004, by and between BANA (as successor in interest to BAMCC), as purchaser, and SunTrust, as seller, (ii) that certain Amendment No. 1, dated as of June 1, 2004, by and between BANA and SunTrust,
(iii) that certain Master Assignment, Assumption and Recognition Agreement, dated September 1, 2004, by and among BAMCC, SunTrust, BANA and Wachovia Bank, National Association, (iv) that certain Amendment No. 2, dated as of November 1, 2004, by and between BANA and SunTrust, (v) that certain Regulation AB
Compliance Addendum to the Flow Sale and Servicing Agreement, dated as of January 1, 2006, by and between BANA and SunTrust, (vi) that certain Memorandum of Sale, dated as of August 25, 2006, by and between BANA and SunTrust, and
(vii) the Assignment Assumption and Recognition Agreement, dated October 30, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and SunTrust.

     TAC   Certificates:   The  Class  1-A-4  and  Class   1-A-5   Certificates.

     TAC Principal Amount: As to any Distribution Date and the TAC Certificates, the amou nt, if any, that would reduce the aggregate Class Certificate Balance of the TAC Certificates to the applicable balance shown in the applicable table set forth in Exhibit V with respect to such Distribution Date.

     Targeted Overcollateralization Amount: As of any Distribution Date (x) prior to the Stepdown Date, 0.35% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 0.70% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of last day of the related Collection Period and (B) 0.35% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

     Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.07 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

     Telerate Page 3750: The display page currently so designated on the Reuters Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

     Total Covered Amount:  As defined in the Mortgage Loan Purchase  Agreement.

     Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

     Trigger Event: With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 50.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred on the Group T2 Mortgage Loans since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Recoveries related to the Group T2 Mortgage Loans received since the Cut-off Date through the last day of the related Collection Period on the Group T2 Mortgage Loans) divided by the aggregate Cut-off Date Pool Principal Balance for Loan Group T2 exceeds the applicable percentages set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                         Percentage
   ------------------------------                         ----------
November 2008 through October 2009         0.20% for the first month, plus an additional 1/12th of 0.30%
                                           for each month thereafter
November 2009 through October 2010         0.50% for the first month, plus an additional 1/12th of 0.35%
                                           for each month thereafter
November 2010 through October 2011         0.85% for the first month, plus an additional 1/12th of 0.35%
                                           for each month thereafter
November 2011 through October 2012         1.20% for the first month, plus an additional 1/12th of 0.25%
                                           for each month thereafter
November 2012 and thereafter               1.45%

     Trust: The trust created by this Agreement, which shall be named the "Banc of America Funding 2006-7 Trust." -----

     Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which five REMIC elections are to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof,
(iv) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan, (v) the Depositor's rights under the Servicing Agreements and the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (vi) the Servicer Custodial Accounts, the Master Servicer Custodial Account, the Cap Carryover Reserve Account, the Certificate Account and the Reserve Funds and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. The Buy-Down Account shall not be part of the Trust Estate.

     Trustee: U.S. Bank National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

     Uncertificated Accrued Interest: With respect to each Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest (other than the Class CE Upper-Tier II Regular Interest) on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Lower-Tier II REMIC Pass-Through Rate or Uncertificated Upper-Tier II REMIC Pass-Through Rate on the Uncertificated Balance of such Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest. With respect to the Class CE Upper-Tier II Regular Interest on each Distribution Date, an amount equal to one month's interest at its Pass-Through Rate on its Notional Amount. In the case of each Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest, Uncertificated Accrued Interest will be reduced by any Relief Act Reductions (allocated to such Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest based on their respective entitlements to interest irrespective of any Relief Act Reductions for such Distribution Date).

     With respect to each Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Pass-Through Rate on the Uncertificated Balance of such Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier Regular Interest. With respect to each Shifting Interest Upper-Tier Regular Interest on each Distribution Date, an amount equal to one month's interest at the Pass-Through Rate on the related Class Certificate Balance or Notional Amount. In the case of each Uncertificated Shifting Interest Lower-Tier Regular Interest, Uncertificated Shifting Interest Middle-Tier Regular Interest or Shifting Interest Upper-Tier Regular Interest, Uncertificated Accrued Interest will be reduced by any Non-Supported Interest Shortfalls and any Relief Act Reductions, allocated to such Uncertificated Shifting Interest Lower-Tier Regular Interest, Uncertificated Shifting Interest Middle-Tier Regular Interest or Shifting Interest Upper-Tier Regular Interest based on their respective entitlements to interest irrespective of any Non-Supported Interest Shortfalls or Relief Act Reductions for such Distribution Date.

     Uncertificated Balance: The amount of any Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest shall be reduced by all distributions of principal made on such Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest on such Distribution Date pursuant to Section 5.03 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04. The Uncertificated Balance of the Class LRII-ZZ Interest shall be increased by interest deferrals as provided in Section
5.03. The Uncertificated Balance of each Uncertificated Lower-Tier II Regular Interest or Uncertificated Upper-Tier II Regular Interest shall never be less than zero.

     With respect to each Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier Regular Interest, the amount of such Uncertificated Shifting Interest Lower-Tier Regular Interest or

Uncertificated Shifting Interest Middle-Tier Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier Regular Interest shall be reduced by all distributions of principal made on such Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier
Regular Interest on such Distribution Date pursuant to Section 5.02 or reductions of its Notional Amount and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized
Losses as provided in Section 5.04. The Uncertificated Balance of each Uncertificated Shifting Interest Lower-Tier Regular Interest or Uncertificated Shifting Interest Middle-Tier Regular Interest shall never be less than zero.

     Uncertificated Lower-Tier II Interests: The Uncertificated Lower-Tier II Regular Interests and the II-LR interest, which represents the sole class of residual interest in the Lower-Tier II REMIC.

     Uncertificated Lower-Tier II Regular Interest: A regular interest in the Lower-Tier II REMIC which is held as an asset of the Upper-Tier II REMIC and is entitled to monthly distributions as provided in Section 5.03 hereof.

     Uncertificated Lower-Tier II REMIC Pass-Through Rate: A per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group T2 Mortgage Loans.

     Uncertificated Shifting Interest Lower-Tier Interest: A regular interest in the Shifting Interest Lower-Tier REMIC which is held as an asset of the Shifting Interest Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02 hereof. Any of the Class 1-L Interest, the Class 1-LIO Interest and the Class 1-LPO Interest are Uncertificated Shifting Interest Lower-Tier Interests.

     Uncertificated Shifting Interest Lower-Tier REMIC Pass-Through Rate: As set forth in the Preliminary Statement.

     Uncertificated Shifting Interest Middle-Tier Interests: The Uncertificated Shifting Interest Middle-Tier Regular Interests and the SI-MR interest, which represents the sole class of residual interest in the Shifting Interest Middle-Tier REMIC.

     Uncertificated Shifting Interest Middle-Tier Regular Interest: A regular interest in the Shifting Interest Middle-Tier REMIC which is held as an asset of the Shifting Interest Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02 hereof. Any of the Class MRI-1-A-1 Interest, Class MRI-1-A-R Interest, Class MRI-1-A-2 Interest, Class MRI-1-A-3 Interest, Class MRI-1-A-4 Interest, Class MRI-IO Interest, Class MRI-PO Interest, Class MRI-1-B-1 Interest, Class MRI-1-B-2 Interest, Class MRI-1-B-3 Interest, Class MRI-1-B-4 Interest, Class MRI-1-B-5 and Class MRI-1-B-6 Interest are Uncertificated Shifting Interest Middle-Tier Regular Interests.

     Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate: As set forth in the Preliminary Statement.

     Uncertificated Upper-Tier II REMIC Pass-Through Rate: As set forth in the Preliminary Statement.

     Underwriter's Exemption: An exemption listed in footnote 1 of, and as amended by, Prohibited Transaction Exemption 2002-41, 67 Fed Reg 54487 (August 22, 2002) and any successor exemption.

     Unpaid Realized Loss Amount: For any Class of Senior Overcollateralized Certificates, Mezzanine Certificates or Class T2-B Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such Class,
(b) the cumulative amount of Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Overcollateralized Reserve Fund.

     Upper-Tier II Interests: The Uncertificated Upper-Tier II Regular Interests and the II-UR interest, which represents the sole class of residual interest in the Upper-Tier II REMIC.

     Upper-Tier II Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

     Upper-Tier II Regular Interest: Any of the regular interests in the Upper-Tier II REMIC listed in the Preliminary Statement, the ownership of which is represented, in part, by the Overcollateralized Certificates.

     Upper-Tier II REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier II Interests and such amounts as shall be deemed held in the Upper-Tier II Certificate Sub-Account.

     U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 95% of all Voting Rights shall be allocated to the Holders of the Senior

Certificates (other than the Class 1-A-R, Class 1-A-3 and Class 30-IO Certificates), the Class 1-B Certificates, the Mezzanine Certificates and the Class T2-B Certificates in proportion to the Certificate Balances of their respective Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-3 Certificates, (c) 1% of all Voting Rights shall be allocated to the Holders of the Class 30-IO Certificates, (d) 1% of all Voting Rights shall be allocated to the Holder of the Class 1-A-R Certificate, (e) 1% of all Voting Rights shall be allocated to the Holders of the Class CE Certificates and (f) 1% of all Voting Rights shall be allocated to the Holders of the Class P Certificates.

     Wells Fargo: Wells Fargo Bank, N.A., in its capacity as Servicer under the Wells Fargo Servicing Agreement.

     Wells Fargo Servicing Agreement: Collectively, (i) that certain Servicing Agreement, dated as of July 1, 2006, by and between BANA and Wells Fargo and
(ii) the Assignment, Assumption and Recognition Agreement, dated October 30, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and Wells Fargo.

     Yield Maintenance Agreement: Any of the Class 1-A-4 Yield Maintenance Agreement or the Overcollateralized Yield Maintenance Agreement.

     Yield Maintenance Agreement Payment: Any of a Class 1-A-4 Yield Maintenance Agreement Payment or an Overcollateralized Yield Maintenance Agreement Payment.

     Section 1.02 Interest Calculations.

     All calculations of interest with respect to the Shifting Interest Certificates and the Overcollateralized Certificates (other than the Class T2-A-2 Certificates) will be made on a 360-day year consisting of twelve (12) 30-day months. All calculations of interest with respect to the Class T2-A-2 Certificates will be made on a 360-day year consisting of twelve (12) months, each of which has the actual number of days in such month. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the

Cut-off Date) and the Depositor's rights under the BANA Servicing Agreement and under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Sponsor with respect to the Sponsor's rights under the Servicing Agreements (other than the BANA Servicing Agreement). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor's rights to receive any BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

     (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, or a Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of U.S. Bank National Association, as trustee for holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

          (ii) the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the applicable Servicer (which may be part of a blanket certification) as being a true and correct copy of the Mortgage;

          (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "U.S. Bank National Association, as trustee for the holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-7" (which may be included in a blanket assignment or assignments), together with originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the applicable Servicer (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

          (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

          (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions) on the Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) for each Mortgage Loan secured by Cooperative Stock, the originals of the following documents or instruments:

               (A) The Cooperative Stock Certificate;

               (B) The stock power executed in blank;

               (C) The executed Cooperative Lease;

               (D) The executed Recognition Agreement;

               (E) The executed assignment of Recognition Agreement, if any;

               (F) The executed UCC-1 financing statement with evidence of recording thereon; and

               (G) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item iii), if an Assignment of Mortgage is required to be recorded as set forth below, the Depositor has delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the applicable Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

     If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any, (together with all riders thereto), if applicable, satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if applicable, has not been delivered to any of the related Servicer, the Sponsor or the Depositor, as applicable, by the applicable title insurer, if any, in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one (1) year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered an Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee or a Custodian, on behalf of the Trustee, as the case may be, (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor, or the applicable Servicer to the Trustee or a Custodian on the Trustee's behalf, as the case may be. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

     With respect to each Mortgage Loan, as promptly as practicable subsequent to such transfer and assignment, the Master Servicer shall (except for any

Mortgage which has been recorded in the name of MERS or its designee) enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within the time period required in the applicable Servicing Agreement and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in accordance with the applicable Servicing Agreement.

     No recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities Administrator an unqualified Opinion of Counsel reasonably acceptable to the Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Exhibit J attached hereto sets forth the list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Securities Administrator and the Trustee may rely and shall be protected in relying upon the information contained in such Exhibit J.

     In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or a Custodian on the Trustee's behalf, will cause the applicable
Servicer to remit to the Master Servicer for deposit in the Master Servicer Custodial Account the portion of such payment that is required to be deposited in the such account pursuant to Section 3.09.

     Section 2.02 Acceptance by the Trustee or Custodian of the Mortgage Loans.

     Subject to the provisions of the following paragraph, the Trustee declares that it, or a Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it or a Custodian as its agent, as the case may be, constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause a Custodian to deliver to the Depositor, the Master Servicer and the NIMS Insurer a certification in the form attached hereto as Exhibit K (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, such Person has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

     Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause a Custodian, on behalf of the Trustee, to review, the Mortgage Files in such Person's possession, and shall deliver to the

Depositor, the Master Servicer and the NIMS Insurer a certification in the form attached hereto as Exhibit L (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to
Section 2.01(b). In performing any such review, the Trustee or a Custodian, as the case may be, may conclusively rely on the purported genuineness of any such document and any signature thereon.

     If, in the course of such review, a Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01 or is omitted from such Mortgage File or if the Depositor, the Master Servicer, the Trustee, a Custodian, the NIMS Insurer or the Securities Administrator discovers a breach by a Servicer, the Sponsor or the Depositor of any representation, warranty or covenant under the Servicing Agreements, the Mortgage Loan Purchase Agreement or this Agreement, as the case may be, in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Master Servicer, the Sponsor, such Servicer, the Securities Administrator, the Trustee, the NIMS Insurer and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the applicable Servicer, the Sponsor or the Depositor, as applicable, deliver such missing documentation or cure such defect or breach within 90 days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01 or of such breach. If the Trustee receives written notice that the Depositor, the Sponsor or the applicable Servicer, as the case may be, has not delivered such missing document or cured such defect or breach in all material respects during such period, the Trustee, on behalf of the Trust, shall enforce the applicable Servicer's, the Sponsor's or the Depositor's obligation, as the case may be, under the applicable Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement, as the case may be, and cause the applicable Servicer, the Sponsor or the Depositor, as the case may be, to either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     Notwithstanding any contrary provision of this Agreement, no substitution pursuant to this Section 2.02 shall be made more than 90 days after the Closing Date unless the Depositor delivers to the Securities Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee, the Securities Administrator or the Trust Estate, addressed to the Trustee and the Securities Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on any REMIC created hereunder or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     It is understood that the scope of the Trustee's review (or a Custodian's review on its behalf) of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the applicable Mortgage Loans identified in the related Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor any Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of any representation or warranty of a related Servicer or the Sponsor, the Trustee, on behalf of the Trust, shall enforce the rights of the Trust under the Servicing Agreements, the Mortgage Loan Purchase Agreement and this Agreement for the benefit of the Certificateholders. If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of the representations or warranties with respect to the Mortgage Loans set forth in a Servicing Agreement, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of a representation with respect to a Mortgage Loan set forth in clauses (k) or (o) of paragraph 3 or clauses (f) and (oo) of paragraph 4 of the Mortgage Loan Purchase Agreement that occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to reimbursement by the Sponsor for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but in the case of a breach of a representation set forth in clauses (k) or (o) of paragraph 3 of the Mortgage Loan Purchase Agreement, only to the extent the applicable Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the Servicing Agreements and the payment of any Reimbursement Amount, the obligation of a Servicer, the Sponsor or the Depositor to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against a Servicer, the Sponsor or the Depositor in respect of such omission, defect or breach available to the Trustee on behalf of the Trust and the Certificateholders.

     With respect to the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge or as to which the Sponsor had no knowledge, if it is discovered by the Depositor, the Master Servicer, the NIMS Insurer or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the
Certificateholders in the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     It is understood and agreed that the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee or a Custodian on the Trustee's behalf and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Sponsor set forth in this
Section 2.02 to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase Agreement.

     The representations and warranties of each Servicer with respect to the applicable Mortgage Loans in the related Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in such Servicing Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of a Servicer under the related Servicing Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right, on behalf of the Trust, to enforce the obligations of the applicable Servicer under any applicable representation or warranty made by it. It is hereby acknowledged that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Servicer in the applicable Servicing Agreement, without regard to whether such Servicer fulfills its contractual obligations in respect of such representation or warranty. It is hereby further acknowledged that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

     With respect to each Substitute Mortgage Loan the applicable Servicer, the Sponsor or the Depositor, as the case may be, shall deliver to the Trustee (or a Custodian on behalf of the Trustee), for the benefit of the Certificateholders, the documents and agreements required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor, the Sponsor or a Servicer has substituted a Substitute Mortgage Loan.

     The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the Trustee, the NIMS Insurer and any Custodian. Upon such substitution of a Mortgage Loan by the Depositor, the

Sponsor or a Servicer, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor or the Sponsor, as the case may be, shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 4 of the Mortgage Loan Purchase Agreement and the applicable Servicer shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the mortgage loan representations and warranties made pursuant to the applicable Servicing Agreement. Upon any such substitution and the deposit to the Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt by the Trustee of a Request for Release, the Trustee shall release, or shall direct a Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to applicable Person and shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, without recourse, as shall be necessary to vest title in such Person or its designee to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

     For any month in which the Depositor, the Sponsor or a Servicer substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans substituted by such Person in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in a Loan Group substituted by such Person (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted by such Person to the Master Servicer for deposit to the Master Servicer Custodial Account on or before the 18th day of the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

     The Trustee shall retain or shall cause a Custodian to retain, as applicable, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall cause to be promptly delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Master Servicer's possession from time to time.

     Neither the Trustee nor any Custodian shall be under any duty or obligation
(i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the Trustee or a Custodian on its behalf, as applicable, shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan.

     Section 2.03 Representations, Warranties and Covenants of the Master Servicer.

     The  Master  Servicer  hereby  makes  the  following   representations  and
warranties to the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee, as of the Closing Date:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property securing a Mortgage Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms.

          (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

          (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

          (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Master Servicer, threatened against the Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on the Trustee's behalf and shall inure to the benefit of the Certificateholders.

     Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

     The Depositor hereby represents and warrants to the Trustee and the NIMS Insurer with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

          (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

          (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

          (iii) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

          (iv) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury Regulation section 1.860G-2.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on the Trustee's behalf and shall inure to the benefit of the Certificateholders.

     Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided that a breach of the representation that each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Purchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach relates to the representation that each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Purchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be remitted to the Master Servicer for deposit to the Master Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trust and the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

     Section    2.05     Designation     of    Interests    in    the    REMICs.

     The Depositor hereby designates the Shifting Interest Upper-Tier Interests as "regular interests" and the Class SI-UR Interest as the single class of "residual interest" in the Shifting Interest Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Uncertificated Shifting Interest Middle-Tier Regular Interests as classes of "regular interests" and the Class SI-MR Interest as the single class of "residual interest" in the Shifting Interest Middle-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively, and
(ii) the Uncertificated Shifting Interest Lower-Tier Regular Interests as classes of "regular interests" and the Class SI-LR Interest as the single class of "residual interest" in the Shifting Interest Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

     The Depositor hereby designates the Upper-Tier II Regular Interests as "regular interests" and the Class II-UR Interest as the single class of "residual interest" in the Upper-Tier II REMIC for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Uncertificated Lower-Tier II Regular Interests as classes of "regular interests" and the Class II-LR Interest as the single class of "residual interest" in the Lower-Tier II REMIC for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively.

     Section 2.06 Designation of Start-up Day.

     The Closing Date is hereby designated as the "start-up day" of each of the Shifting Interest Upper-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Shifting Interest Lower-Tier REMIC, the Upper-Tier II REMIC and the Lower-Tier II REMIC within the meaning of Section 860G(a)(9) of the Code.

     Section 2.07 REMIC Certificate Maturity Date.

     Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Shifting Interest Upper-Tier REMIC, the Shifting Interest

Middle-Tier REMIC and the Shifting Interest Lower-Tier REMIC is the Distribution Date immediately following the maturity date for the Group 1 Mortgage Loan with the latest maturity date.

     Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier II REMIC and the Lower-Tier II REMIC is the Distribution Date immediately following the maturity date for the Group T2 Mortgage Loan with the latest maturity date.

     Section 2.08 Execution and Delivery of Certificates.

     The Securities Administrator (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Shifting Interest Lower-Tier Regular Interests on behalf of the Shifting Interest Middle-Tier REMIC and the Shifting Interest Certificateholders and that it holds the Uncertificated Shifting
Interest Middle-Tier Regular Interests on behalf of the Shifting Interest Upper-Tier REMIC and the Shifting Interest Certificateholders, (ii) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier II Regular Interests on behalf of the Upper-Tier II REMIC and the Overcollateralized Certificateholders, and (iii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Uncertificated Shifting Interest Lower-Tier Interests, Uncertificated Shifting Interest Middle-Tier Interests and Uncertificated Lower-Tier II Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Shifting Interest Lower-Tier Interests, the Uncertificated Shifting Interest Middle-Tier Interests and the Uncertificated Lower-Tier II Interests, evidence ownership of the entire Trust Estate. The Securities Administrator acknowledges the obligation of the Class CE Certificates to pay Cap Carryover Amounts and declares that it holds the same on behalf of the Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5, Class T2-A-6, Class T2-A-7, Class T2-A-8, Class T2-A-A, Class T2-A-B, Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1 and Class T2-B-2 Certificates, respectively, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts.

     Section 2.09 Establishment of the Trust.

     The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Banc of America Funding 2006-7 Trust" and does hereby appoint U.S. Bank National Association as Trustee in accordance with the provisions of this Agreement.

     Section 2.10 Purpose and Powers of the Trust.

     The purpose of the common law trust, as created hereunder, is to engage in the following activities:

     (a) to acquire and hold the Mortgage Loans and the other assets of the Trust Estate and the proceeds therefrom;

     (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

     (c) to make payments on the Certificates;

     (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders.

     The trust is hereby authorized to engage in the foregoing activities. Neither the Trustee nor the Securities Administrator shall cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement (or those ancillary thereto) while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

     Section 2.11 Rights of the NIMS Insurer.

     Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payments on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (a) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                  ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

     Section    3.01    Master     Servicing    of    the    Mortgage     Loans.

     For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicers to service and

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administer their  respective  Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with Customary Servicing Procedures. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and the Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's Certificate and any other information and statements required hereunder. The Master Servicer shall
reconcile  the  results  of  its  Mortgage  Loan   monitoring  with  the  actual
remittances of the Servicers to the Master Servicer Custodial Account pursuant to the applicable Servicing Agreements.

     Continuously from the date hereof until the termination of the Trust, the Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

     The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Section 3.02 Monitoring of Servicers.

     (a) The Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trust and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans under the applicable Servicing Agreement or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer (except, in the case of the Wells Fargo Servicing Agreement, the Trustee shall select the successor Servicer); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the Master Servicer and the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer under the related Servicing Agreement and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer (except in the case of the termination of Wells Fargo as a Servicer) or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account; provided that if such servicing transfer costs are ultimately reimbursed by the terminated Servicer, then the Master Servicer or the Trustee, as applicable, shall remit such amounts that are reimbursed by the terminated Servicer to the Master Servicer Custodial Account.

     (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

     (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

     (f) Subject to the conditions set forth in this Section 3.02(f), the Master Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Master Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Master Servicer, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Master Servicer of any Servicing Function Participant, the Master Servicer shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.21 of this Agreement to the same extent as if such Servicing Function Participant were the Master Servicer. The Master Servicer shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.21, in each case as and when required to be delivered.

     Notwithstanding the foregoing, if the Master Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Master Servicer shall be responsible for determining whether such Subcontractor is an Additional Servicer.

     The Master Servicer shall indemnify the Depositor, the Sponsor, the Trustee, the Custodian and the Securities Administrator and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Master Servicer's obligation set forth in the preceding paragraph or the failure of the Master Servicer to perform any of its obligations under this Section 3.02(f), Section 3.20, Section 3.21 or Section 3.22.

     Section   3.03   Fidelity   Bond;    Errors   and   Omissions    Insurance.

     The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master Servicer by express waiver of Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     Section 3.04 Access to Certain Documentation.

     The Master Servicer shall provide, and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement, to the

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
OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the related Servicer. In fulfilling such request for access, the Master Servicer shall not be responsible to determine the sufficiency of any information provided by such Servicer. Nothing in this Section 3.04 shall limit the obligation of the Master Servicer and the related Servicer to observe any applicable law and the failure of the Master Servicer or the related Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

     Section 3.05  Maintenance of Primary  Mortgage  Insurance  Policy;  Claims.

     (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master
Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trust, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11.

     Section 3.06 Rights of the Depositor,  the Securities Administrator and the
Trustee       in        Respect       of       the       Master        Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer and the Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

     Section 3.07 Trustee to Act as Master Servicer.

     (a) In the event the Master Servicer or any successor master servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee as trustee hereunder shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of the Master Servicer hereunder arising thereafter. Any such assumption shall be subject to Sections
7.02 and 8.05.

     (b) The predecessor Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all master servicing documents and records and an accounting of amounts collected or held by the Master Servicer, and shall transfer control of the Master Servicer Custodial Account and any investment accounts to the successor Master Servicer, and otherwise use its best efforts to effect the orderly and efficient transfer of its rights and duties as Master Servicer hereunder to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Master Servicer (or the Trust if the predecessor Master Servicer is unable to fulfill such obligations) for all Master Servicing Transfer Costs.

     Section   3.08   Servicer   Custodial   Accounts   and   Escrow   Accounts.

     (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Servicer Custodial Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a loan by loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and all collections with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Servicer Custodial Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Servicer Custodial Account for purposes required or permitted by this Agreement.

     (b) The Master Servicer shall also enforce the obligation of each Servicer to establish and maintain a Buy-Down Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts any Buy-Down Funds shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt thereof. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Buy-Down Account for purposes required or permitted by this Agreement. In addition, the Master Servicer shall enforce the obligation of each Servicer to withdraw from the Buy-Down Account and deposit in immediately available funds in the Servicer Custodial Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

     (c) To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more escrow accounts (for each Servicer, collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

     Section  3.09  Collection  of  Mortgage  Loan  Payments;   Master  Servicer
Custodial Account, Certificate Account, Cap Carryover Reserve Account, Reserve Funds and Yield Maintenance Agreements.

     (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

     (b) The Securities Administrator shall establish and maintain the Certificate Account, which shall be deemed to consist of seven sub-accounts and into which the Master Servicer will deposit on or prior to 11:00 a.m. New York time, on each Distribution Date (or, if the Securities Administrator is no longer the same Person as, or an Affiliate of, the Master Servicer, the Business Day preceding each Distribution Date) all amounts on deposit in the Master Servicer Custodial Account for distribution to Certificateholders.

     (c) The Master Servicer shall establish and maintain the Master Servicer Custodial Account, which shall be an Eligible Account and which may be deemed to be a sub-account of the Certificate Account for so long as the Master Servicer and the Securities Administrator are the same person. The Master Servicer shall, promptly upon receipt, deposit in the Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in the Master Servicer Custodial Account by the Master Servicer.

     (d) On a daily basis within one (1) Business Day of receipt (except as otherwise specifically provided herein), the Master Servicer shall deposit or cause to be deposited in the Master Servicer Custodial Account the following payments and collections remitted to the Master Servicer by each Servicer from its respective Servicer Custodial Account pursuant to the related Servicing Agreement or otherwise or received by the Master Servicer in respect of the related Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the related Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal of the related Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the related Mortgage Loans, net of the related Servicing Fee;

          (iii) (A) all related Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.08 and (B) any Insurance Proceeds released from an Escrow Account;

          (iv) in the case of the Master Servicer Custodial Account, any amount required to be deposited by the Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted Investments with respect to the Master Servicer Custodial Account;

          (v) any amounts relating to REO Property required to be remitted by the applicable Servicer;

          (vi) Periodic Advances made by the applicable Servicer pursuant to the related Servicing Agreement (or, if applicable, by the Master Servicer or the Trustee pursuant to Section 3.19 or the Trustee pursuant to Section 8.01) and any Compensating Interest paid by the applicable Servicer pursuant to the related Servicing Agreement;

          (vii) all related Purchase Prices, all related Substitution Adjustment Amounts and all related Reimbursement Amounts to the extent received by the Master Servicer;

          (viii) any related Recoveries;

          (ix) all Prepayment Charges collected by Wells Fargo in connection with the voluntary Principal Prepayment in full of any related Mortgage Loan;

          (x) any related  Buy-Down Funds  required to be deposited  pursuant to
     Section 3.08; and

          (xi) any other amounts required to be deposited hereunder.

If the Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the Master Servicer Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11.

     (e) Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the Master Servicer as part of its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master

Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer from its own funds in the Master Servicer Custodial Account.

     (f) Each institution at which the Certificate Account is maintained shall invest the funds therein if directed in writing by the Securities Administrator in Permitted Investments that are obligations of the institution that maintains the Certificate Account, which shall mature on the Distribution Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Certificate Account shall be for the benefit of the Securities Administrator as its compensation and the amount of any losses realized in the Certificate Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds to the Certificate Account.

     (g) The Master Servicer shall give notice to the Depositor, the Trustee, the Securities Administrator and the Rating Agencies of any proposed change of location of the Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities
Administrator shall give notice to the Depositor, the Trustee, the Master Servicer and the Rating Agencies of any proposed change of the location of the Certificate Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Account and the Certificate Account shall be evidenced by a certification substantially in the form attached hereto as Exhibit F.

     (h) The Securities Administrator shall designate each of the Lower-Tier II Certificate Sub-Account, the Upper-Tier II Certificate Sub-Account, the Shifting Interest Lower-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account and the Shifting Interest Upper-Tier Certificate Sub-Account as a sub-account of the Certificate Account.

          (i) On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Securities Administrator shall (A) from funds available on deposit in the Certificate Account, be deemed to deposit into the Shifting Interest Lower-Tier Certificate Sub-Account, all funds deemed on deposit in the Loan Group 1 Sub-Account;
     (B) immediately thereafter, be deemed to deposit into the Shifting Interest Middle-Tier Certificate Sub-Account, the Shifting Interest Lower-Tier Distribution Amount; and (C) immediately thereafter, be deemed to deposit into the Shifting Interest Upper-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Distribution Amount.

          (ii) On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Securities Administrator shall (A) from funds available on deposit in the Certificate Account, be deemed to deposit into the Lower-Tier II Certificate Sub-Account, all funds deemed on deposit in Loan Group T2 Sub-Account and
     (B) immediately thereafter, be deemed to deposit into the Upper-Tier II Certificate Sub-Account, the Lower-Tier II Distribution Amount.

          (i) No later than the Closing Date, the Securities Administrator shall establish and maintain the Cap Carryover Reserve Account. On each Distribution Date as to which there is a Cap Carryover Amount payable to the Offered Overcollateralized Certificates or the Class T2-B Certificates, the Securities Administrator has been directed by the Holders of the Class CE Certificates to, and therefore will, deposit into the Cap Carryover Reserve Account the amounts described in Section 5.03(c)(i)(HH), rather than distributing such amounts to the Holders of the Class CE Certificates.

     For federal and state income tax purposes, the Holders of the Class CE Certificates will be deemed to be the owners of the Cap Carryover Reserve Account and all amounts deposited into the Cap Carryover Reserve Account shall be treated as amounts distributed by the Upper-Tier II REMIC with respect to the Class CE Upper-Tier II Regular Interest. Upon a termination relating to the Overcollateralized Certificates pursuant to Section 10.01 or the payment in full of the Offered Overcollateralized Certificates and the Class T2-B Certificates, all amounts remaining on deposit in the Cap Carryover Reserve Account will be released by the Trust Estate and distributed to the Holders of the Class CE Certificates or their designees. The Cap Carryover Reserve Account will be part of the Trust Estate but not part of any REMIC created hereunder and any payments to the Holders of the Offered Overcollateralized Certificates or the Class T2-B Certificates of Cap Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). The Cap Carryover Reserve Account is an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h).

     By accepting a Class CE Certificate, each Holder of a Class CE Certificate hereby agrees to direct the Securities Administrator, and the Securities Administrator hereby is directed, to deposit into the Cap Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Cap Carryover Amount rather than distributing such amounts to the Holders of the Class CE Certificates. By accepting a Class CE Certificate, each Holder of a Class CE Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. Amounts held in the Cap Carryover Reserve Account shall be held uninvested.

     For federal tax return and information reporting, the value of the right of the Holders of the Offered Overcollateralized Certificates and the Class T2-B Certificates to receive payments from the Cap Carryover Reserve Account in respect of any Cap Carryover Amount shall be assumed to have a value of zero as of the Closing Date unless and until required otherwise by an applicable taxing authority.

     (j) (i) The Securities Administrator shall establish and maintain the Class 1-A-4 Reserve Fund and the Overcollateralized Reserve Fund, held in trust for the benefit of the Holders of the Class 1-A-4 Certificates and the Overcollateralized Certificates, respectively. The Securities Administrator shall deposit in the applicable Reserve Fund on the date received by it the related Yield Maintenance Agreement Payment, if any, received from the Counterparty for the related Distribution Date. Funds on deposit in the Reserve Funds shall remain uninvested. On each Distribution Date, the Securities Administrator shall withdraw from the Class 1-A-4 Reserve Fund the Class 1-A-4 Yield Maintenance Agreement Payment, if any, received in respect of such Distribution Date and shall distribute such amount to the Class 1-A-4
Certificates. On each Distribution Date, the Securities Administrator shall withdraw from the Overcollateralized Reserve Fund the Overcollateralized Yield Maintenance Agreement Payment, if any, received in respect of such Distribution Date and shall distribute such amount to the Overcollateralized Certificates pursuant to the priorities set forth in Section 5.03(d).

        (ii) The Securities Administrator and the Trustee shall account for the Reserve Funds and the Yield Maintenance Agreements and the rights with respect thereto as, for federal income tax purposes, a "grantor trust" as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation ss.301.7701-4(c)(2) and not as assets of any REMIC created pursuant to this Agreement. The Securities Administrator shall apply for a taxpayer identification number on IRS Form SS-4 and any similarly required state or local forms. The Securities Administrator shall furnish or caused to be furnished to the Holders of the Class 1-A-4 Certificates and Overcollateralized Certificates and shall file or cause to be filed IRS Form 1041 and such other forms as may be required by the Code and regulations promulgated thereunder and any similar state or local laws with respect to the allocable shares of income and expenses with respect to the assets of the grantor trust at the time and in the manner required by the Code and regulations promulgated thereunder and any similar state or local laws. The beneficial owners of the Class 1-A-4 Yield Maintenance Agreement and the Class 1-A-4 Reserve Fund are the Holders of the Class 1-A-4
     Certificates and the beneficial owners of the Overcollateralized Yield Maintenance Agreement and the Overcollateralized Reserve Fund are the Holders of the Class CE Certificates. Each of the Class 1-A-4 Reserve Fund and the Overcollateralized Reserve Fund is an "outside reserve fund" within the meaning of Treasury Regulations Section 1.860G-2(h) that is owned by the holders of the Class 1-A-4 Certificates and Class CE Certificates, respectively.

          (iii) Any amounts in the Class 1-A-4 Reserve Fund paid by the Securities Administrator pursuant to this Section 3.09(j) to the Class 1-A-4 Certificates and any amounts in the Overcollateralization Reserve Fund paid by the Securities Administrator pursuant to Section 5.03(d)(vi) and (vii) in respect of Cap Carryover Amounts to the Overcollateralized Certificates shall be accounted for by the Securities Administrator as amounts paid to the Class 1-A-4 Certificates and the Overcollateralized Certificates, respectively, from, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation ss.301.7701-4(c)(2) unless required otherwise by applicable law or an applicable taxing authority. The Securities Administrator shall prepare or cause to be prepared, shall execute or cause to be executed by such Person as is required by the Code, Treasury Regulations or state or local tax laws, regulations or rules and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities, all of the tax returns in respect of such grantor trusts. In addition, the Securities Administrator shall account for the right of the Class 1-A-4 Certificates to receive amounts from the Class 1-A-4 Reserve Fund as a right in a limited recourse interest rate cap contract written by the Counterparty in favor of the Class 1-A-4 Certificates. The Securities Administrator shall account for the right of the Overcollateralized Certificates to receive amounts from the Overcollateralized Reserve Fund in respect of Cap Carryover Amounts as a right in a limited recourse interest rate cap contract written by the Counterparty in favor of the Overcollateralized Certificates. Thus, for tax purposes, each Class 1-A-4 Certificate and Offered Overcollateralized Certificate and Class T2-B Certificate shall be treated as representing not only ownership of a "regular interest" in the related REMIC within the meaning of Code Section 860G(a)(1), but also ownership of an interest in a notional principal contract.

          (iv) For federal tax return and information reporting purposes, the right of the Holders of the Class 1-A-4 Certificates to receive payments under the Class 1-A-4 Yield Maintenance Agreement and the right of Overcollateralized Certificates (other than the Class CE and Class P Certificates) to receive payments in respect of Cap Carryover Amounts from amounts received under the Overcollateralized Yield Maintenance Agreement shall be assumed to have a value of zero as of the Closing Date unless and until required otherwise by an applicable taxing authority.

     Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

     The Master Servicer shall afford and shall enforce the obligation of the Servicers to afford the Securities Administrator and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the applicable Servicer.

     Section 3.11 Permitted Withdrawals from the Certificate Account and the Master Servicer Custodial Account.

     (a) The Securities Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

          (i) to pay to the Servicers (to the extent not previously retained by them), the Servicing Fee to which they are entitled pursuant to the Servicing Agreements and to pay itself any Master Servicer Custodial Account Reinvestment Income;

          (ii) to pay to the Securities Administrator and the Trustee any amounts due to the Securities Administrator and the Trustee under this Agreement (including, but not limited to, all amounts provided for under Section 3.02, Section 3.07, Section 8.05 and Section 9.11, other than the amounts provided for in the first sentence of Section 9.11);

          (iii) to reimburse the Servicers (or, if applicable, itself or the Trustee) for unreimbursed Advances made pursuant to the related Servicing Agreement (or in the case of itself or the Trustee, pursuant to Section
     3.19 or Section 8.01, as applicable), such right of reimbursement pursuant to this clause (iii) being limited first to amounts received on the Mortgage Loans serviced by such Servicer in the related Loan Group in respect of which any such Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (or, if applicable, the Master Servicer or the Trustee) in respect of which any such Advance was made;

          (iv) to reimburse the Servicers (or, if applicable, itself or the Trustee) for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv) being limited first to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (of, if applicable, the Master Servicer or the Trustee);

          (v) to reimburse the Servicers for Insured Expenses from the related Insurance Proceeds;

          (vi) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

          (vii) to reimburse itself or the Depositor for expenses incurred by either of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

          (viii) to withdraw any amount deposited in the Master Servicer Custodial Account and not required to be deposited therein; and

          (ix) to clear and terminate the Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

If the Master Servicer shall remit to the Securities Administrator any amount required to be remitted, it may at any time direct the Securities Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Securities Administrator which describes the amounts remitted in error to the Securities Administrator for deposit to the Certificate Account.

     (b) On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Shifting Interest Upper-Tier Certificate Sub-Account shall be used to make payments on the Shifting Interest Upper-Tier Interests as provided in Sections 5.01 and 5.02, and funds on deposit in the Certificate Account and deemed to be on deposit in the Upper-Tier II Certificate Sub-Account shall be used to make payments on the Upper-Tier II Interests as provided in Sections 5.01 and 5.03. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

     Section 3.12 Maintenance of Hazard Insurance and Other Insurance.

     (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the related Servicing Agreements. It is understood and agreed that such insurance provided for in this Section 3.12 shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     (b) Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Custodial Account, subject to withdrawal pursuant to Sections 3.09 and 3.11. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.08 and 3.09.

     Section   3.13   Presentment   of  Claims  and   Collection   of  Proceeds.

     The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trust and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.14  Enforcement of Due-On-Sale  Clauses;  Assumption  Agreements.

     To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     Section 3.15  Realization  Upon  Defaulted  Mortgage  Loans;  REO Property.

     (a) The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

     (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce the obligation of the Servicers, to the extent provided in the applicable Servicing Agreement, to (i) cause the name of the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions. In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property within the time period specified in the applicable Servicing Agreement, but in any event within three years after the acquisition by the Servicer for the Trust (such period, the "REO Disposition Period") unless (i) the Servicer provides to the Trustee, the Master Servicer and the Securities Administrator an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by the Trust is located or cause any REMIC created hereunder to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by the Trust is located at any time that any Certificates are outstanding or (ii) the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Estate may continue to hold such Mortgaged Property for the period of such extension.

     (c) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial Account.

     (d) The applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (e) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the applicable Servicer as provided above shall be deposited in the related Servicer Custodial Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Custodial Account.

     Notwithstanding any other provision of this Agreement, the Master Servicer shall not permit any Mortgaged Property acquired by the Trust to be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, (ii) result in the receipt by any REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions or (iii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

     Notwithstanding any other provision of this Agreement, the Master Servicer and the Securities Administrator, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicer or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the Securities Administrator agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust or the Depositor. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholder.

     Section   3.16   Trustee  to   Cooperate;   Release  of   Mortgage   Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, a Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the related Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Master Servicer or the related Servicer). Upon receipt of such request, the Trustee or a Custodian, as applicable, shall within seven (7) Business Days release the related Mortgage File to the Master Servicer or the related Servicer. The Trustee shall at the Master Servicer's or the related Servicer's direction execute and deliver to the Master Servicer or the related Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage relating to the Mortgage Loan, in each case provided by the Master Servicer or the related Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the applicable Servicer's obligation under the related Servicing Agreement take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor of the Mortgage Loan.

     From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any Primary Mortgage Insurance Policy, any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or a Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, a Custodian) of a Request for Release signed by a Master Servicing Officer or a Servicing Officer, release the Mortgage File within seven (7) Business Days to the Master Servicer or the related Servicer. Subject to the further limitations set forth below, the Master Servicer or the applicable Servicer shall cause the Mortgage Files so released to be returned to the Trustee or a Custodian, as applicable, when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case such Servicer shall deliver to the Trustee or a Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

     If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     Section 3.17 Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee.

     Notwithstanding any other provisions of this Agreement, the Master Servicer shall cause each Servicer to transmit to the Trustee (or a Custodian on behalf of the Trustee) as required by this Agreement and the Servicing Agreements all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or the related Servicer or which otherwise are collected by the Master Servicer or the related Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the related Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Master Servicer Custodial Account or any Servicer Custodial Account, shall be held by the Master Servicer or the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee on behalf of the Trust, subject to the applicable provisions of this Agreement and the related Servicing Agreement. The Master Servicer also agrees that it shall not, and shall enforce any requirement under the related Servicing Agreement that the related Servicer shall not, knowingly create, incur or subject any Mortgage File or any funds that are deposited in any Master Servicer Custodial Account, any Servicer Custodial Account, the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Master Servicer or Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

     Section 3.18 Master Servicer Compensation.

     As compensation for its services hereunder, the Master Servicer shall be entitled to additional compensation in the form of the Master Servicer Custodial Account Reinvestment Income. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

     Section 3.19 Advances.

     The Master Servicer shall enforce the obligations of each Servicer to make a Periodic Advance in accordance with the applicable Servicing Agreement. A Servicer shall be entitled to be reimbursed from the applicable Servicer Custodial Account for all Advances of its own funds made pursuant to the related Servicing Agreement. Based upon information set forth in the servicer reports, the Master Servicer shall inform the Securities Administrator of the amount of the Periodic Advance to be made by a Servicer no later than the related Remittance Date. If a Servicer fails to make any required Periodic Advance pursuant to the related Servicing Agreement, the Master Servicer shall (i) unless the Master Servicer determines that such Periodic Advance would not be recoverable in its good faith business judgment, make such Periodic Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the Servicer and until such time as a successor Servicer is appointed, continue to make Periodic Advances required pursuant to the related Servicing Agreement for any Distribution Date, within the same time frame set forth in (i) above, unless the Master Servicer determines (to the extent provided in the related Servicing Agreement) that such Periodic Advance would not be recoverable. If the Master Servicer is unable to make a Periodic Advance required to be made by it in accordance with this
Section 3.19, the Master Servicer shall immediately, and in no event later than 5:00 P.M. New York time on the last Business Day preceding the related Distribution Date, give written notice thereof to the Trustee, the Securities Administrator and the Depositor.

     Section 3.20 Annual Statement as to Compliance.

     (a) Each of the Master Servicer and the Securities Administrator shall deliver, and shall cause any Additional Servicer engaged by it to deliver, or otherwise make available to the Depositor and the Securities Administrator (and the Securities Administrator will make available to the Trustee and each Rating Agency), no later than March 15th of each calendar year beginning in 2007, an

Officer's Certificate (each, together with such similar certificate delivered by each Servicer as described in Section 3.20(b), a "Compliance Statement"), signed by an officer of such party, stating, as to the signer thereof, that (a) a review of the activities of such party during the preceding calendar year or portion thereof and of performance of such party under this Agreement or such applicable agreement in case of an Additional Servicer has been made under such officers' supervision and (b) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or such applicable agreement in case of an Additional Servicer in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Compliance Statements shall contain no restrictions or limitations on their use. The obligations of the Master Servicer and the Securities Administrator under this Section apply to each entity that acted as Master Servicer or Securities Administrator, as applicable, during the applicable period, whether or not such entity is acting as Master Servicer or Securities Administrator at the time such Compliance Statement is required to be delivered.

     (b) In the event the Master Servicer or the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and shall use its reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, a Compliance Statement pursuant to this Section 3.20 with respect to the period of time that the Master Servicer or the Securities Administrator was subject to this Agreement or such applicable agreement in the case of an Additional Servicer or the period of time that the Additional Servicer was subject to such other servicing agreement. The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer a Compliance Statement within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement. The Master Servicer shall include such Compliance Statements of the Servicers with its own Compliance Statement to be submitted pursuant to this Section 3.20.

     Section  3.21   Assessments   of  Compliance   and   Attestation   Reports.

     (a) Each of the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall deliver, and shall cause each Servicing Function Participant engaged by it to deliver, or otherwise make available to the Depositor and the Securities Administrator on or before March 15th of each calendar year beginning in 2007, a report regarding such party's assessment of compliance with the Relevant Servicing Criteria (each, together with such similar report delivered by each Servicer as described in Section 3.21(c), an "Assessment of Compliance") that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22(c), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof and (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     No later than February 1 of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer, the Securities Administrator and the Custodian shall each forward to the Depositor and the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Securities Administrator and the Custodian (or any Servicing Function Participant engaged by them) submit their assessments to the Depositor and the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 3.21(b)) of each Servicing Function Participant engaged by it.

     Promptly after receipt of such Assessments of Compliance, the Securities Administrator shall confirm that the Assessments of Compliance, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit N and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such Assessments of Compliance until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Custodian and any Servicing Function Participant engaged by it shall not be required to deliver or cause the delivery of such Assessments of Compliance in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

     (b) Each of the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and shall cause each Servicing Function Participant engaged by it to cause, on or before March 15th of each calendar year beginning in 2007, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, the Custodian or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (each, together with such similar report delivered by each Servicer as described in Section 3.21(c), an "Attestation Report") to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such
Attestation Report why it was unable to express such an opinion. Each such related Attestation Report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of the Commission's Regulation S-X. Such Attestation Reports must be available for general use and not contain restricted use language. If requested by the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's registration statement on Form S-3 relating to the Offered Certificates and the Form 10-K for the Trust.

     Promptly after receipt of such Attestation Reports, the Securities Administrator shall confirm that each Assessment of Compliance is coupled with a related Attestation Report and shall notify the Depositor of any exceptions.

None of the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of such Attestation Reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year. The Custodian and any Servicing Function Participant engaged by it shall not be required to deliver or cause the delivery of such Attestation Report in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

     (c) The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an Assessment of Compliance and related Attestation Report within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement. The Master Servicer shall include such Assessments of Compliance and Attestation Reports of the Servicers with its own Assessment of Compliance and related Attestation Report to be submitted pursuant to this Section 3.21.

     (d) In the event the Master Servicer, the Custodian or the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, an Assessment of Compliance pursuant to this Section 3.21, coupled with an Attestation Report as required in this
Section 3.21 with respect to the period of time that the Master Servicer or the Securities Administrator was subject to this Agreement.

     Section 3.22 Reports to the Commission.

     (a) The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, Form 10-D and Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Master Servicer shall sign such Forms on behalf of the Trust. Notwithstanding the previous sentence, the Depositor shall file the Form 8-K in connection with the filing of this Agreement.

     (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the Monthly Statement for such Distribution Date attached thereto. Any disclosure in addition to the Monthly Statement for such Distribution Date that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit O hereto to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in this Section 3.22(b).

     As set forth on Exhibit O hereto, within 5 calendar days after the related Distribution Date, (i) the parties described on Exhibit O shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit S and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit O of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Master Servicer for review and, only if Additional Form 10-D Disclosure is contained therein, the Securities Administrator shall forward such Form 10-D to the Depositor for review. Within 2 Business Days after receipt of such copy, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized officer of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 3.22(h)(ii). Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that is has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the address specified in Section 11.05. Each party to this Agreement acknowledges that the performance by the Master Servicer and Securities Administrator of its duties under this Section 3.22(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(b) and also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, any custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Master Servicer's or the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

     (c) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Servicing Agreements:

          (i) a Compliance Statement for each Servicer, the Master Servicer and the Securities Administrator (each, a "Reporting Servicer") as described under Section 3.20;

          (ii) (A) the Assessment of Compliance for each Reporting Servicer, as described under Section 3.21(a) and (c), and (B) if each Reporting Servicer's Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer's Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any Assessment of Compliance described in this clause (ii) or Attestation Report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB;

          (iii) (A) the Attestation Report for each Reporting Servicer, as described under Section 3.21(b) and (c), and (B) if any Reporting
     Servicer's Attestation Report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such Attestation Report is not included and an explanation why such Attestation Report is not included; and

          (iv) a Sarbanes-Oxley Certification, as described in Section 3.22(e).

     Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on Exhibit P to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in this Section 3.22(d).

     As set forth on Exhibit P hereto, no later than March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties described in Exhibit P shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Additional Form 10-K Disclosure, together with an Additional Disclosure Notification in the form attached hereto as Exhibit S and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Master Servicer and Depositor for review. Within three Business Days after receipt of such copy, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(h)(ii). Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that is has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to either question should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.22(c) related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(c), Section 3.22(e), Section 3.20 and Section 3.21 and is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any Compliance Statement and any Assessment of Compliance and Attestation Report pursuant to the related Servicing Agreements, any custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     (d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-Ks filed in connection with the issuance of the Certificates ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit Q hereto to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K Disclosure Information, or any Form 8-K, except as set forth in this Section 3.22(d).

     As set forth on Exhibit Q hereto, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties described in Exhibit Q shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit S and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Master Servicer and Depositor for review. No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized officer of the Master Servicer shall sign the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(h)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this
Section 3.22(d) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(d) and also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements, any custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

     (e) Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), exactly as set forth in Exhibit M attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator (if the Securities Administrator is not the same entity as the Master Servicer) shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, together with such similar certification delivered by each Servicer as described in
Section 3.22(f), a "Back-up Certification"), in the form attached hereto as Exhibit R, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by email at cts.sec.notifications@wellsfargo.com. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-up Certification to the Certifying Person pursuant to this Section 3.22(e) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

     (f) Pursuant to the related Servicing Agreements, the Master Servicer shall enforce the obligation of each Servicer to provide the Back-up Certification required pursuant to each of the Servicing Agreements.

     (g) Upon any filing with the Commission prepared and filed by the Securities Administrator, the Securities Administrator shall promptly deliver or make available to the Depositor a copy of any such executed report, statement or information.

     (h) (i) The obligations set forth in paragraphs (a) through (h) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, unless otherwise requested by the Depositor, the Securities Administrator shall prepare and file with the Commission a Form 15
Suspension Notification executed by the Master Servicer with respect to the Trust, with a copy to the Depositor. At the beginning of the calendar year after the filing of a Form 15 Suspension Notification, if the Depositor or the Certificate Registrar determines that the number of Certificateholders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, it shall promptly notify the Securities Administrator and the Securities Administrator shall recommence preparing and filing reports on Form 8-K, Form 10-D and Form 10-K as required pursuant to this Section and the then-current reporting requirements of the Exchange Act and the parties hereto will again have the obligations set forth in paragraphs (a) through (h) of this Section.

          (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately electronically notify the Depositor and the Master Servicer of such inability to make a timely filing with the Commission. In the case of Form 10-D and Form 10-K, the Securities Administrator, the Master Servicer, the Trustee and the Depositor will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized officer (and a senior officer with respect to the Form 10-K) of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.22(h) related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section 3.22(h). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, the Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     (i) Notwithstanding the provision of Section 11.01, this Section 3.22 may be amended without the consent of the Certificateholders.

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

          Section 4.01 Master Servicer's Certificate.

     Each month, not later than 12:00 noon Eastern time on the 18th calendar day of such month (or if such day is not a Business Day, the following Business
Day), the Master Servicer shall deliver to the Securities Administrator, a Master Servicer's Certificate based solely on the information provided by the Servicers (in substance and format mutually acceptable to the Master Servicer and the Securities Administrator) certified by a Master Servicing Officer setting forth the information necessary in order for the Securities Administrator to perform its obligations under this Agreement. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate delivered by the Master Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                   ARTICLE V

       PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;REMIC ADMINISTRATION

     Section 5.01 Distributions.

     On each Distribution Date, based solely on the information in the Master Servicer's Certificate, the Securities Administrator shall distribute or be deemed to distribute out of the Certificate Account, the Lower-Tier II Certificate Sub-Account, the Upper-Tier II Certificate Sub-Account, the Shifting Interest Lower-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account or the Shifting Interest Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02 or 5.03, as applicable.

     None of the Holders of any Class of Certificates, the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

     Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

     Section  5.02  Priorities  of  Distributions   on  the  Shifting   Interest
Certificates.

     (a) On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) (1) to the extent not previously paid, the amounts payable to the Master Servicer, the Securities Administrator and the Trustee pursuant to Section 3.09(e) and (f) and
Section 3.11 and shall pay such funds to itself, the Master Servicer and the Trustee, as applicable, and (2) based solely on the information contained in the Master Servicer's Certificate, the Pool Distribution Amount (after the payment of the Servicing Fees for such Mortgage Loans and expenses and indemnities reimbursable pursuant to this Agreement, in each case to the extent not previously retained by or distributed to a Servicer, the Securities Administrator, the Master Servicer or the Trustee), and shall apply such funds, first, to distributions in respect of the Uncertificated Shifting Interest Lower-Tier Interests, and then to the Uncertificated Shifting Interests Middle-Tier Interests as specified in this Section 5.02(a) and then to distributions on the Shifting Interest Certificates in the following order of priority and to the extent of such funds:

          (i)   concurrently,   to  each  Class  of  Senior  Shifting   Interest
     Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall but, until the applicable Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1-A-5 Certificates may be distributed instead as principal to the Class 1-A-4 Certificates and amounts that would have distributed pursuant to this clause to the Class 1-A-6 Certificates may be distributed as principal to the Class 1-A-4 and Class 1-A-5 Certificates in accordance with Section 5.02(b)(i);

          (ii) pro rata to (a) the Class 30-PO Certificates, based on the PO Principal Amount, and (b) the Senior Non-PO Shifting Interest Certificates, based on the Shifting Interest Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

          (iii) to the Class 30-PO Certificates, to pay any PO Deferred Amounts, up to the Subordinate Principal Distribution Amount;

          (iv) to each Class of Class 1-B Certificates, subject to paragraph (d) below, in the following order of priority:

               (A) to the Class 1-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (B) to the Class 1-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts pursuant to clause
          (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (C) to the Class 1-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (D) to the Class 1-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts pursuant to clause
          (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (E) to the Class 1-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (F) to the Class 1-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts pursuant to clause
          (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (G) to the Class 1-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (H) to the Class 1-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts pursuant to clause
          (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (I) to the Class 1-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (J) to the Class 1-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts pursuant to clause
          (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (K) to the Class 1-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (L) to the Class 1-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts pursuant to clause
          (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (v) to the Holder of the Class 1-A-R Certificate (in respect of the Class SI-UR Interest, the Class SI-MR Interest or the Class SI-LR Interest, as applicable), any amounts remaining in the Shifting Interest Upper-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account and the Shifting Interest Lower-Tier Certificate Sub-Account and any remaining Pool Distribution Amount.

     No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance or Notional Amount, as the case may be, has been reduced to zero.

     All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount" and second with respect to the amount payable pursuant to clause (ii) of such definition.

     On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amount received with respect to Loan Group 1 sequentially to each Class of Shifting Interest Certificates then outstanding which bore the loss to which such Reimbursement Amount relates, beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount.

     Distributions on the Uncertificated Shifting Interest Lower-Tier Interests. On each Distribution Date, Uncertificated Accrued Interest shall be distributed in respect of the Uncertificated Shifting Interest Lower-Tier Interests (other than the Class 1-LPO Interest) at the Uncertificated Shifting Interest

Lower-Tier REMIC Pass-Through Rate thereon, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates. For purposes of calculating Uncertificated Accrued Interest in respect of each Uncertificated Shifting Interest Lower-Tier Interest and any Distribution Date, Non-Supported Interest Shortfalls and Relief Act Reductions shall be allocated to each Uncertificated Shifting Interest Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Shifting Interest Lower-Tier Interest.

     All distributions of principal shall be made first to the Class 1-LPO Interest so as to keep the principal balance thereof at all times equal to the Class Certificate Balance of the Class 30-PO Certificates, and second, any remaining principal to the Class 1-L Interest.

     Realized Losses with respect to Loan Group 1 shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LPO Interest so as to keep the principal balance thereof at all times equal to the Class Certificate Balance of the Class 30-PO Certificates; and second, the remaining Realized Losses shall be allocated to the Class 1-L Interest.

     Recoveries and Reimbursement Amounts received with respect to Loan Group 1 shall be applied to the Uncertificated Shifting Interest Lower-Tier Interests in a manner analogous to the application of Realized Losses to the Uncertificated Shifting Interest Lower-Tier Interests.

     As of any date, the aggregate principal balance of the Class 1-L Interest shall equal the aggregate Pool Principal Balance (Non-PO Portion) of Loan Group
1. As of any date, the principal balance of the Class 1-LPO Interest will be equal to the Class Certificate Balance of the Class 30-PO Certificates and the notional amount of the Class 1-LIO Interest will be equal to the Class 30-IO Notional Amount.

     Amounts distributed to the Uncertificated Shifting Interest Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Shifting Interest Lower-Tier Distribution Amount."

     Distributions on the Uncertificated Shifting Interest Middle-Tier Interests. On each Distribution Date, each Uncertificated Shifting Interest Middle-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Class or Classes of Shifting Interest Certificates as provided herein and shall have its principal balance increased in the event of
Recoveries, Class 1-A-5 Accrual Distribution Amounts or Class 1-A-6 Accrual Distribution Amounts in an amount equal to any such increase in the Class Certificate Balance of the respective Corresponding Class or Classes of Shifting Interest Certificates. On each Distribution Date, each Uncertificated Shifting Interest Middle-Tier Interest shall receive distributions in respect of interest based on its Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate based on its Uncertificated Balance in an amount equal to the Uncertificated Accrued Interest of such class, and any amounts undistributed from prior Distribution Dates, which amount shall equal the Interest Distribution Amount in respect of its Corresponding Class or Classes of Shifting Interest Certificates, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Shifting Interest Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Shifting Interest Middle-Tier Distribution Amount."

     As of any date, the principal balance or notional amount of each Uncertificated Shifting Interest Middle-Tier Interest equals the aggregate of the Class Certificate Balances or Notional Amounts of the respective Corresponding Class or Classes of Shifting Interest Certificates or in the case of the Class MRI-1-A-1 Interest, the aggregate of the Class Certificate Balances of the Class 1-A-1 and Class 1-A-2 Certificates. The initial principal balance or notional amount of each Uncertificated Shifting Interest Middle-Tier Interest equals the aggregate of the Initial Class Certificate Balances or Initial Notional Amounts of the respective Corresponding Class or Class of Shifting Interest Certificates or in the case of the Class MRI-1-A-1 Interest, the aggregate of the Initial Class Certificate Balances of the Class 1-A-1 and Class 1-A-2 Certificates.

     (b) (i) With respect to the Senior Shifting Interest Certificates:

          I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 1-A-5 Certificates, the Class 1-A-5 Accrual Distribution Amount will be allocated, sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their Class Certificate Balances have been reduced to zero.

          II. On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Senior Non-PO Shifting Interest Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, sequentially, as follows:

               first,   to  the  Class  1-A-R   Certificate,   until  its  Class
          Certificate Balance has been reduced to zero;

               second, concurrently, as follows:

                         (a) 25.00%, concurrently,  to the Class 1-A-1 and Class
                    1-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                         (b) 75.00%, sequentially, as follows:

                            (i) up to the PAC Principal  Amount,  sequentially,
                    as follows:

                              (1) concurrently, to the Class 1-A-7 and Class 1-A-8 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

                              (2) to the Class 1-A-12 Certificates, until their
                    Class Certificate Balance has been reduced to zero;

                              (3) concurrently, to the Class 1-A-9 and Class 1-
                    A-10 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                               (4) to the Class 1-A-11 Certificates, until their
                    Class Certificate Balance has been reduced to zero;

                           (ii) up to the TAC Principal Amount, sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates, in that order until their Class Certificate Balances have been reduced to zero;

                            (iii) to the  Class 1-A-6 Certificates, until their
                    Class Certificate Balance has been reduced to zero;

                           (iv) sequentially, to the Class 1-A-4 and Class 1-A-5
                    Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                            (v) sequentially, as follows: (1) concurrently, to the Class 1-A-7 and Class 1-A-8 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

                              (2) to the Class 1-A-12 Certificates, until their Class Certificate Balance has been reduced to zero;

                              (3)  concurrently, to the Class 1-A-9 and Class 1-
                    A-10 Certificates,   pro rata, until their Class Certificate
                    Balances have been reduced to zero; and

                              (4) to the Class 1-A-11 Certificates, until their Class Certificate Balance has been reduced to zero.

     III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 1-A-6 Certificates, the Class 1-A-6 Accrual Distribution Amount will be allocated, sequentially, as follows:

          first, up to the TAC Principal Amount for such Distribution Date (after taking into account any distributions to the Class 1-A-4 and Class 1-A-5 Certificates pursuant to clause II above), sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

          second, to the Class 1-A-6 Certificates, until their Class Certificate Balance has been reduced to zero.

          (ii) On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Senior Non-PO Shifting Interest
     Certificates shall be distributed, concurrently, as principal of such Classes of Senior Non-PO Shifting Interest

Certificates,  pro rata,  on the  basis of their  respective  Class  Certificate
Balances   immediately  prior  to  that  Distribution   Date,  until  the  Class
Certificate Balances thereof are reduced to zero.

          (iii) The Class 1-A-3 and Class 30-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

     (c) On each Distribution Date, Shifting Interest Accrued Certificate Interest for each Class of Shifting Interest Certificates for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of an amount equal to the sum of (A) Non-Supported Interest Shortfalls on the Group 1 Mortgage Loans, (B) on and after the related Senior Credit Support Depletion Date, any other Realized Losses on the Group 1 Mortgage Loans allocable to interest and (C) Relief Act Reductions incurred on the Group 1 Mortgage Loans with respect to such Distribution Date.

     (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Class 1-B Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Class 1-B Certificates which have a higher numerical Class designation than such Class, divided by (ii) the Pool Principal Balance (Non-PO Portion) immediately prior to such Distribution Date (for each Class, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of Class 1-B Certificates which have a higher numerical Class designation than such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of Class 1-B Certificates will not be used in determining the Pro Rata Share for the Class 1-B Certificates that are not Restricted Classes. If the aggregate Class Certificate Balance of the Class 1-B Certificates that are not Restricted Classes is reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Class 1-B Certificates that are Restricted
Classes in order of their respective numerical Class designations (beginning with the Class of Class 1-B Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

     (e) Any amounts distributed to the Class 1-A-4 Certificates from the Class 1-A-4 Reserve Fund shall be deemed to be a distribution to the Class 1-A-4 Certificates from, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation ss.301.7701-4(c)(2).

     Section  5.03  Priorities  of  Distributions   on  the   Overcollateralized
Certificates.

     (a) Distributions of Interest with Respect to the Overcollateralized Certificates

     On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) the Interest Remittance Amount and apply such amounts in the following order of priority and to the extent of such funds:

     first, concurrently, to the Senior Overcollateralized Certificates, pro rata, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     second, concurrently, to the Senior Overcollateralized Certificates, pro rata, the Interest Carry Forward Amount thereon for such Distribution Date;

     third, to the Class T2-M-1 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     fourth, to the Class T2-M-2 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     fifth, to the Class T2-M-3 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     sixth to the Class T2-M-4 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     seventh, to the Class T2-M-5 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     eighth, to the Class T2-M-6 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     ninth, to the Class T2-M-7 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     tenth, to the Class T2-M-8 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     eleventh, to the Class T2-B-1 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date;

     twelfth, to the Class T2-B-2 Certificates, the Overcollateralized Accrued Certificate Interest thereon for such Distribution Date; and

     thirteenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described below under Section 5.03(c) hereof.

     (b) Distributions of Principal with Respect to the Overcollateralized Certificates

     The Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) the Principal Distribution Amount and apply it in the following order of priority and to the extent of such funds:

     With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Class Certificate Balances of the Overcollateralized Certificates in the following order of priority:

     first, concurrently, up to the Priority Amount, to the Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

     second, concurrently, to the Class T2-A-1 and Class T2-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

     third, sequentially, to the Class T2-A-3, Class T2-A-4, Class T2-A-5 and Class T2-A-6 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

     fourth, concurrently, to the Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

     fifth, to the Class T2-M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     sixth, to the Class T2-M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     seventh, to the Class T2-M-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     eighth, to the Class T2-M-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     ninth, to the Class T2-M-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     tenth, to the Class T2-M-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     eleventh, to the Class T2-M-7 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     twelfth, to the Class T2-M-8 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     thirteenth, to the Class T2-B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

     fourteenth, to the Class T2-B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

     fifteenth, any remaining Principal Distribution Amount will be distributed as described below in Section 5.03(c) hereof.

     With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution

Amount will be allocated among and distributed in reduction of the Class Certificate Balances of the Overcollateralized Certificates in the following order of priority:

     first, concurrently, up to the Priority Amount, to the Class T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates, pro rata, the Overcollateralized Senior Principal Distribution Amount until their Class Certificate Balances have been reduced to zero;

     second, concurrently, to the Class T2-A-1 and Class T2-A-2 Certificates, pro rata, the Overcollateralized Senior Principal Distribution Amount until their Class Certificate Balances have been reduced to zero;

     third, sequentially, to the Class T2-A-3, Class T2-A-4, Class T2-A-5 and Class T2-A-6 Certificates, in that order, the Overcollateralized Senior Principal Distribution Amount until their Class Certificate Balances have been reduced to zero; and

     fourth,  concurrently,  to the Class T2-A-7, Class T2-A-8, Class T2-A-A and
Class T2-A-B Certificates, pro rata, the Overcollateralized Senior Principal Distribution Amount until their Class Certificate Balances have been reduced to zero;

     fifth, to the Class T2-M-1 Certificates, up to the Class T2-M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     sixth, to the Class T2-M-2 Certificates, up to the Class T2-M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     seventh, to the Class T2-M-3 Certificates, up to the Class T2-M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     eighth, to the Class T2-M-4 Certificates, up to the Class T2-M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     ninth, to the Class T2-M-5 Certificates, up to the Class T2-M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     tenth, to the Class T2-M-6 Certificates, up to the Class T2-M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     eleventh, to the Class T2-M-7 Certificates, up to the Class T2-M-7 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     twelfth, to the Class T2-M-8 Certificates, up to the Class T2-M-8 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     thirteenth, to the Class T2-B-1 Certificates, up to the Class T2-B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

     fourteenth, to the Class T2-B-2 Certificates, up to the Class T2-B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                                     -110
     fifteenth, any remaining Principal Distribution Amount will be distributed as described in Section 5.03(c) hereof.

     Notwithstanding the foregoing, on or after the Distribution Date on which the aggregate Class Certificate Balance of the Mezzanine Certificates and the Class T2-B Certificates has been reduced to zero and there is no Overcollateralization Amount, all principal distributions to the Senior Overcollateralized Certificates will be distributed concurrently on a pro rata basis, based on the Class Certificate Balance of each such Class, until the Class Certificate Balance of each such Class has been reduced to zero.

     (c) Distribution of Monthly Excess Cashflow Amounts

          (i) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

               (A) concurrently, to the Classes of Senior Overcollateralized Certificates, pro rata, any remaining Overcollateralized Accrued Certificate Interest for each such Class for such Distribution Date;

               (B) concurrently, to the Classes of Senior Overcollateralized Certificates, pro rata, any Interest Carry Forward Amount for each such Class for such Distribution Date;

               (C) concurrently, to the Classes of Senior Overcollateralized Certificates, any Realized Loss Amortization Amounts for such Classes for such Distribution Date, pro rata, based upon Unpaid Realized Loss Amounts for each such Class of Certificates;

               (D)   to   the   Class   T2-M-1   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (E) to the Class T2-M-1 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (F)  to  the  Class  T2-M-1   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (G)   to   the   Class   T2-M-2   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (H) to the Class T2-M-2 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (I)  to  the  Class  T2-M-2   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (J)   to   the   Class   T2-M-3   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (K) to the Class T2-M-3 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (L)  to  the  Class  T2-M-3   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (M)   to   the   Class   T2-M-4   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (N) to the Class T2-M-4 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (O)  to  the  Class  T2-M-4   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (P)   to   the   Class   T2-M-5   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (Q) to the Class T2-M-5 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (R)  to  the  Class  T2-M-5   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (S)   to   the   Class   T2-M-6   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (T) to the Class T2-M-6 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (U)  to  the  Class  T2-M-6   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (V)   to   the   Class   T2-M-7   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (W) to the Class T2-M-7 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (X)  to  the  Class  T2-M-7   Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (Y)   to   the   Class   T2-M-8   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (Z) to the Class T2-M-8 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (AA)  to  the  Class  T2-M-8  Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (BB)   to  the   Class   T2-B-1   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (CC) to the Class T2-B-1 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (DD)  to  the  Class  T2-B-1  Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (EE)   to  the   Class   T2-B-2   Certificates,   any   remaining
          Overcollateralized Accrued Certificate Interest for such Class for such Distribution Date;

               (FF) to the Class T2-B-2 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

               (GG)  to  the  Class  T2-B-2  Certificates,   any  Realized  Loss
          Amortization Amount for such Class for such Distribution Date;

               (HH) from amounts otherwise distributable to the Class CE Certificates, to pay Cap Carryover Amounts, first, concurrently, to the Classes of Senior Overcollateralized Certificates, pro rata, based on Cap Carryover Amounts for each such Class, and then sequentially, to the Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1 and Class T2-B-2 Certificates, in that order, any Cap Carryover Amounts for such Classes;

               (II)  to  the  Class  CE   Certificates,   up  to  the  Class  CE
          Distributable Amount; and

               (JJ) on the Distribution Date in August 2009 (or the final Distribution Date, if earlier), to the holders of the Class P Certificates $100.00 in reduction of the Class Certificate Balance of such Class.

          (ii) On each Distribution Date, there shall be distributed to the Holder of the Class 1-A-R Certificate (in respect of the Class II-UR Interest), any amounts remaining in the Certificate Account in respect of Loan Group T2 such date after the application pursuant to Sections 5.03(a), 5.03(b) and 5.03(c)(i).

     (d) On each Distribution Date, after the Securities Administrator makes the distributions of the Interest Remittance Amount, Principal Distribution Amount, Monthly Excess Cashflow Amount and amounts on deposit in the Cap Carryover

Reserve  Account  as  set  forth  above,  the  Securities   Administrator  shall
distribute the amount on deposit in the Overcollateralized Reserve Fund, sequentially, as follows:

          (i)  concurrently,   to  the  Classes  of  Senior   Overcollateralized
     Certificates,   pro  rata,   any   remaining   Overcollateralized   Accrued
     Certificate Interest for each such Class for such Distribution Date;

          (ii)  concurrently,   to  the  Classes  of  Senior  Overcollateralized
     Certificates, pro rata, any remaining Interest Carry Forward Amount for each such Class for such Distribution Date;

          (iii) to the holders of the Class or Classes of Overcollateralized Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount after taking into account distributions made from the Monthly Excess Interest Amount;

          (iv) concurrently, in proportion of their respective Unpaid Realized Loss Amounts, to the Senior Overcollateralized Certificates, any remaining Unpaid Realized Loss Amounts;

          (v) sequentially, to the Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1 and Class T2-B-2 Certificates, in that order, first the related Overcollateralized Accrued Certificate Interest, then the Interest Carry Forward Amount and finally any Unpaid Realized Loss Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

          (vi) concurrently, to the Senior Overcollateralized Certificates, any related Cap Carryover Amounts, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account pursuant to
     Section 5.03(c)(i)(HH), on a pro rata basis based on such respective Cap Carryover Amounts remaining;

          (vii) sequentially, to the Class T2-M-1, Class T2-M-2, Class T2-M-3, Class T2-M-4, Class T2-M-5, Class T2-M-6, Class T2-M-7, Class T2-M-8, Class T2-B-1 and Class T2-B-2 Certificates, in that order, any related Cap Carryover Amounts, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account pursuant to
     Section 5.03(c)(i)(HH); and

          (viii) to the Class CE Certificates, any remaining amounts.

     (e) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Certificate Account that represent Prepayment Charges with respect to Group T2 Mortgage Loans serviced by Wells Fargo in connection with a Principal Prepayment in Full of any Group T2 Mortgage Loan and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Class Certificate Balance of the Class P Certificates.

     (f) On each Distribution Date, Unpaid Realized Loss Amounts on the Offered Overcollateralized Certificates and Class T2-B Certificates will be reduced by the amount of any Recoveries relating to the Group T2 Mortgage Loans received during the related Prepayment Period in the same order as Realized Loss Amortization Amounts are paid to the Offered Overcollateralized Certificates and Class T2-B Certificates pursuant to Section 5.03(c) above.

     (g) Any amounts distributed to the Senior Overcollateralized Certificates and Mezzanine Certificates and Class T2-B Certificates in respect of interest pursuant to Section 5.03(c)(i)(HH) which constitute Cap Carryover Amounts shall first be deemed distributed by the Upper-Tier II REMIC as a distribution with respect to the Class CE Upper-Tier II Regular Interest, and then distributed to the Senior Overcollateralized Certificates, Mezzanine Certificates and Class T2-B Certificates as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates shall be treated as having been distributed to the Holders of the Class CE Certificates. Any amounts distributed to the Senior Overcollateralized Certificates, Mezzanine Certificates and Class T2-B Certificates pursuant to
Section 5.03(d)(vi) and (vii) which constitute Cap Carryover Amounts shall be deemed to be payments on notional principal contracts in the nature of cap contracts.

     (h) Distributions on the Uncertificated Lower-Tier II Interests. On each Distribution Date, the Securities Administrator shall be deemed to cause in the following order of priority, the following amounts to be distributed to the Upper-Tier II REMIC on account of the Uncertificated Lower-Tier II Regular Interests (such amount, the "Lower-Tier II Distribution Amount") or withdrawn from the Certificate Account and distributed to the Holder of the Class 1-A-R Certificate (in respect of the Class II-LR Interest), as the case may be:

          (i) to Holders of the Class LRII-AA Interest, the Lower-Tier II Corresponding Marker Interests, the Class LRII-P Interest and the Class LRII-ZZ Interest, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of the Class LRII-ZZ Interest shall be reduced and deferred when the Lower-Tier II REMIC
     Overcollateralized Amount is less than the Lower-Tier II REMIC Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LRII-ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of the Corresponding Lower-Tier II Marker Interests, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Classes and the Uncertificated Balance of the Class LRII-ZZ Interest shall be increased by such amount;

          (ii) to the Holders of the Uncertificated Lower-Tier II Interests, in an amount equal to the remainder of the Interest Remittance Amounts and Principal Remittance Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

               (1) to the Class LRII-AA Interest and the Class LRII-P Interest, 98.00% of such remainder, until the Uncertificated Balance of such

          Uncertificated Lower-Tier II Interest is reduced to zero; provided, however, that the Class LRII-P Interest shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to the Class LRII-P Interest, until $100 has been distributed pursuant to this clause;

               (2) to the Lower-Tier II Corresponding Marker Interests, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Classes, until the Uncertificated Balances of such Uncertificated Lower-Tier II Interests are reduced to zero; then to the Class LRII-ZZ Interest, 1.00% of such remainder, until the Uncertificated Balance of such Uncertificated Lower-Tier II Interest is reduced to zero;

               (3) any remaining amount to the Holder of the Class 1-A-R Certificate (in respect of the Class II-LR Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) the Class LRII-AA Interest and the Class LRII-P Interest and (ii) the Class LRII-ZZ Interest, respectively; provided that the Class LRII-P Interest shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to the Class LRII-P Interest, until $100 has been distributed pursuant to this clause.

          (iii) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group T2 Mortgage Loans received by Wells Fargo during the related Prepayment Period will be distributed to Holders of the Class LRII-P Interest. Such amount shall not reduce the Uncertificated Balance of the Class LRII-P Interest.

     (i) Distributions on the Upper-Tier II Interests. On each Distribution Date, all amounts representing Prepayment Charges deemed distributed on the Class LRII-P Interest shall be deemed distributed by the Upper-Tier II REMIC in respect of the Class P Upper-Tier II Interest. Such amount shall not reduce the Uncertificated Balance of the Class P Upper-Tier II Interest. Other amounts deemed distributed by the Lower-Tier II REMIC to the Upper-Tier II REMIC shall be deemed distributed with respect to Upper-Tier II Interests so as to (i) pay the Uncertificated Accrued Interest on such Upper-Tier II Interest plus any amounts in respect thereof remaining unpaid from previous Distribution Dates and
(ii) reduce the Uncertificated Balance or Notional Amount of each such Upper-Tier II Interest to the extent necessary so that it equals the Class Certificate Balance or Notional Amount of the Corresponding Class of Certificates. Any remaining amounts will be deemed distributed with respect to the II-UR Interest.

     (j) Allocation of Losses on the Uncertificated Lower-Tier II Interests and the Upper-Tier II Interests. The Securities Administrator shall be deemed to cause the following allocation of losses:

                    (a) For purposes of calculating the amount of Uncertificated
               Accrued Interest for the Uncertificated Lower-Tier II Interests, the aggregate amount of any Relief Act Reductions incurred in respect of the Group T2 Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to (i) the Class LRII-AA Interest and the Class LRII-P Interest and (ii) the Class LRII-ZZ Interest up to an aggregate amount equal to the Lower-Tier II REMIC Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among the Lower-Tier II Corresponding Marker Interests and the Class LRII-ZZ Interest, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated Lower-Tier II REMIC Pass-Through Rate on the respective Uncertificated Balance of each such Uncertificated Lower-Tier II Interest;

                    (b) The aggregate amount of any Relief Act Reductions incurred in respect of the Group T2 Mortgage Loans for any
               Distribution Date shall be allocated to the Upper-Tier II Interests pro rata based on, and to the extent of, the Uncertificated Accrued Interest for such Upper-Tier II Interest for such Distribution Date.

               (i) (a) All Realized Losses on the Group T2 Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following Uncertificated Lower-Tier II Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to (i) the Class LRII-AA Interest and the Class LRII-P Interest and (ii) the Class LRII-ZZ Interest up to an aggregate amount equal to the Lower-Tier II REMIC Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the Class MRII-AA Interest and the Class LRII-ZZ Interest up to an aggregate amount equal to the Lower-Tier II REMIC Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2B2 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2B2 has been reduced to zero; fourth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2B1 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2B1 has been reduced to zero; fifth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M8 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M8 has been reduced to zero; sixth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M7 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M7 has been reduced to zero; seventh, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M6 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the

          Class LRII-T2M6 has been reduced to zero; eighth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M5 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M5 has been reduced to zero; ninth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M4 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M4 has been reduced to zero; tenth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M3 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M3 has been reduced to zero; eleventh, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M2 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M2 has been reduced to zero; twelfth, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2M1 Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2M1 has been reduced to zero; thirteenth, up to the amount of any Class T-2-AA Realized Loss Amount, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2AA Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2AA has been reduced to zero and up to the amount of any Class T-2-AB Realized Loss Amount, to the Uncertificated Balances of the Class LRII-AA Interest, the Class LRII-T2AB Interest and the Class LRII-ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class LRII-T2AB has been reduced to zero.

                    (c) All Realized Losses on the Group T2 Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the Upper-Tier II Interests such that the Uncertificated Balance or Notional Amount of each such Upper-Tier II Interest equals the Class Certificate Balance or Notional Amount of the corresponding Class of Certificates.

          (k) Notwithstanding anything to the contrary contained herein, the above distributions in Sections 5.03(h) through (l) (other than on the Certificates) are deemed distributions, and distributions of funds from the Certificate Account shall be made only in accordance with Sections 5.03(a) through (f) hereof.

     Section 5.04 Allocation of Losses.

     (a) No later than five (5) Business Days prior to the related Distribution Date, the Master Servicer shall inform the Securities Administrator in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes (i) in the case of the Shifting Interest Certificates, pursuant to the operation of Section 5.04(b)(i) and (ii) in the case of the Overcollateralized Certificates, pursuant to the operation of Section 5.04(c).

     (b) Allocation of Losses on the Shifting Interest Certificates.

               (i) On each Distribution Date, the Class Certificate Balance of the Class 30-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class 30-PO Certificates (after giving effect to the amounts to be distributed as a distribution of principal and the allocation of Realized Losses with respect to the Group 1 Mortgage Loans on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

               The Class Certificate Balance of the Class of Class 1-B Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Non-PO Shifting Interest Certificates and Class 1-B Certificates (after giving effect to the amount to be distributed as distributions of principal and the allocation of PO Deferred Amounts on such
          Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date.

               After  the  Senior  Credit  Support  Depletion  Date,  the  Class
          Certificate   Balances  of  the  Senior   Non-PO   Shifting   Interest
          Certificates in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Non-PO Shifting Interest Certificates (after giving effect to the amount to be distributed as distributions of principal on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date.

               Any such reduction or increase shall be allocated among the Senior Non-PO Certificates based on their Class Certificate Balances immediately prior to such Distribution Date, or in the case of the Class 1-A-5 and Class 1-A-6 Certificates, their respective Initial Class Certificate Balances, if lower, until the Class Certificate Balances thereof have been reduced to zero. Realized Losses allocated to the Class 1-A-1 and Class 1-A-2 Certificates will reduce the Class 1-A-3 Notional Amount.

               (ii) Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.04(b)(i) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

               (iii) The calculation of the amount to be distributed as principal to any Class of Class 1-B Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses with respect to the Group 1 Mortgage Loans for such Distribution Date; provided, however, the actual payment of principal to the Classes of Class 1-B Certificates shall be made subsequent to the allocation of Realized Losses with respect to the Group 1 Mortgage Loans for such Distribution Date. In the event that after the allocation of Realized Losses with respect to the Group 1 Mortgage Loans for a Distribution Date, the Calculated Principal Distribution for a Class of Class 1-B Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed (i) first, sequentially, to the Classes of Class 1-B Certificates then outstanding (beginning with the

          Class of Class 1-B Certificates then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and (ii) then to the Senior Non-PO Shfiting Interset Certificates, pro rata, on the basis of their respective Class Certificate Balances.

               (iv) After the Senior Credit Support Depletion Date:

                    (A) On any  Distribution  Date on which the Class 1-A-8 Loss
               Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-8 Certificates will be reduced by the Class 1-A-8 Loss Allocation Amount and, notwithstanding Section 5.04(b)(i), the Class Certificate Balance of the Class 1-A-7 Certificates will not be reduced by the Class 1-A-8 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the Class 1-A-7 Loss Amount exceeds the Class Certificate Balance of the Class 1-A-8 Certificates prior to any reduction for the Class 1-A-8 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 1-A-7 Certificates. Any increase in the Class Certificate Balance allocated to the Class 1-A-7 Certificates pursuant to Section 5.04(b)(i) will instead increase the Class Certificate Balance of the Class 1-A-8 Certificates.

                    (B) On any Distribution  Date on which the Class 1-A-10 Loss
               Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-10 Certificates will be reduced by the Class 1-A-10 Loss Allocation Amount and, notwithstanding Section 5.04(b)(i), the Class Certificate Balances of the Class 1-A-1 and Class 1-A-4 Certificates will not be reduced by the Class 1-A-10 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the sum of the Class 1-A-1 Loss Amount and Class 1-A-4 Loss Amount exceeds the Class Certificate Balance of the Class 1-A-10 Certificates prior to any reduction for the Class 1-A-10 Loss Allocation Amount, such excess will be distributed, pro rata, based on the Class Certificate Balances of the Class 1-A-1 and Class 1-A-4 Certificates, in reduction of the Class Certificate Balances of the Class 1-A-1 and Class 1-A-4
               Certificates. Any increase in the Class Certificate Balance allocated to the Class 1-A-1 or Class 1-A-4 Certificates pursuant to Section 5.04(b)(i) will instead increase the Class Certificate Balance of the Class 1-A-10 Certificates.

               (v) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.04(b) to each Uncertificated Shifting Interest Lower-Tier Interest as described in Section 5.02 and to each Uncertificated Shifting Interest Middle-Tier Interest in an amount equal to the Realized Losses allocated to such Uncertificated Middle-Tier Interest's Corresponding Shifting Interest Upper-Tier Class or Classes.

               (vi) Notwithstanding any other provision of this Section 5.04(b), no Class Certificate Balance of a Class of Shifting Interest Certificates will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance (plus, in the case of the Class 1-A-5 and Class 1-A-6 Certificates, any Class 1-A-5 Accrual Distribution Amounts and Class 1-A-6 Accrual Distribution Amounts, respectively, previously added thereto) less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding in the case of any Class of Class 1-B Certificates any principal otherwise payable to such Class of Class 1-B Certificates but used to pay any PO Deferred Amount).

     (c) Allocation of Losses on the Overcollateralized Certificates. Any Subordinated Applied Realized Loss Amount for a Distribution Date will be allocated in reduction of the Class Certificate Balances of the Class T2-B-2, Class T2-B-1, Class T2-M-8, Class T2-M-7, Class T2-M-6, Class T2-M-5, Class T2-M-4, Class T2-M-3, Class T2-M-2 and Class T2-M-1 Certificates, in that order, and until the respective Class Certificate Balances thereof are reduced to zero.

     After the Distribution Date on which the Class Certificate Balance of the Class T2-M-1 Certificates has been reduced to zero, each Senior Applied Realized Loss Amount for a Distribution Date will be allocated in reduction of the Class Certificate Balance of the related Class of Senior Overcollateralized Certificates; provided, however, that (i) for so long as the Class T2-A-A Certificates are outstanding, the Senior Applied Realized Loss Amount for the Class T2-A-5 Certificates will be allocated to the Class T2-A-A Certificates in addition to the Senior Applied Realized Loss Amount for the Class T2-A-A Certificates and (ii) for so long as the Class T2-A-B Certificates are outstanding, the Senior Applied Realized Loss Amount for the Class T2-A-7 Certificates will be allocated to the Class T2-A-B Certificates in addition to the Senior Applied Realized Loss Amount for the Class T2-A-B Certificates.

     Notwithstanding any other provision of this Section 5.04(c), no Class Certificate Balance of a Class of Overcollateralized Certificates will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

     Section 5.05 Statements to Certificateholders.

     (a) (i) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Master Servicer's Certificate delivered to the Securities Administrator pursuant to Section 4.01 and with respect to subsections (V) and (W) below, after consultation with the Depositor, the Securities Administrator shall determine the following information with respect to the Shifting Interest Certificates and such Distribution Date:

               (A) the actual Distribution Date, the related Record Date, the LIBOR Determination Date for the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Interest Accrual Period for each Class of Shifting Interest Certificates for such Distribution Date;

               (B) the Pool Distribution Amount;

               (C) the amount of the Pool Distribution Amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and other components included therein;

               (D) the amount of the Pool Distribution Amount allocable to interest, the Class 1-A-5 Accrual Distribution Amount, the Class 1-A-6 Accrual Distribution Amount, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

               (E) if the distribution to the Holders of such Class of Shifting Interest Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (F) the  Class  Certificate  Balance  of each  Class of  Shifting
          Interest   Certificates   before  and  after  giving   effect  to  the
          distribution of principal on such Distribution Date;

               (G) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans for the preceding Distribution Date and the related Distribution Date;

               (H) the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage for such Distribution Date;

               (I) the amount of the Servicing Fees paid to or retained by the Servicers with respect to Loan Group 1 and such Distribution Date;

               (J) the Pass-Through Rate for each such Class of Shifting Interest Certificates with respect to such Distribution Date;

               (K) with respect to the Shifting Interest Certificates and Loan Group 1, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

               (L) the number and aggregate principal amounts of Group 1 Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) 31 to 60 days, 61 to 90 days and 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (M) with respect to any Group 1 Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregated Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition of the REO Properties;

               (N) for Loan Group 1, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (O) the aggregate amount of Realized Losses with respect to the Group 1 Mortgage Loans incurred during the preceding calendar month or any PO Deferred Amounts for such Distribution Date;

               (P)  the  Notional   Amount  for  each  Class  of  Interest  Only
          Certificates ;

               (Q) for Loan Group 1, the Reimbursement Amount;

               (R) for Loan Group 1, the amount of Recoveries, the PO Recovery and the Non-PO Recovery;

               (S) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

               (T) any material modifications, extensions or waivers to Group 1 Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date;

               (U) for the Group 1 Mortgage Loans, the number and aggregate Stated Principal Balance, the weighted average Mortgage Interest Rate, the weighted average remaining term, each as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (V) unless such information is otherwise set forth in the Form 10-D relating to such Distribution Date and provided that the Securities Administrator is reasonably able to include such information in the statement, material breaches of Group 1 Mortgage Loan representations and warranties of which the Securities Administrator has knowledge or has received written notice;

               (W) unless such information is otherwise set forth in the Form 10-D relating to such Distribution Date and provided that the Securities Administrator is reasonably able to include such information in the statement, material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice; and

               (X) the Class 1-A-4 Yield Maintenance Agreement Payment paid to the Class 1-A-4 Certificates.

          (ii)  Prior to the  Distribution  Date in each  month,  based upon the
     information  provided  to  the  Securities   Administrator  on  the  Master

     Servicer's Certificate delivered to the Securities Administrator pursuant to Section 4.01 and with respect to subsections (P) and (Q) below, after consultation with the Depositor, the Securities Administrator shall determine the following information with respect to the Overcollateralized Certificates and such Distribution Date:

               (A) the actual Distribution Date, the related Record Date, the LIBOR Determination Date for the Class T2-A-2 Certificates and the Interest Accrual Period for each Class of Overcollateralized Certificates for such Distribution Date;

               (B) if the distribution to the Holders of such Class of Overcollateralized Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (C)   the   Class   Certificate   Balance   of  each   Class   of
          Overcollateralized Certificates before and after giving effect to the distribution of principal on such Distribution Date;

               (D) the amount of the Servicing Fees paid to or retained by the Servicers with respect to the Group T2 Mortgage Loans and such Distribution Date;

               (E) the Pass-Through Rate and Certificate Interest Rate for each such Class of Overcollateralized Certificates with respect to such Distribution Date;

               (F) with respect to the Overcollateralized Certificates and the Group T2 Mortgage Loans, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

               (G) the number and aggregate principal amounts of Group T2 Mortgage Loans (A) delinquent (exclusive of Group T2 Mortgage Loans in foreclosure or bankruptcy) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (H) with respect to any Group T2 Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Group T2 Mortgage Loans and the aggregated Stated Principal Balance of such Group T2 Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition of the REO Properties;

               (I) the total number and principal balance (and market value, if available) of any REO Properties with respect to Group T2 Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date;

               (J) the aggregate amount of Realized Losses with respect to the Group T2 Mortgage Loans and Applied Realized Loss Amounts incurred during the related Collection Period separately identifying any reduction thereof due to the allocations of Applied Realized Loss Amounts;

               (K) for Loan Group T2, the Reimbursement Amount;

               (L) for Loan Group T2, the amount of Recoveries;

               (M) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

               (N) any material modifications, extensions or waivers to Group T2 Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date;

               (O) the number of Group T2 Mortgage Loans at the beginning and end of the related Collection Period, the weighted average Mortgage Interest Rate of the Mortgage Loans as of the last day of the related Collection Period and the weighted average remaining term of the Mortgage Loans;

               (P) unless such information is otherwise set forth in the Form 10-D relating to such Distribution Date and provided that the Securities Administrator is reasonably able to include such information in the statement, material breaches of Group T2 Mortgage Loan representations and warranties of which the Securities Administrator has knowledge or has received written notice;

               (Q) unless such information is otherwise set forth in the Form 10-D relating to such Distribution Date and provided that the Securities Administrator is reasonably able to include such information in the statement, material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice;

               (R) the Overcollateralized Accrued Certificate Interest in respect of each Class of Overcollateralized Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

               (S) the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date, the amount of all Cap Carryover

          Amounts covered by withdrawals from the Cap Carryover Reserve Account and the Overcollateralized Reserve Fund on such Distribution Date;

               (T) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses as a percentage of the Cut-off Date Pool Principal Balance;

               (U) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

               (V) the Principal Remittance Amount and the Interest Remittance Amount;

               (W) the Overcollateralized Yield Maintenance Agreement Payment paid to the Overcollateralized Certificates; and

               (X) the aggregate amount of Prepayment Charges collected or paid by Wells Fargo during the related Prepayment Period and the amounts thereof allocable to the Class P Certificates.

     For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "MBA" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date.

     (b) No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Master Servicer's Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Master Servicer, a single statement setting forth the information set forth in Sections 5.05(a)(i) and (ii) (a "Monthly Statement").

     On each Distribution Date, the Securities Administrator shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the Financial Market Service and the Depositor, the information contained in the Master Servicer's Certificate described in Section 4.01 for such Distribution Date.

     The Securities Administrator will make the Monthly Statement to Certificateholders (and, at its option, any additional files containing the same or additional information in an alternative format) available each month to Certificateholders, the NIMS Insurer and other parties to this Agreement via the

Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the Monthly Statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (C) and (D) of Section 5.05(a)(i) and clauses (C) and (R) of
Section 5.05(a)(ii), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

     The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form 1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Securities Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC created hereunder, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

     Section    5.06   Tax   Returns   and   Reports   to    Certificateholders.

     (a) For federal income tax purposes, each REMIC created hereunder shall have a taxable year ending on December 31st and shall maintain its books on the accrual method of accounting.

     (b) The Securities Administrator shall prepare or cause to be prepared, shall execute or cause to be executed by such Person as is required by the Code, Treasury Regulations or state or local tax laws, regulations or rules and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax and information returns for each taxable year with respect to each REMIC created hereunder containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC created hereunder and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. The Master Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Estate as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article V. Within 30 days of the Closing Date, the Securities Administrator shall obtain for each REMIC created hereunder a taxpayer identification number on Form SS-4 and any similarly required state or local forms or as otherwise permitted by the Internal Revenue Service, and shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 and any similarly required state or local forms or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax and information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

     (c) In the first federal income tax return (and any similar required state or local income tax returns) of each REMIC created hereunder for its short taxable year ending December 31, 2006, REMIC status shall be elected for such taxable year and all succeeding taxable years.

     (d) The Securities Administrator will maintain or cause to be maintained such records relating to each REMIC created hereunder, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     Section 5.07 Tax Matters Person.

     The Tax Matters Person shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate

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
is hereby designated as the Tax Matters Person for the Shifting Interest Upper-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Shifting Interest Lower-Tier REMIC, the Upper-Tier II REMIC and the Lower-Tier II REMIC. By its acceptance of the Class 1-A-R Certificate, such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for the Shifting Interest Upper-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Shifting Interest Lower-Tier REMIC, the Upper-Tier II REMIC and the Lower-Tier II REMIC.

     Section 5.08 Rights of the Tax Matters Person in Respect of the Securities Administrator.

     The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

     Section 5.09 REMIC Related Covenants.

     For as long as any REMIC created hereunder shall exist, the Trustee, the Securities Administrator, the Depositor and the Master Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC and avoid the imposition of tax on any REMIC created hereunder. In particular:

     (a) Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC created hereunder within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates, the Upper-Tier II Regular Interests, the Uncertificated Lower-Tier II Interests, the Uncertificated Shifting Interest Middle-Tier Interests and the Uncertificated Shifting Interest Lower-Tier Interests.

     (b) Except as otherwise provided in the Code, (i) the Depositor and the Master Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed, or deemed contributed, to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC created hereunder after the start-up day of such REMIC imposed by Code Section 860G(d).

     (c) Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall accept on behalf of any REMIC created hereunder any fee or other compensation for services and none of the Securities

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
Administrator, the Trustee or the Master Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

     (d) Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02 or 2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

     (e) The Securities Administrator shall maintain books with respect to the Trust and each REMIC created hereunder on a calendar year taxable year basis and on an accrual basis.

None of the Master Servicer, the Securities Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)
(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicer shall have delivered to the Securities Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the Master Servicer shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the Securities Administrator and that such action will not adversely impact the rating of the Certificates. None of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the Stated Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan,
(ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Further, none of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Start-up Day under the REMIC Provisions.

     Section 5.10 Determination of One-Month LIBOR.

     On each LIBOR Determination Date for a Class of LIBOR Certificates, the Securities Administrator shall determine One-Month LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Reuters Telerate Service.

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
     If on any LIBOR Determination Date for a Class of LIBOR Certificates, the Securities Administrator is unable to determine One-Month LIBOR on the basis of the method set forth in the preceding paragraph, One-Month LIBOR for the applicable Distribution Date will be whichever is higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date for such Class of LIBOR Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Securities Administrator determines to be either
(A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Securities Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date for a Class of LIBOR Certificates, the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the applicable Distribution Date will be One-Month LIBOR as determined on the previous LIBOR Determination Date for such Class of LIBOR Certificates, or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine One-Month LIBOR, 5.3200%.

     The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a LIBOR Determination Date, the Securities Administrator shall provide the Pass-Through Rates (in the case of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates) or the Certificate Interest Rate (in the case of the Class T2-A-2 Certificates) of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Securities Administrator at (301) 815-6600 and make a request therefor.

     Section  5.11  Master  Servicer,   Securities   Administrator  and  Trustee
Indemnification.

     (a) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Trustee of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Trustee or any co-trustee, the Trustee shall indemnify the Trust Estate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Trustee's or any co-trustee's covenants.

     (b) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Master Servicer of

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
its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Master Servicer, the Master Servicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Master Servicer's covenants.

     (c) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Securities Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Securities Administrator, the Securities Administrator shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Securities Administrator's covenants.

                                   ARTICLE VI

                                THE CERTIFICATES

     Section 6.01 The Certificates.

     The Classes of Certificates shall be substantially in the forms attached hereto as Exhibits A-1AR, A-1A1, A-1A2, A-1A3, A-1A4, A-1A5, A-1A6, A-1A7, A-1A8, A-1A9, A-1A10, A-1A11, A-1A12, A-30IO, A-30PO, A-T2A1, A-T2A2, A-T2A3,
A-T2A4,  A-T2A5,  A-T2A6,  A-T2A7,  A-T2A8, A-T2AA, A-T2AB, B-1B1, B-1B2, B-1B3,
B-1B4, B-1B5, B-1B6, B-T2M1,  B-T2M2,  B-T2M3,  B-T2M4,  B-T2M5, B-T2M6, B-T2M7,
B-T2M8, B-T2B1, B-T2B2, B-CE, B-P and C (reverse of all Certificates) and shall, on original issue, be executed by the Securities Administrator and shall be authenticated and delivered by the Securities Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance (or initial notional amount) and integral multiples in excess thereof set forth in the Preliminary Statement. The minimum denomination for the Class CE Certificates shall be a 10% Percentage Interest in such Class. The Offered Certificates (other than the Class 1-A-R Certificate) shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 6.02 Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

     (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate

     Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (iii) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Securities Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all Certificate Owners through the Depository of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to such Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Master Servicer, the Depositor, the
     Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class 1-A-R Certificate, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class CE or Class P Certificate to the issuer under an Indenture or the indenture trustee under an Indenture or (iii) a transfer of any such Class CE or Class P Certificate from the issuer under an Indenture or the indenture trustee under an Indenture to the Depositor or an Affiliate of the Depositor), (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (e) No transfer of an ERISA Restricted Certificate (other than (i) a transfer to the indenture trustee under an Indenture with respect to a related NIM trust or (ii) a transfer from the indenture trustee under an Indenture with respect to a related NIM trust to the Depositor or an Affiliate of the Depositor) shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter substantially in the form attached hereto as Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer, or (ii) in the case of any ERISA Restricted Certificate (other than the Class 1-A-R Certificate) presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, Section 4975 of the Code, or any federal, state or local law ("Similar Law") which is similar to the prohibited transaction provisions of ERISA or the Code or the fiduciary provisions of ERISA (collectively, a "Plan"), or a person acting on behalf of or using assets of a Plan, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or a violation of Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Master Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation or Opinion of Counsel acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect.

     Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository
Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

     (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person  shall  acquire  an  Ownership  Interest  in a Residual
     Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit substantially in the form attached hereto as Exhibit I from the proposed transferee. (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

          (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

          (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The

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     Securities  Administrator shall be entitled to recover from any Holder of a
     Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual
     Certificate.   Any  such  distributions  so  recovered  by  the  Securities
     Administrator   shall  be  distributed  and  delivered  by  the  Securities
     Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (vii) If any Person  other than a Permitted  Transferee  acquires  any
     Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities Administrator under this clause (vii) shall be reimbursable by the Trust.

          (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

     (g) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been
acquired  by  a  bona  fide  purchaser,   the  Securities   Administrator  shall
authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04 Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar, the NIMS Insurer or any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the NIMS Insurer or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

     Section  7.01  Respective  Liabilities  of the  Depositor  and  the  Master
Servicer.

     The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section  7.02  Merger  or  Consolidation  of the  Depositor  or the  Master
Servicer.

     The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

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
     In connection with the succession to the Master Servicer under this Agreement by any Person (i) into which the Master Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Master Servicer shall notify the Depositor of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(d), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act).

     Section 7.03 Limitation on Liability of the Depositor, the Master Servicer and Others.

     None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or of the Master Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability;
provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate (except any expenses, costs or liabilities incurred as a result of any breach of representations or warranties of the related party or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of such party hereunder or by reason of reckless disregard of obligations and duties of such party hereunder), and the Depositor and the Master Servicer shall each be entitled to be reimbursed therefor out of amounts attributable to the applicable Mortgage Loans on deposit in the Master Servicer Custodial Account, as provided by Section 3.11.

     Section 7.04 Depositor and Master Servicer Not to Resign.

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
     Subject to the provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by the Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed such Master Servicer's responsibilities and obligations in accordance with Section
8.05 hereof.

                                   ARTICLE VIII

                                     DEFAULT

     Section 8.01 Events of Default.

     If any one of the following events ("Events of Default") shall occur and be continuing:

     (a) any failure by the Master Servicer to remit amounts to the Securities Administrator for deposit into the Certificate Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by 12:00 P.M. New York time on the related Distribution Date; or

     (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee, the NIMS Insurer or the Depositor, or to the Master Servicer, the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

     (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (d) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (e) failure by the Master Servicer to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22; or

     (f) failure by the Master Servicer to make a Periodic Advance required to be made by it pursuant to Section 3.19 by 5:00 P.M. New York time on the Business Day preceding the related Distribution Date.

then, (i) in the case of Event of Default described in clauses (a) through (e) hereof, so long as such Event of Default is actually known by a Responsible Officer of the Trustee or the Depositor and shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Master Servicer under this Agreement and (ii) in the case of an Event of Default described in clause (f) hereof, so long as such event is known by a Responsible Officer of the Trustee, the Trustee shall be obligated to make such Periodic Advance and then, so long as such Event of Default shall not have been remedied by 5:00 P.M. New York time on the related Distribution Date (including the reimbursement to the Trustee by the Master Servicer, with interest thereon at the Prime Rate (as set forth in The Wall Street Journal), for any Periodic Advance made), the Trustee may, by notice given in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice and subject to Section 8.05, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section 8.05, unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the applicable Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the applicable Mortgage Loans to it. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Master Servicer Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the master servicing data and information to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (unless the predecessor Master Servicer is the Trustee, in which event the previous Master Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of Default on the part of the Trustee in its capacity as the predecessor Master

Servicer). Notwithstanding the termination of the Master Servicer pursuant hereto, the Master Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination, subject to the terms and conditions of this Agreement.

     Section 8.02 Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% (or such other percentage as may be required herein) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 8.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in Section 8.01(a) or
(b) which would become an Event of Default upon such Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the

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Securities  Administrator  and the  Securities  Administrator  shall give prompt written  notice  thereof to the  Certificateholders  in accordance  with Section
8.01.

     Section 8.05 Trustee to Act; Appointment of Successor.

     (a) (i) Within 90 days of the time the Master Servicer (and the Trustee if such notice of termination is delivered by the Depositor) receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor) shall, subject to Section 3.07, be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and thereof, as applicable, or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances (including, without limitation, Advances pursuant to Section 3.19) under this Agreement, (ii) the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee (a) acting in its capacity as successor to the Master Servicer in its obligation to make advances (including Advances pursuant to Section 3.19) to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable, (b) to be liable for any losses of the Master Servicer or any acts or omissions of the predecessor Master Servicer hereunder, (c) to be obligated to make Advances if it is prohibited from doing so by applicable law, (d) to be obligated to effectuate repurchases or substitutions of the Mortgage Loans hereunder or (e) to be obligated to perform any obligation of the Master Servicer under Section 3.20, Section 3.21 or Section 3.22 with respect to any period of time during which the Trustee was not the Master Servicer. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given, except for those amounts due to the Master Servicer as reimbursement for Advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as a successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to a terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer (unless the predecessor Master Servicer is the Trustee, in which event the previous Master Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of Default on the part of the Trustee in its capacity as the predecessor Master Servicer) upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

     (b) In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation shall not exceed the compensation of the Master Servicer being replaced.

     (c) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.03.

     Section 8.06 Notification to Certificateholders.

     Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Section 9.01 Duties of Trustee and Securities Administrator.

     (a) (i) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall

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exercise such of the rights and powers vested in it by this  Agreement,  and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Depositor hereunder.

     (b) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities
     Administrator, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (iii) The Trustee and the Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

          (iv) The Trustee shall not be charged with knowledge of any default or an Event of Default under Section 8.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such default or Event of Default or any Responsible Officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office from the Master Servicer, the Securities Administrator, the Depositor or any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default or an Event of Default under Section 8.01 unless a Responsible Officer of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives

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

     written notice of such default or Event of Default at its Corporate Trust Office from the Master Servicer, the Trustee, the Depositor or any Certificateholder; and

          (v) No provision in this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

     (c) Subject to the conditions set forth in this Section 9.01(c), the Securities Administrator is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Securities Administrator shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Securities Administrator, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and
(ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Securities Administrator of any Servicing Function Participant, the Securities Administrator shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.20 of this Agreement to the same extent as if such Servicing Function Participant were the Securities Administrator. The Securities Administrator shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.20, in each case as and when required to be delivered.

     Notwithstanding the foregoing, if the Securities Administrator engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Securities Administrator shall be responsible for determining whether such Subcontractor is an Additional Servicer.

     The Securities Administrator shall indemnify the Depositor, the Sponsor, the Trustee, the Custodian, the Master Servicer and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Securities Administrator's obligation set forth in the preceding paragraph or the failure of the Securities Administrator to perform any of its obligations under Section 3.20, Section 3.21, Section 3.22 or this Section 9.01(c).

     (d) The Securities Administrator is hereby directed to execute and deliver, on behalf of the Trust, the Yield Maintenance Agreements on the Closing Date and

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

to enforce the obligations of the Counterparty under the Yield Maintenance Agreements thereafter, including by exercising any right that the Securities Administrator may have to designate an "early termination date" under the Yield Maintenance Agreements upon the occurrence of an "event of default" or a "termination event" thereunder. Upon the occurrence of an "early termination date" under a Yield Maintenance Agreement, and at the direction of the Depositor, the Securities Administrator shall use reasonable efforts to replace such Yield Maintenance Agreement with one that is furnished by a replacement for the Counterparty acceptable to each Rating Agency, and the Securities Administrator shall hold in trust any amount that is paid to it by the Counterparty in respect of any such "early termination date" and apply such amount to the purchase of the related replacement. If any portion of such amount cannot be so used (either because a replacement for such Yield Maintenance
Agreement  is not  available  or such  amount  exceeds the amount  necessary  to purchase such replacement), the Securities Administrator shall deposit such portion in the applicable Reserve Fund. If such amount is insufficient to purchase a replacement for such Yield Maintenance Agreement, the Securities Administrator shall apply such amount to replace as much of such Yield Maintenance Agreement as it is possible to replace with such amount. If the Counterparty transfers its rights and obligations under a Yield Maintenance Agreement to another party in accordance therewith or the Securities Administrator replaces a Yield Maintenance Agreement with one that is furnished by a replacement for the Counterparty acceptable to each Rating Agency in accordance with this Agreement, then the Securities Administrator shall execute and deliver the related replacement for, or novation of, such Yield Maintenance Agreement.

     For so long as the Securities Administrator is required to file any report with the Commission pursuant to Section 3.22 of this Agreement, upon its receipt from BANA of each "significance estimate" for each Yield Maintenance Agreement pursuant to the Mortgage Loan Purchase Agreement, the Securities Administrator shall, on the basis of such "significance estimate," calculate such Yield Maintenance Agreement's "significance percentage" of the Class Certificate Balance or aggregate Class Certificate Balance of the related Class or Classes of Certificates as of the date of such "significance estimate" in accordance with Item 1115 of Regulation AB. For the avoidance of doubt, such "significance percentage" shall be a fraction, expressed as a percentage, the numerator of which is such "significance estimate" and the denominator of which is (i) in the case of the Class 1-A-4 Yield Maintenance Agreement, the Class Certificate Balance of the Class 1-A-4 Certificates after distributions on the related Distribution Date and (ii) in the case of the Overcollateralized Yield Maintenance Agreement, the aggregate Class Certificate Balance of the Offered Overcollateralized Certificates and Class T2-B Certificates after distributions on the related Distribution Date. The Securities Administrator also shall determine as of such date whether such "significance percentage" would require disclosure of financial information with respect to the Counterparty in any report required to be filed with the Commission pursuant to Section 3.22, and if it does, the Securities Administrator shall make a written request of the Counterparty for such information in accordance with the Yield Maintenance Agreements not later than the third Business Day after it receives the related "significance estimate." Upon its receipt of such information, the Securities Administrator shall furnish such information to the Depositor and, if such information is approved by the Depositor, shall include such information in the related report as provided in Section 3.22.

     Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator.

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

     Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee and the Securities Administrator, as applicable, may prescribe;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; however, subject to Section
     9.01(b)(v), nothing contained herein shall relieve the Trustee or the Securities ------------------ Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

          (iv) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as the case may be, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

          (vi) The Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

          (vii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     Section 9.03 Neither Trustee nor Securities Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or the Master Servicer, as applicable, and neither the Trustee nor the Securities Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

     Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor to the Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity;

the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer), or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer) taken in the name of the Trust or the Securities Administrator; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trust or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any continuation statement with respect to any financing statement for which the Trustee is the secured party in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

     Section 9.04 Trustee and  Securities  Administrator  May Own  Certificates.

     Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator and may otherwise deal with the Master Servicer or any of its affiliates with the same right it would have if it were not the Trustee or the Securities Administrator.

     Section 9.05 Eligibility Requirements for Trustee and the Securities Administrator.

     The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and
(b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A2" by Moody's and "A" by Fitch and S&P or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor, the Master Servicer or any Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such
Trustee or Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under

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

the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in
Section 9.06.

     The Securities Administrator (i) may not be an originator, the Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be either an institution (a) the long-term unsecured debt obligations of which are rated at least "A2" by Moody's, at least "A" by S&P and at least "A" by Fitch and or (b) whose serving as Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder; provided, however, that any such institution appointed as successor Securities Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The Trustee shall notify the Rating Agencies of any change of the Securities Administrator.

     Section 9.06 Resignation and Removal of Trustee and the Securities Administrator.

     The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer, the NIMS Insurer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

     If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities

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

Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, or if at any time the Securities Administrator has failed to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22, then the Master Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee or securities administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

     The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicer and the Trustee or the Securities Administrator, as applicable; the Master Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

     Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this
Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

     Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

     Section 9.07 Successor Trustee or Securities Administrator.

     Any successor Trustee or successor Securities Administrator appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as applicable, herein. The predecessor Trustee or Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

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

     No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05. Upon acceptance of appointment by a successor Trustee or Securities Administrator, as applicable, as provided in this Section 9.07, the Master Servicer shall cooperate to mail notice of the succession of such Trustee or Securities Administrator, as the case may be, hereunder to the NIMS Insurer, all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master Servicer.

     Section   9.08   Merger  or   Consolidation   of  Trustee   or   Securities
Administrator.

     Any corporation or banking association into which either the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee or the Securities Administrator under this Agreement by any Person (i) into which the Trustee or the Securities Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, as the case may be, shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(d), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

     Section   9.09    Appointment   of   Co-Trustee   or   Separate    Trustee.

     Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If one or both of the Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 9.10 Authenticating Agents.

     The Securities Administrator may appoint one or more authenticating agents ("Authenticating Agents") that shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator or the Securities Administrator's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities

Administrator by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

     Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master Servicer. The
Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

     Section 9.11 Securities Administrator's Fees and Expenses and Trustee's Fees and Expenses.

     The Trustee, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Trustee and the Securities Administrator, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The Securities Administrator shall be entitled to investment income from amounts on deposit in the Certificate Account as compensation for its services hereunder. The Trustee and the Securities Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or the Residual Certificate not in compliance with

ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

     Section 9.12 Appointment of Custodian.

     The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Master Servicer. Subject to this Article IX, the Trustee agrees to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     Each Custodian shall indemnify the Depositor, the Sponsor, the Trustee, the Master Servicer, the Securities Administrator and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that any of them may sustain in any way related to the failure of a Custodian to perform any of its obligations under Section 3.21. Notwithstanding the foregoing, in no event shall a Custodian be liable for any consequential, indirect or punitive damages pursuant to this Section 9.12.

     Section 9.13 Paying Agents.

     The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.09 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Certificate Account as the Securities Administrator shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. Any fees and expenses (but not including any indemnity payments) of a Paying Agent appointed pursuant to this Agreement shall be payable by the Securities Administrator out of its own funds and not out of any funds in the Trust Estate.

     Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

     Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Securities Administrator, for all amounts it has withdrawn from the Certificate Account. The Securities Administrator may, upon prior written approval of the Master Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities Administrator may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all
Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

     Section 9.14 Limitation of Liability.

     The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

     Section 5.15 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates.

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 9.16 Suits for Enforcement.

     In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

     Section 9.17 Waiver of Bond Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

     Section 9.18 Waiver of Inventory,  Accounting  and  Appraisal  Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE X

                                   TERMINATION

     Section  10.01  Termination  upon Purchase or  Liquidation  of All Mortgage
Loans.

     Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Securities Administrator pursuant to Sections 5.05(b) and 5.06(b)) shall terminate upon the last action required to be taken by the Securities Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the later of (I) the purchase by the Master Servicer of all of the Group 1 Mortgage Loans and all related REO Property remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Group 1 Mortgage Loan (other than any Group 1 Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (y) below), (y) the fair market value of such REO Property plus one month's interest at the related Mortgage Interest Rate on the unpaid principal balance of each Group 1 Mortgage Loan (including any Group 1 Mortgage Loan as to which REO Property has been acquired) and (z) any Reimbursement Amount owed to the Trust pursuant to Section 2.02 related to a Group 1 Mortgage Loan and (II) the purchase by the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the majority Holder of the Class CE Certificates (or if (i) such Holder fails to purchase on the Group T2 Optional Termination Date or (ii) such Holder is the Sponsor, or an affiliate of the Sponsor, the Master Servicer of the Mortgage Loans) of all of the Group T2 Mortgage Loans and all related REO Property remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Group T2 Mortgage Loan (other than any Group T2 Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (y) below), (y) the fair market value of such REO Property plus one month's interest at the related Mortgage Interest Rate on the unpaid principal balance of each Group T2 Mortgage Loan (including any Group T2 Mortgage Loan as to which REO Property has been acquired) and (z) any Reimbursement Amount owed to the Trust pursuant to Section 2.02 related to a Group T2 Mortgage Loan or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate and the disposition of all REO Property.

     No party may exercise its purchase option for the Group 1 Mortgage Loans or the Group T2 Mortgage Loans, as the case may be, until all Reimbursement Amounts for such Mortgage Loans have been paid. The Securities Administrator shall notify the Sponsor, upon notice of a party's intent to exercise its purchase option of any related Reimbursement Amount outstanding.

     Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Master Servicer to exercise its purchase option with respect to the Group 1 Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of all the Group 1 Mortgage Loans being less than 1% of the aggregate unpaid principal balance of all the Group 1 Mortgage Loans as of the Cut-off Date and (B) the purchase price calculated pursuant to clause (a)(I) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Group 1 Mortgage Loans (other than any Group 1 Mortgage Loan as to which REO Property has been acquired) and the related REO Properties; provided, however, that this clause (B) shall not apply to any purchase by the Master Servicer if, at the time of the purchase, the Master Servicer is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the first paragraph of this Section 10.01 will be determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to this Article X. If such right is exercised, the Trustee (or Custodian on the Trustee's behalf) shall, promptly following payment of the purchase price, release to the Master Servicer or its designee the Mortgage Files pertaining to the Group 1 Mortgage Loans being purchased. The Master Servicer's right, title and interest in and to such purchased Group 1 Mortgage Loans and the related Mortgage Files shall be subject to the servicing rights of the Servicers pursuant to the related Servicing Agreements.

     The right of a party to exercise its purchase option with respect to the Group T2 Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of all of the Group T2 Mortgage Loans being less than 10% of the aggregate unpaid principal balance of the Group T2 Mortgage Loans as of the Cut-off Date and (B) the purchase price calculated pursuant to clause (a)(II) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Group T2 Mortgage Loans (other than any Group T2 Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this clause (B) shall not apply to any purchase by the Master Servicer if, at the time of the purchase, the Master Servicer is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the first paragraph of this Section 10.01 will be determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to this Article X. If such right is exercised, the Trustee (or Custodian on the Trustee's behalf) shall, promptly following payment of the purchase price, release to the party exercising its purchase option or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased. The right, title and interest of the party exercising its purchase option with respect to the Group T2 Mortgage Loans in and to such purchased Group T2 Mortgage Loans and the related Mortgage Files shall be subject to the servicing rights of the Servicers pursuant to the related Servicing Agreements.

     Notice of the  exercise of any  purchase  option  pursuant to this  Section
10.01 and notice of any termination of the Trust or any portion of the Trust, specifying the Final Distribution Date or the applicable Distribution Date, upon which the applicable Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date or the applicable Distribution Date, upon which final payment of the applicable Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Securities Administrator therein specified.

     Upon the exercise of its purchase option, the applicable party shall remit to the Securities Administrator for deposit to the Certificate Account on or before the Final Distribution Date or the applicable Distribution Date, in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on such Final Distribution Date or Distribution Date, as applicable, equal to the purchase price for the related assets of the Trust Estate or any portion of the Trust Estate computed as above provided together with a statement as to the amount to be distributed on each applicable Class of Certificates pursuant to the next succeeding paragraph.

     Upon presentation and surrender of the applicable Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 or 5.03 hereof, as applicable, on the Final Distribution Date or the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to
Certificateholders of the same Class, all cash on hand with respect to the related REMICs (other than the amounts retained to meet claims). An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier II Interests, the Uncertificated Shifting Interest Lower-Tier Interests and the Uncertificated Shifting Interest Middle-Tier Interests, as applicable, in the same manner as principal and interest are distributed to such Uncertificated Lower-Tier II Interests, Uncertificated Shifting Interest Lower-Tier Interests and Uncertificated Shifting Interest Middle-Tier Interests, respectively, as provided in Section 5.02 or 5.03, as applicable.

     If the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Securities Administrator shall on such date cause all related funds in the Certificate Account not distributed in final distribution to such Certificateholders of such Group to continue to be held by the Securities Administrator in an Eligible Account for the benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining applicable Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one (1) year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

     Section 10.02 Additional Termination Requirements.

     (a) (i) If a party exercises its purchase option as provided in Section 10.01, the related REMIC or REMICs shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" or "prohibited contributions" in respect of any REMIC created hereunder as defined in the REMIC Provisions, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

          (ii) within 90 days prior to the applicable Final Distribution Date set forth in the notice given by the Securities Administrator under Section 10.01, the Securities Administrator shall sell the related Mortgage Loans and the REO Properties to the Master Servicer or the NIMS Insurer, as the case may be, for cash;

          (iii) the notice  given by the  Securities  Administrator  pursuant to
     Section 10.01 shall provide that such notice constitutes adoption of a plan of complete liquidation of the applicable REMIC or REMICs as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Securities Administrator shall also ensure that such date is specified in the final tax return of the applicable REMIC or REMICs; and

          (iv) the Upper-Tier II REMIC will be terminated on the same date that the Lower-Tier II REMIC is terminated, and the Shifting Interest Middle-Tier REMIC and the Shifting Interest Upper-Tier REMIC will be terminated on the same date that the Shifting Interest Lower-Tier REMIC is terminated.

     (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee, the NIMS Insurer or the Securities Administrator and if such action is not requested, is deemed to adopt such a plan of complete liquidation when the related Mortgage Loans are purchased pursuant to Section 10.01.

                                  ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01 Amendment.

     This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer (only to the extent such amendment relates to the
Overcollateralized   Certificates),   without   the   consent   of  any  of  the
Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC created hereunder as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC created hereunder pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to provide for the rights of the NIMS Insurer and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement pursuant to clause
(i) through (vi) above unless it shall have first received an Opinion of Counsel to the effect that such amendment shall not cause the imposition of any United States federal income tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMS Insurer (if the NIMS Insurer is affected by such amendment) and the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

     Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee, the NIMS Insurer and the Securities Administrator with an Opinion of Counsel stating that such amendment would not adversely affect the qualification of any REMIC created hereunder as a REMIC or result in the imposition of any United States federal income tax on any REMIC created hereunder and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation.

     Promptly after the execution of any such amendment or consent the Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder, the NIMS Insurer and to each Rating Agency.

     It shall not be necessary for the consent of Certificateholders  under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

     Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall receive and be entitled to conclusively rely on any Opinion of Counsel (at the expense of the Person seeking such amendment) stating that such amendment is authorized and permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own rights, duties or immunities under this Agreement.

     Section 11.02 Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Securities Administrator at its expense at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon delivery to the Securities Administrator at the expense of the requesting Certificateholders of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04 Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

     With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of
Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

     Section 11.05 Notices.

     All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255,
Attention: General Counsel and Chief Financial Officer, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: BAFC 2006-7, (c) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: BAFC, Series 2006-7, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
BAFC, Series 2006-7, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: BAFC, Series 2006-7, (d) in the case of the Trustee, U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services, BAFC, Series 2006-7, Attention: Structured Finance Services, BAFC 2006-7, (e) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group; (f) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Residential Mortgage Surveillance Group; and (g) in the case of Moody's, Moody's Investors Service, Inc., 99 Church

Street, New York, New York 10004, Attn: Residential Mortgage Surveillance Group or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07 Certificates Nonassessable and Fully Paid.

     It is the intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

     Section 11.08 Access to List of Certificateholders.

     The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Securities Administrator, within fifteen (15) days after the receipt of a request by the Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

     If three or more  Certificateholders  apply in  writing  to the  Securities
Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities Administrator shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

     Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 11.09 Recharacterization.

     The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Sponsor with respect to the Sponsor's rights under the Servicing Agreements pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

     Section  11.10   Regulation   AB   Compliance;   Intent  of  the   Parties;
Reasonableness.

     The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to use its commercially reasonable efforts to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master Servicer, the Securities Administrator, the Trustee and the Custodian shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Securities Administrator, the Trustee and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

     Section 11.11 Third Party Beneficiary.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and their successors hereunder and the NIMS Insurer, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANC OF AMERICA FUNDING
                                    CORPORATION, as Depositor


                                    By:      /s/ Scott Evans
                                        ----------------------------------
                                    Name:  Scott Evans
                                    Title: Senior Vice President


                                    WELLS FARGO BANK, N.A., as Master Servicer


                                    By:      /s/ Peter A. Gobell
                                        ----------------------------------
                                    Name:  Peter A. Gobell
                                    Title: Vice President


                                    WELLS FARGO BANK, N.A., as Securities
                                    Administrator


                                    By:      /s/ Peter A. Gobell
                                        ----------------------------------
                                    Name:  Peter A. Gobell
                                    Title: Vice President


                                    U.S. BANK NATIONAL ASSOCIATION, as
                                    Trustee


                                    By:      /s/ Melissa A. Rosal
                                        ----------------------------------
                                    Name:  Melissa A. Rosal
                                    Title: Vice President


             [Signature Page to the Pooling and Servicing Agreement]

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

     On the 26th day of October, 2006, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.


                                             /s/ E. Blair Autrey
                                        ----------------------------------
                                              Notary Public

My commission expires October 4, 2010.
                      ---------------


              [Notary Page to the Pooling and Servicing Agreement]

STATE OF MARYLAND     )
                      )       ss.:
COUNTY OF BALTIMORE   )
                      )

     On the 26th day of October, 2006, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.


                                             /s/ Graham M. Oglesby
                                        ----------------------------------
                                               Notary Public

My commission expires January 7, 2009.
                      ---------------


              [Notary Page to the Pooling and Servicing Agreement]

STATE OF MARYLAND     )
                      )       ss.:
COUNTY OF BALTIMORE   )
                      )

     On the 26th day of October, 2006, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                             /s/ Graham M. Oglesby
                                        ----------------------------------
                                               Notary Public

My commission expires January 7, 2009.
                      ---------------


              [Notary Page to the Pooling and Servicing Agreement]

STATE OF ILLINOIS       )
                        )      ss.:
COUNTY OF COOK          )
                        )

     On the 26th day of October, 2006, before me, a notary public in and for the State of Illinois, personally appeared Melissa A. Rosal, known to me who, being by me duly sworn, did depose and say that she is a Vice President of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such association.


                                             /s/ Nancie J Arvin
                                        ----------------------------------
                                               Notary Public

My commission expires October 3, 2007.
                      ---------------

              [Notary Page to the Pooling and Servicing Agreement]

                                  EXHIBIT A-1AR

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R  CERTIFICATE  MAY NOT BE  PURCHASED  BY OR  TRANSFERRED  TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS 1-A-R CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.















                                    A-1AR-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $100.00

Initial Class Certificate
Balance of this Class:                      $100.00

Pass-Through Rate:                          6.2500%

CUSIP No.:                                  05951K AA 1

ISIN No.:                                   US05951KAA16

     THIS CERTIFIES THAT __________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the

                                    A-1AR-2

Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Any distribution of the proceeds of any remaining assets of the applicable subaccounts of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

     Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Class 1-A-R Certificate to such proposed transferee shall be effected; (v) this Class 1-A-R Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class 1-A-R
Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
(6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

     This Class 1-A-R Certificate may not be purchased by or transferred to any employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to the prohibited transactions provisions of ERISA or the Code or the fiduciary provisions of ERISA (collectively, a "Plan") or a Person acting on behalf of or investing assets of a Plan.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                    A-1AR-3

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


































                                    A-1AR-4

                                  EXHIBIT A-1A1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.



















                                    A-1A1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $70,000,000.00

Pass-Through Rate:                          Floating

CUSIP No.:                                  05951K AB 9

ISIN No.:                                   US05951KAB98

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate


                                    A-1A1-2

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *























                                    A-1A1-3

                                  EXHIBIT A-1A2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.












                                    A-1A2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $10,043,000.00

Pass-Through Rate:                          Floating

CUSIP No.:                                  05951K AC 7

ISIN No.:                                   US05951KAC71

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                    A-1A2-2

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator

                                      * * *















                                    A-1A2-3

                                  EXHIBIT A-1A3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.













                                    A-1A3-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-3

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Notional
Amount of this
Certificate
("Denomination"):                           $

Initial Notional
Amount of this Class:                       $80,043,000.00

Pass-Through Rate:                          Inverse Floating

CUSIP No.:                                  05951K AD 5

ISIN No.:                                   US05951KAD54

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Class 1-A-3 Certificate is not entitled to any distributions with respect to principal.


                                    A-1A3-2

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *





















                                    A-1A3-3

                                  EXHIBIT A-1A4

                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.















                                    A-1A4-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-4

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $87,663,000.00

Pass-Through Rate:                          Floating

CUSIP No.:                                  05951K AE 3

ISIN No.:                                   US05951KAE38

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                    A-1A4-2

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     * * *























                                    A-1A4-3

                                  EXHIBIT A-1A5

                    [FORM OF FACE OF CLASS 1-A-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE AMOUNT SET FORTH BELOW.









                                    A-1A5-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-5

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $1,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AF 0

ISIN No.:                                   US05951KAF03

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    A-1A5-2
interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *




























                                    A-1A5-3

                                  EXHIBIT A-1A6

                    [FORM OF FACE OF CLASS 1-A-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE AMOUNT SET FORTH BELOW.
















                                    A-1A6-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-6

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $1,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AG 8

ISIN No.:                                   US05951KAG85

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance

                                    A-1A6-2
as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *



















                                    A-1A6-3

                                  EXHIBIT A-1A7

                    [FORM OF FACE OF CLASS 1-A-7 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.















                                    A-1A7-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-7

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $51,597,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AH 6

ISIN No.:                                   US05951KAH68

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance

                                    A-1A7-2
as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


















                                    A-1A7-3

                                  EXHIBIT A-1A8

                    [FORM OF FACE OF CLASS 1-A-8 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-7 CERTIFICATES WILL BE BORNE BY THE CLASS 1-A-8 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.













                                    A-1A8-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-8

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,010,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AJ 2

ISIN No.:                                   US05951KAJ25

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    A-1A8-2
interest in, and is not guaranteed by the Depositor, the Master Servicer and the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

















                                    A-1A8-3

                                  EXHIBIT A-1A9

                    [FORM OF FACE OF CLASS 1-A-9 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.












                                    A-1A9-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-A-9

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $30,597,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AK 9

ISIN No.:                                   US05951KAK97

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance

                                    A-1A9-2
as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    A-1A9-3

                                 EXHIBIT A-1A10

                   [FORM OF FACE OF CLASS 1-A-10 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class 1-A-10


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-1 CERTIFICATES AND THE CLASS 1-A-4 CERTIFICATES WILL BE BORNE BY THE CLASS 1-A-10 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.




















                                    A-1A10-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class 1-A-10

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $6,314,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AL 7

ISIN No.:                                   US05951KAL70

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance

                                    A-1A10-2
as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *



































                                    A-1A10-3

                                 EXHIBIT A-1A11

                   [FORM OF FACE OF CLASS 1-A-11 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class 1-A-11

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    A-1A11-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class 1-A-11

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $5,679,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AM 5

ISIN No.:                                   US05951KAM53

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance


                                    A-1A11-2
as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


                                    A-1A11-3

                                 EXHIBIT A-1A12

                   [FORM OF FACE OF CLASS 1-A-12 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class 1-A-12

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    A-1A12-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class 1-A-12

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $56,267,000.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AN 3

ISIN No.:                                   US05951KAN37

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance

                                    A-1A12-2
as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *



































                                    A-1A12-3

                                 EXHIBIT A-30-IO

                    [FORM OF FACE OF CLASS 30-IO CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 30-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

























                                    A-30IO-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 30-IO

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Notional
Amount of this
Certificate
("Denomination"):                           $

Initial Notional
Amount of this Class:                       $13,805,701.00

Pass-Through Rate:                          6.000%

CUSIP No.:                                  05951K AP 8

ISIN No.:                                   US05951KAP84

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Class 30-IO Certificate is not entitled to any distributions with respect to principal.

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities

                                    A-30IO-2

Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     * * *





































                                    A-30IO-3

                                 EXHIBIT A-30PO

                    [FORM OF FACE OF CLASS 30-PO CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 30-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    A-30PO-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 30-PO

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $1,687,199.00

CUSIP No.:                                  05951K AQ 6

ISIN No.:                                   US05951KAQ67

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Class 30-PO Certificate represents the right to receive principal only and holders of these Certificates are not entitled to distributions in respect of interest.


                                    A-30PO-3

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein.

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *






























                                    A-30PO-3

                                 EXHIBIT A-T2A1

                   [FORM OF FACE OF CLASS T2-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    A-T2A1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-1

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $153,271,000.00

CUSIP No.:                                  05951K AX 1

ISIN No.:                                   US05951KAX19

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the

                                    A-T2A1-2

Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


































                                    A-T2A1-3

                                 EXHIBIT A-T2A2

                   [FORM OF FACE OF CLASS T2-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    A-T2A2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-2

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $50,000,000.00

Pass-Through Rate:                          Floating

CUSIP No.:                                  05951K AY 9

ISIN No.:                                   US05951KAY91

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    A-T2A2-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *
































                                    A-T2A2-3

                                 EXHIBIT A-T2A3

                   [FORM OF FACE OF CLASS T2-A-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    B-T2A3-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-3

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $40,840,000.00

CUSIP No.:                                  05951K AZ 6

ISIN No.:                                   US05951KAZ66

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2A3-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2A3-3

                                  EXHIBIT A-T2A4

                   [FORM OF FACE OF CLASS T2-A-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.
























                                    B-T2A4-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-4

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $39,611,000.00

CUSIP No.:                                  05951K BA 0

ISIN No.:                                   US05951KBA07

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2A4-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2A4-3

                                 EXHIBIT A-T2A5

                   [FORM OF FACE OF CLASS T2-A-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.



























                                    B-T2A5-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-5

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $21,150,000.00

CUSIP No.:                                  05951K BB 8

ISIN No.:                                   US05951KBB89

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2A5-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *
































                                    B-T2A5-3

                                 EXHIBIT A-T2A6

                   [FORM OF FACE OF CLASS T2-A-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.






















                                    B-T2A6-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-6

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $8,160,000.00

CUSIP No.:                                  05951K BC 6

ISIN No.:                                   US05951KBC62

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2A6-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2A6-3

                                 EXHIBIT A-T2A7

                   [FORM OF FACE OF CLASS T2-A-7 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    B-T2A7-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-7

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $24,000,000.00

CUSIP No.:                                  05951K BD 4

ISIN No.:                                   US05951KBD46

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2A7-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2A7-3

                                 EXHIBIT A-T2A8

                   [FORM OF FACE OF CLASS T2-A-8 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.























                                    B-T2A8-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-8

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $34,937,000.00

CUSIP No.:                                  05951K BE 2

ISIN No.:                                   US05951KBE29

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2A8-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2A8-3

                                 EXHIBIT A-T2AA

                   [FORM OF FACE OF CLASS T2-A-A CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE AGGREGATE CLASS CERTIFICATE BALANCE OF THE MEZZANINE CERTIFICATES HAS BEEN REDUCED ZERO, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS T2-A-5 CERTIFICATES WILL BE BORNE BY THE CLASS T2-A-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

















                                    B-T2AA-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-A

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,000,000.00

CUSIP No.:                                  05951K BF 9

ISIN No.:                                   US05951KBF93

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2AA-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *
































                                    B-T2AA-3

                                 EXHIBIT A-T2AB

                   [FORM OF FACE OF CLASS T2-A-B CERTIFICATE]

                      BANC OF AMERICA FUNDING CORPORATION
               Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE AGGREGATE CLASS CERTIFICATE BALANCE OF THE MEZZANINE CERTIFICATES HAS BEEN REDUCED ZERO, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS T2-A-7 CERTIFICATES WILL BE BORNE BY THE CLASS T2-A-B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

















                                    B-T2AB-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-A-B

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $3,500,000.00

CUSIP No.:                                  05951K BG 7

ISIN No.:                                   US05951KBG76

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an


                                    B-T2AB-2
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2AB-3

                                  EXHIBIT B-1B1

                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR SHIFTING INTEREST CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES  ADMINISTRATOR,  STATING THAT (A) IT IS






                                    B-1B1-1

NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.






















                                    B-1B1-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-1

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $8,026,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  05951K AR 4

ISIN No.:                                   US05951KAR41

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate


                                    B-1B1-3

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


































                                    B-1B1-4

                                  EXHIBIT B-1B2

                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR SHIFTING INTEREST CERTIFICATES AND THE CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND








                                    B-1B2-1

SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.




















                                    B-1B2-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-2

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $1,839,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  05951K AS 2

ISIN No.:                                   US05951KAS24

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                     B-1B2-3

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-1B2-4

                                  EXHIBIT B-1B3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR SHIFTING INTEREST CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES AND THE CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND







                                     B-1B3-1

SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.





















                                    B-1B3-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-3

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $1,003,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  05951K AT 0

ISIN No.:                                   US05951KAT07

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                    B-1B3-3

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer and Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


































                                    B-1B3-4

                                  EXHIBIT B-1B4

                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR SHIFTING INTEREST CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES AND THE CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG.






                                    B-1B4-1

35925 (JULY 12, 1995)), THERE IS NO PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER SUCH PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL SUCH PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE  OR  ANY  INTEREST   THEREIN  SHALL  BE  DEEMED  TO  HAVE  MADE  THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.



























                                    B-1B4-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-4

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $669,000.00

Pass-Through Rate:                          6.2500%

CUSIP No.:                                  05951K AU 7

ISIN No.:                                   US05951KAU79

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                    B-1B4-3

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *








                                    B-1B4-4

                                  EXHIBIT B-1B5

                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR SHIFTING INTEREST CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES, THE CLASS 1-B-3 CERTIFICATES AND THE CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG.






                                    B-1B5-1

35925 (JULY 12, 1995)), THERE IS NO PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER SUCH PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL SUCH PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE  OR  ANY  INTEREST   THEREIN  SHALL  BE  DEEMED  TO  HAVE  MADE  THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.



























                                    B-1B5-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-5

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $502,000.00

Pass-Through Rate:                          6.2500%

CUSIP No.:                                  05951K AV 5

ISIN No.:                                   US05951KAV52

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                    B-1B5-3

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *








                                    B-1B5-4

                                  EXHIBIT B-1B6

                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR SHIFTING INTEREST CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES, THE CLASS 1-B-3 CERTIFICATES, THE CLASS 1-B-4 CERTIFICATES AND THE CLASS 1-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER SUCH PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH






                                    B-1B6-1

AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL SUCH PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE  OR  ANY  INTEREST   THEREIN  SHALL  BE  DEEMED  TO  HAVE  MADE  THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.
































                                    B-1B6-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                   Class 1-B-6

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $501,662.00

Pass-Through Rate:                          6.2500%

CUSIP No.:                                  05951K AW 3

ISIN No.:                                   US05951KAW36

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate

                                    B-1B6-3

Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *








                                    B-1B6-4

                                 EXHIBIT B-T2M1

                   [FORM OF FACE OF CLASS T2-M-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS   CERTIFICATE   IS   SUBORDINATED   IN  RIGHT  OF  PAYMENT  TO  THE  SENIOR
OVERCOLLATERALIZED CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND







                                    B-T2M1-1

SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.




















                                    B-T2M1-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-1

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $6,668,000.00

CUSIP No.:                                  05951K BH 5

ISIN No.:                                   US05951KBH59

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M1-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M1-4

                                 EXHIBIT B-T2M2

                   [FORM OF FACE OF CLASS T2-M-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS   CERTIFICATE   IS   SUBORDINATED   IN  RIGHT  OF  PAYMENT  TO  THE  SENIOR
OVERCOLLATERALIZED CERTIFICATES AND THE CLASS T2-M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE









                                    B-T2M2-1

SECURITIES  ADMINISTRATOR  EITHER  (I) A  REPRESENTATION  LETTER,  IN  FORM  AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.




















                                    B-T2M2-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-2

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,425,000.00

CUSIP No.:                                  05951K BJ 1

ISIN No.:                                   US05951KBJ16

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M2-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M2-4

                                 EXHIBIT B-T2M3

                   [FORM OF FACE OF CLASS T2-M-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE CLASS T2-M-1 CERTIFICATES AND THE CLASS T2-M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE








                                    B-T2M3-1

SECURITIES  ADMINISTRATOR  EITHER  (I) A  REPRESENTATION  LETTER,  IN  FORM  AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.



















                                    B-T2M3-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-3

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BK 8

ISIN No.:                                   US05951KBK88

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M3-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M3-4

                                 EXHIBIT B-T2M4

                   [FORM OF FACE OF CLASS T2-M-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE CLASS T2-M-1 CERTIFICATES, THE CLASS T2-M-2 CERTIFICATES AND THE CLASS T2-M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER









                                    B-T2M4-1

OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.



















                                    B-T2M4-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-4

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BL 6

ISIN No.:                                   US05951KBL61

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M4-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M4-4

                                 EXHIBIT B-T2M5

                   [FORM OF FACE OF CLASS T2-M-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE CLASS T2-M-1 CERTIFICATES, THE CLASS T2-M-2 CERTIFICATES, THE CLASS T2-M-3 CERTIFICATES AND THE CLASS T2-M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER









                                    B-T2M5-1

OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.



















                                    B-T2M5-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-5

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BM 4

ISIN No.:                                   US05951KBM45

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M5-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M5-4

                                 EXHIBIT B-T2M6

                   [FORM OF FACE OF CLASS T2-M-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE CLASS T2-M-1 CERTIFICATES, THE CLASS T2-M-2 CERTIFICATES, THE CLASS T2-M-3 CERTIFICATES, THE CLASS T2-M-4 CERTIFICATES AND THE CLASS T2-M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER








                                    B-T2M6-1

OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.



















                                    B-T2M6-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-6

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BN 2

ISIN No.:                                   US05951KBN28

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M6-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M6-4

                                 EXHIBIT B-T2M7

                   [FORM OF FACE OF CLASS T2-M-7 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE CLASS T2-M-1 CERTIFICATES, THE CLASS T2-M-2 CERTIFICATES, THE CLASS T2-M-3 CERTIFICATES, THE CLASS T2-M-4 CERTIFICATES, THE CLASS T2-M-5 CERTIFICATES AND THE CLASS T2-M-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.









                                    B-T2M7-1

IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.


















                                    B-T2M7-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-7

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BP 7

ISIN No.:                                   US05951KBP75

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an



                                    B-T2M7-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2M7-4

                                 EXHIBIT B-T2M8

                   [FORM OF FACE OF CLASS T2-M-8 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE CLASS T2-M-1 CERTIFICATES, THE CLASS T2-M-2 CERTIFICATES, THE CLASS T2-M-3 CERTIFICATES, THE CLASS T2-M-4 CERTIFICATES, THE CLASS T2-M-5 CERTIFICATES, THE CLASS T2-M-6 CERTIFICATES AND THE CLASS T2-M-7
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN THE EVENT THAT THIS CERTIFICATE IS NO LONGER RATED AT LEAST BBB- OR ITS EQUIVALENT, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.








                                    B-T2M8-1

IF THE RATING OF THIS CERTIFICATE FALLS BELOW BBB- OR ITS EQUIVALENT, TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN AT ANY TIME THAT THIS CERTIFICATE HAS A RATING LOWER THAN BBB- OR ITS EQUIVALENT SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.


















                                    B-T2M8-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-M-8

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BQ 5

ISIN No.:                                   US05951KBQ58

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2M8-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *
































                                    B-T2M8-4

                                 EXHIBIT B-T2B1

                   [FORM OF FACE OF CLASS T2-B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS   CERTIFICATE   IS   SUBORDINATED   IN  RIGHT  OF  PAYMENT  TO  THE  SENIOR
OVERCOLLATERALIZED CERTIFICATES AND THE MEZZANINE CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT










                                    B-T2B1-1

ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER SUCH PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL SUCH PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE  OR  ANY  INTEREST   THEREIN  SHALL  BE  DEEMED  TO  HAVE  MADE  THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.














                                    B-T2B1-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-B-1

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BR 3

ISIN No.:                                   US05951KBR32

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2B1-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

































                                    B-T2B1-4

                                 EXHIBIT B-T2B2

                   [FORM OF FACE OF CLASS T2-B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE MEZZANINE CERTIFICATES AND THE CLASS T2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT









                                    B-T2B2-1

ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER SUCH PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL SUCH PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE  OR  ANY  INTEREST   THEREIN  SHALL  BE  DEEMED  TO  HAVE  MADE  THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.














                                    B-T2B2-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                  Class T2-B-2

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                               October 1, 2006

First Distribution Date:                    November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $2,021,000.00

CUSIP No.:                                  05951K BS 1

ISIN No.:                                   US05951KBS15

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an

                                    B-T2B2-3
interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on this Certificate at a per annum rate as provided in the Pooling and Servicing Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *
































                                    B-T2B2-4

                                  EXHIBIT B-CE

                     [FORM OF FACE OF CLASS CE CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                    Class CE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR OVERCOLLATERALIZED CERTIFICATES, THE MEZZANINE CERTIFICATES AND THE CLASS T2-B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER
SERVICER,  THE  SECURITIES  ADMINISTRATOR  OR THE TRUSTEE TO ANY  OBLIGATION  IN





                                     B-CE-1

ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.













































                                     B-CE-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                    Class CE

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:                    1

Cut-off Date:                       October 1, 2006

First Distribution Date:            November 27, 2006

Percentage Interest:                100%

CUSIP No.:                          05951K BT 9

ISIN No.:                           US05951KBT97

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Group T2 Mortgage Loans, all as more specifically set forth herein and in the Pooling and Servicing Agreement.

     Further, no transfer of a Class CE Certificate shall be made to a Plan or a person acting on behalf of or using the asset of a Plan, except as provided in the Pooling and Servicing Agreement.

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                                     B-CE-3

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *














                                     B-CE-4

                                   EXHIBIT B-P

                      [FORM OF FACE OF CLASS P CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                     Class P

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER
SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN










                                     B-P-1

VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE..















































                                     B-P-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-7
                                     Class P

evidencing an interest in a Trust consisting primarily of two loan groups of fixed interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                       October 1, 2006

First Distribution Date:            November 27, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $100.00

CUSIP No.:                          05951K BU 6

ISIN No.:                           US05951KBU60

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans serviced by Wells Fargo and their Class Certificate Balance, as more specifically set forth in the Pooling and Servicing Agreement.

                                     B-P-3

     Further, no transfer of a Class P Certificate shall be made to a Plan or a person acting on behalf of or using the asset of a Plan, except as provided in the Pooling and Servicing Agreement.

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *





                                     B-P-4

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                       BANC OF AMERICA FUNDING CORPORATION
                       Mortgage Pass-Through Certificates

     This  Certificate  is  one  of a  duly  authorized  issue  of  Certificates designated as Banc of America Funding Corporation Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

     Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement.

     On each Distribution Date, the Securities Administrator shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in
Section 5.2 and 5.03 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Securities Administrator as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the

Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The  Depositor,   the  Master  Servicer,  the  Certificate  Registrar,  the
Securities Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Trustee, the Securities Administrator or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Group 1 Loans is less than 1% of the aggregate unpaid principal balance of the Group 1 Mortgage Loans as of the Cut-off Date, the Master Servicer has the option to purchase the Group 1 Mortgage Loans and related REO Properties under the conditions set forth in Section 10.01 of the Pooling and Servicing Agreement. On any Distribution Date on which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group T2 Mortgage Loans as of the Cut-off Date, certain parties specified in the Pooling and Servicing Agreement have the option to purchase the Group T2 Mortgage Loans and related REO Properties under the conditions set forth in Section 10.01 of the Pooling and Servicing Agreement. In the event that no such terminations occur, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

     Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.


Dated:

                                                     WELLS FARGO BANK, N.A.,
                                                     as Securities Administrator


                                                     By
                                                       -------------------------
                                                         Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                                     WELLS FARGO BANK, N.A.,
                                                     as Securities Administrator


                                                     By
                                                       -------------------------
                                                         Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                     -------------------------------------------
                                     Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to

     This information is provided by , the assignee named above, or, as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE



    (See the Free Writing Prospectus filed and accepted by the Securities and
         Exchange Commission on October 27, 2006, with a filing date of October 30, 2006 and accession number 0000950136-06-008947)








































                                     D-1-1

                                  EXHIBIT D-T2

                      LOAN GROUP T2 MORTGAGE LOAN SCHEDULE


    (See the Free Writing Prospectus filed and accepted by the Securities and
         Exchange Commission on October 27, 2006, with a filing date of October 30, 2006 and accession number 0000950136-06-008947)







































                                     D-T2-1

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [Date]

To:  U.S. Bank National Association
     4527 Metropolitan Ct., Suite C
     Frederick, MD  21704
     Attention:  Tina Radtke


Re: The Pooling and Servicing Agreement dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee.

     In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____     1.       Mortgage Paid in Full

____     2.       Foreclosure

____     3.       Substitution

____     4.       Other Liquidation

____     5.       Nonliquidation                    Reason:
                                                            --------------------

                                           By:
                                              ----------------------------------
                                                 (authorized signer of Servicer)

                                           Issuer:
                                                  ------------------------------
                                           Address:
                                                   -----------------------------

                                           Date:
                                                --------------------------------

Custodian
---------

U.S. Bank National Association
Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature                               Date

Documents returned to Custodian:


----------------------------------- ----------------
Custodian                               Date

                                   EXHIBIT F

               FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                October 30, 2006



     [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee.



                                    [---------------],

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   EXHIBIT G-1

                        FORM OF TRANSFEROR'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]
Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - BAFC 2006-7

Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2006-7, Class ___, having an initial aggregate Certificate Balance as of October 30, 2006 of $___________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)



                                     G-1-1
     through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of
     Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.


                                           Very truly yours,

                                           -------------------------------------
                                           (Transferor)

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------






























                                     G-1-2

                                  EXHIBIT G-2A

                       FORM 1 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - BAFC 2006-7

         Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2006-7, Class ___, having an initial aggregate Certificate Balance as of October 30, 2006 of $_________]

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

          2. The Transferee has been  furnished with all  information  regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and  Servicing  Agreement  and the Trust  created  pursuant

                                     G-2A-1
     thereto,   (e)  any  credit  enhancement   mechanism  associated  with  the
     Transferred  Certificate,   and  (f)  all  related  matters,  that  it  has
     requested.
          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                           Very truly yours,

                                           -------------------------------------
                                           (Transferor)

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

































                                     G-2A-2

                             Nominee Acknowledgment
                             ----------------------

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                            ------------------------------------
                                            (Nominee)

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------






























                                     G-2A-3

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [__________________] (the "Transferor") Wells Fargo Bank, N.A., as Securities Administrator with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________/1/ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and ( b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having
---------------------------
/1/ Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-2A-4
                  supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities

                                     G-2A-5
has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

           ____     ____     Will the Transferee be  purchasing the  Transferred
           Yes      No       Certificates only for the Transferee's own account?


     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                     -------------------------------------------
                                     Print Name of Transferee

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------
                                     Date:
                                           -------------------------------------

                                     G-2A-6

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [_________________] (the "Transferor") Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     G-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

           ____     ____     Will the Transferee  be  purchasing the Transferred
           Yes      No       Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                     -------------------------------------------
                                     Print Name of Transferee or Adviser

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     IF AN ADVISER:



                                     Print Name of Transferee

                                     By:
                                         ---------------------------------------
                                     Date:
                                           -------------------------------------

                                     G-2A-8

                                  EXHIBIT G-2B

                       FORM 2 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - BAFC 2006-7

         Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2006-7, Class ___, having an initial aggregate Certificate Principal Balance as of October 30, 2006 of $_________

Ladies and Gentlemen:

     This  letter  is  delivered  to you in  connection  with  the  transfer  by
[_______________________]            (the            "Transferor")            to
[_________________________________]   (the   "Transferee")   of  the   captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Securities Administrator is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made

                                     G-2B-1
pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

     UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE OR THE FIDUCIARY PROVISIONS OF ERISA (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER
     (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IN THE CASE OF ANY PRIVATE CERTIFICATE (OTHER THAN A CLASS CE OR CLASS P CERTIFICATE), IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH


                                     G-28-2

     AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL SUCH PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES
     ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (d) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c)








                                     G-2B-3
nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                            Very truly yours,




                                            ------------------------------------
                                            Transferee)

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------














                                     G-2B-4

                             Nominee Acknowledgment
                             ----------------------

The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                            ------------------------------------
                                            (Nominee)

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------































                                     G-2B-5

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - BAFC 2006-7

         Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2006-7, Class ___, having an initial aggregate Certificate Principal Balance as of October 30, 2006 of $_________

Ladies and Gentlemen:

     This  letter  is  delivered  to you in  connection  with  the  transfer  by
[_______________________]            (the            "Transferor")            to
[________________________________]   (the   "Transferee")   of   the   captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Transferee hereby certifies, represents and warrants to you, as Securities Administrator, either that:

     (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to the prohibited transaction provisions of ERISA or the Code or the fiduciary provisions of ERISA (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

     (b) with respect to any ERISA Restricted Certificate other than a Class CE, Class P or Class 1-A-R Certificate, it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no
Plan subject to ERISA or Section 4975 of the Code with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other such Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

     Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                             -----------------------------------

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                              RESIDUAL CERTIFICATE

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2006-7

STATE OF               )
                       )  ss:
COUNTY OF              )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The  undersigned is an officer of  _______________________________,  the proposed transferee (the "Transferee") of the Class 1-A-R Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated October 30, 2006, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee historically has paid its debts as they have become due, and it intends to do so in the future.

     8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

     9.  The  taxpayer   identification   number  of  the   Transferee  (or  the
Transferee's nominee, if applicable) is ___________.

     10.  The  Transferee  is a (i)  U.S.  Person  as  defined  in Code  Section
7701(a)(30) or (ii) (A) the Transferee holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the Transferee has delivered to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes..

     11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

     13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

     14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to the prohibited transaction provisions of ERISA or the Code or the fiduciary provisions of ERISA, and the Transferee is not acting on behalf of, or using assets of, such a plan or arrangement.

     15. The Transferee understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby.

     16. The Transferee intends to pay taxes associated with holding the Residual Certificate as such taxes become due.

                                      * * *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.



                                     -------------------------------------------
                                     Print Name of Transferee

                                     By:
                                         ---------------------------------------
                                          Name:
                                          Title:


     Personally       appeared       before       me       the       above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed  and sworn before me this _____ day of  _______________________,
____





                                           -------------------------------------
                                                      NOTARY PUBLIC



                                           My Commission expires the ____ day of
                                           ______________, ____

                                  ATTACHMENT A

                                       to

      AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS


Check the appropriate box:

[  ]      The  consideration  paid to the  Transferee  to acquire  the  Residual
          Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by
          Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR
                                       --

[  ]      The transfer of the Residual  Certificate  complies with U.S. Treasury
          Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

         (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

         (ii)     at  the  time  of  the  transfer,  and  at  the close  of  the
                  Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

         (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

         (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

         (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J
                           LIST OF RECORDATION STATES

                                     Florida
                                    Maryland

                                    EXHIBIT K

           FORM OF INITIAL CERTIFICATION OF THE [TRUSTEE] [CUSTODIAN]

                                October 30, 2006

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145
Attention:  Corporate Trust Services - BAFC 2006-7

        Re: The Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator and master servicer, and U.S. Bank National Association, as trustee.

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as [Trustee] [Custodian], hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

     The [Trustee] [Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Initial Certification. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                         [U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee]


                                         [___________________________________,
                                         as Custodian]

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT L

            FORM OF FINAL CERTIFICATION OF THE [TRUSTEE] [CUSTODIAN]


                              [__________ __, ____]


Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145
Attention:  Corporate Trust Services - BAFC 2006-7

         Re: The Pooling and Servicing Agreement, dated October 30, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator and master servicer, and U.S. Bank National Association, as trustee.

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as [Trustee] [Custodian], hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

     The [Trustee] [Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final Certification. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                            [U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee]

                                            [_________________________________,
                                            as Custodian]


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT M

                      Form of Sarbanes-Oxley Certification

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2006-7

     I,  [________],  a  [_____________]  of Wells Fargo Bank, N.A. (the "Master
Servicer"), certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Banc of America Funding 2006-7 Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the pooling and servicing agreement, dated October 30, 2006, among Banc of America Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and U.S. Bank National Association, as trustee; and

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d- 18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association, Cenlar FSB, Countrywide Home Loans Servicing LP, GreenPoint Mortgage Funding, Inc., IndyMac Bank, F.S.B., Opteum Financial Services, LLC and U.S. Bank National Association.
                              [_________], 20[__]

                                    EXHIBIT N

                           Relevant Servicing Criteria

     For purposes of this Exhibit N, "ST" shall refer to SunTrust and "WFB" shall refer to Wells Fargo Bank, each in its capacity as a Servicer.


-----------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
-----------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
-----------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)          Policies and procedures are instituted to monitor any         Master Servicer,
                       performance or other triggers and events of default in        Securities Administrator,
                       accordance with the transaction agreements.                   BANA, ST and WFB
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)         If any material servicing activities are outsourced to        Master Servicer,
                       third parties, policies and procedures are instituted to      Securities Administrator,
                       monitor the third party's performance and compliance          BANA, ST and WFB
                       with such servicing activities.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)        Any requirements in the transaction agreements to             Not applicable
                       maintain a back-up servicer for the mortgage loans are
                       maintained.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)         A fidelity bond and errors and omissions policy is in         BANA, ST and WFB
                       effect on the party participating in the servicing
                       function throughout the reporting period in the amount
                       of coverage required by and otherwise in accordance with
                       the terms of the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                                     Cash Collection and Administration
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)          Payments on mortgage loans are deposited into the             Master Servicer,
                       appropriate custodial bank accounts and related bank          Securities Administrator,
                       clearing accounts no more than two business days following    BANA, ST and  WFB
                       receipt, or such other number of days specified in the
                       transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)         Disbursements made via wire transfer on behalf of an          Master Servicer,
                       obligor or to an investor are made only by authorized         Securities Administrator,
                       personnel.                                                    BANA, ST and WFB
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)        Advances of funds or guarantees regarding collections,        Master Servicer,
                       cash flows or distributions, and any interest or other        Securities Administrator,
                       fees charged for such advances, are made, reviewed and        BANA, ST and WFB
                       approved as specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
-----------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
-----------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)         The related accounts for the transaction, such as cash        Master Servicer,
                       reserve accounts or accounts established as a form of         Securities Administrator,
                       overcollateralization, are separately maintained (e.g.,       BANA, ST and WFB
                       with respect to commingling of cash) as set forth in the
                       transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)          Each custodial account is maintained at a federally           Master Servicer,
                       insured depository institution as set forth in the            Securities Administrator,
                       transaction agreements. For purposes of this criterion,       BANA, ST and WFB
                       "federally insured depository institution" with respect
                       to a foreign financial institution means a foreign
                       financial institution that meets the requirements of
                       Rule 13k-1(b)(1) of the Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)         Unissued checks are safeguarded so as to prevent              Master Servicer,
                       unauthorized access.                                          Securities Administrator,
                                                                                     BANA, ST and WFB
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)        Reconciliations are prepared on a monthly basis for all       Master Servicer,
                       asset-backed securities related bank accounts, including      Securities Administrator,
                       custodial accounts and related bank clearing accounts.        BANA, ST and WFB
                       These reconciliations are (A) mathematically accurate;
                       (B) prepared within 30 calendar days after the bank
                       statement cutoff date, or such other number of days
                       specified in the transaction agreements; (C) reviewed
                       and approved by someone other than the person who
                       prepared the reconciliation; and (D) contain explanations
                       for reconciling items.  These reconciling items are
                       resolved within 90 calendar days of their original
                       identification, or such other number of days specified
                       in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                                     Investor Remittances and Reporting
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)          Reports to investors, including those to be filed with        Master Servicer,
                       the Commission, are maintained in accordance with the         Securities Administrator,
                       transaction agreements and applicable Commission              BANA, ST and WFB
                       requirements. Specifically, such reports (A) are prepared
                       in accordance with timeframes and other terms set forth
                       in the transaction agreements; (B) provide information
                       calculated in accordance with the terms specified in the
                       transaction agreements; (C) are filed with the Commission
                       as required by its rules and regulations; and (D) agree
                       with investors' or the trustee's records as to the total
                       unpaid principal balance and number of mortgage loans
                       serviced by the Servicer.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)         Amounts due to investors are allocated and remitted in        Master Servicer,
                       accordance with timeframes, distribution priority and         Securities Administrator,
                       other terms set forth in the transaction agreements.          BANA, ST and WFB
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
-----------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
-----------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)        Disbursements made to an investor are posted within two       Master Servicer,
                       business days to the Servicer's investor records, or          Securities Administrator,
                       such other number of days specified in the transaction        BANA, ST and WFB
                       agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)         Amounts remitted to investors per the investor reports        Master Servicer,
                       agree with cancelled checks, or other form of payment,        Securities Administrator,
                       or custodial bank statements.                                 BANA, ST and WFB
-----------------------------------------------------------------------------------------------------------------
                                         Pool Asset Administration
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)          Collateral or security on mortgage loans is maintained as     Custodian, BANA, ST
                       required by the transaction agreements or related             and WFB
                       mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)         Mortgage loan and related documents are safeguarded as        Custodian, BANA, ST
                       required by the transaction agreements                        and WFB
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)        Any additions, removals or substitutions to the asset         BANA, ST and WFB
                       pool are made, reviewed and approved in accordance with
                       any conditions or requirements in the transaction
                       agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)         Payments on mortgage loans, including any payoffs, made       BANA, ST and WFB
                       in accordance with the related mortgage loan documents
                       are posted to the Servicer's obligor records maintained
                       no more than two business days after receipt, or such
                       other number of days specified in the transaction
                       agreements, and allocated to principal, interest or other
                       items (e.g., escrow) in accordance with the related
                       mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)          The Servicer's records regarding the mortgage loans agree     BANA, ST and WFB
                       with the Servicer's records with respect to an obligor's
                       unpaid principal balance.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)         Changes with respect to the terms or status of an             BANA, ST and WFB
                       obligor's mortgage loans (e.g., loan modifications or
                       re-agings) are made, reviewed and approved by authorized
                       personnel in accordance with the transaction agreements
                       and related pool asset documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)        Loss mitigation or recovery actions (e.g., forbearance        BANA, ST and WFB
                       plans, modifications and deeds in lieu of foreclosure,
                       foreclosures and repossessions, as applicable) are
                       initiated, conducted and concluded in accordance with the
                       timeframes or other requirements established by the
                       transaction agreements.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
-----------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
-----------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)       Records documenting collection efforts are maintained         BANA, ST and WFB
                       during the period a mortgage loan is delinquent in
                       accordance with the transaction agreements. Such records
                       are maintained on at least a monthly basis, or such other
                       period specified in the transaction agreements, and
                       describe the entity's activities in monitoring delinquent
                       mortgage loans including, for example, phone calls,
                       letters and payment rescheduling plans in cases where
                       delinquency is deemed temporary (e.g., illness or
                       unemployment).
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)         Adjustments to interest rates or rates of return for          BANA, ST and WFB
                       mortgage loans with variable rates are computed based on
                       the related mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)          Regarding any funds held in trust for an obligor (such as     BANA, ST and WFB
                       escrow accounts):  (A) such funds are analyzed, in
                       accordance with the obligor's mortgage loan documents,
                       on at least an annual basis, or such other period
                       specified in the transaction agreements; (B) interest on
                       such funds is paid, or credited, to obligors in
                       accordance with applicable mortgage loan documents and
                       state laws; and (C) such funds are returned to the
                       obligor within 30 calendar days of full repayment of the
                       related mortgage loans, or such other number of days
                       specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)         Payments made on behalf of an obligor (such as tax or         BANA, ST and WFB
                       insurance payments) are made on or before the related
                       penalty or expiration dates, as indicated on the
                       appropriate bills or notices for such payments, provided
                       that such support has been received by the servicer at
                       least 30 calendar days prior to these dates, or such
                       other number of days specified in the transaction
                       agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)        Any late payment penalties in connection with any payment     BANA, ST and WFB
                       to  be made on behalf of an obligor are paid from the
                       servicer's funds and not charged to the obligor, unless
                       the late payment was due to the obligor's error or
                       omission.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)       Disbursements made on behalf of an obligor are posted         BANA, ST and WFB
                       within  two business days to the obligor's records
                       maintained by the servicer, or such other number of days
                       specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)        Delinquencies, charge-offs and uncollectible accounts         Master Servicer,
                       are recognized and recorded in accordance with the            Securities Administrator,
                       transaction agreements.                                       BANA, ST and WFB
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
-----------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
-----------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)         Any external enhancement or other support, identified in      Master Servicer and
                       Item 1114(a)(1) through (3) or Item 1115 of Regulation        Securities Administrator
                       AB, is maintained as set forth in the transaction
                       agreements.
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT O

                         Additional Form 10-D Disclosure


------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-D DISCLOSURE

------------------------------------------------------------------------------------------------------------
                    Item on Form 10-D                                     Party Responsible
------------------------------------------------------------------------------------------------------------
  Item 1: Distribution and Pool                                             Master Servicer
        Performance Information                                          Securities Administrator
                                                                             Depositor
Any  information  required by 1121 which is NOT
included on the Monthly Statement
------------------------------------------------------------------------------------------------------------
                Item 2: Legal Proceedings

Any legal proceeding pending against the
following entities or their respective property,
that is material to Certificateholders, including
any proceeding sknown to be contemplated by
governmental authorities:
------------------------------------------------------------------------------------------------------------
o Issuing Entity (Trust Fund)                             Trustee, Master Servicer, Securities Administrator
                                                                            and Depositor
------------------------------------------------------------------------------------------------------------
o Sponsor (Seller)                                         Seller (if a party to the Pooling and Servicing
                                                                     Agreement) or Depositor
------------------------------------------------------------------------------------------------------------
o Depositor                                                                  Depositor
------------------------------------------------------------------------------------------------------------
o Trustee                                                                    Trustee
------------------------------------------------------------------------------------------------------------
o Securities Administrator                                            Securities Administrator
------------------------------------------------------------------------------------------------------------
o Master Servicer                                                          Master Servicer
------------------------------------------------------------------------------------------------------------
o Custodian                                                                   Custodian
------------------------------------------------------------------------------------------------------------
o 1110(b) Originator                                                          Depositor
------------------------------------------------------------------------------------------------------------
o Any 1108(a)(2) Servicer (other than the Master                           Master Servicer
Servicer or Securities Administrator)
------------------------------------------------------------------------------------------------------------
o Any other party contemplated by 1100(d)(1)                                 Depositor
------------------------------------------------------------------------------------------------------------
     Item 3: Sale of Securities and Use of Proceeds                          Depositor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the
sponsor, depositor or issuing entity, that are
backed by the same asset pool or are otherwise
issued by the issuing entity, whether or not
registered, provide the sales and use of proceeds
information in Item 701 of Regulation S-K.
Pricing information can be omitted if securities
were not registered.
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                       ADDITIONAL FORM 10-D DISCLOSURE

------------------------------------------------------------------------------------------------------------
                    Item on Form 10-D                                     Party Responsible
------------------------------------------------------------------------------------------------------------
         Item 4: Defaults Upon Senior Securities                      Securities Administrator

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default
(after expiration of any grace period and
provision of any required notice)
------------------------------------------------------------------------------------------------------------
   Item 5: Submission of Matters to a Vote                            Securities Administrator
             of Security Holders

Information from Item 4 of Part II of Form 10-Q
------------------------------------------------------------------------------------------------------------
       Item 6: Significant Obligors of Pool Assets                            Depositor

Item 1112(b) - Significant Obligor Financial
Information*
------------------------------------------------------------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the Item.
------------------------------------------------------------------------------------------------------------
  Item 7: Significant Enhancement
          Provider Information

Item 1114(b)(2) - Credit Enhancement Provider
Financial Information*
------------------------------------------------------------------------------------------------------------
o Determining applicable disclosure threshold                         Securities Administrator
------------------------------------------------------------------------------------------------------------
o Requesting required financial information or                        Securities Administrator
effecting incorporation by reference
------------------------------------------------------------------------------------------------------------
    Item 1115(b) - Derivative Counterparty
                   Financial Information*
------------------------------------------------------------------------------------------------------------
o Determining current maximum probable exposure                               Depositor
------------------------------------------------------------------------------------------------------------
o Determining current significance percentage                         Securities Administrator
------------------------------------------------------------------------------------------------------------
o Requesting required financial  information or effecting             Securities Administrator
incorporation by reference
------------------------------------------------------------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Items.
------------------------------------------------------------------------------------------------------------
                Item 8: Other Information                        Any party responsible for the applicable
                                                                          Form 8-K Disclosure item
Disclose any information  required to be reported
on Form 8-K during  the  period  covered by the
Form 10-D but not reported
------------------------------------------------------------------------------------------------------------
                    Item 9: Exhibits
------------------------------------------------------------------------------------------------------------
         Monthly Statement to Certificateholders                      Securities Administrator
------------------------------------------------------------------------------------------------------------
Exhibits required by Item 601 of Regulation S-K,                           Depositor
            such as material agreements
------------------------------------------------------------------------------------------------------------

                                    EXHIBIT P

                         Additional Form 10-K Disclosure

--------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------------------------------------
                    Item on Form 10-K                                     Party Responsible
--------------------------------------------------------------------------------------------------------------
           Item 1B: Unresolved Staff Comments                                Depositor


--------------------------------------------------------------------------------------------------------------
               Item 9B: Other Information                             Any party responsible for disclosure
Disclose any information required to be reported                              items on Form 8-K
on Form 8-K during the fourth quarter covered
by the Form 10-K but not reported
--------------------------------------------------------------------------------------------------------------
    Item 15: Exhibits, Financial Statement                             Securities Administrator
                     Schedules                                               Depositor
--------------------------------------------------------------------------------------------------------------
Reg AB Item 1112(b): Significant
        Obligors of Pool Assets
--------------------------------------------------------------------------------------------------------------
Significant Obligor Financial Information*                                   Depositor
--------------------------------------------------------------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Item.
--------------------------------------------------------------------------------------------------------------
   Reg AB Item 1114(b)(2): Credit
    Enhancement Provider Financial
              Information
--------------------------------------------------------------------------------------------------------------
o Determining applicable disclosure threshold                          Securities Administrator
--------------------------------------------------------------------------------------------------------------
o Requesting required financial  information or                        Securities Administrator
effecting incorporation by reference
--------------------------------------------------------------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Items.
--------------------------------------------------------------------------------------------------------------
 Reg AB Item 1115(b): Derivative
 Counterparty Financial Information
--------------------------------------------------------------------------------------------------------------
o Determining current maximum probable                                      Depositor
exposure
--------------------------------------------------------------------------------------------------------------
o Determining current significance percentage                        Securities Administrator
--------------------------------------------------------------------------------------------------------------
o Requesting required financial information or                       Securities Administrator
effecting incorporation by reference
--------------------------------------------------------------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Items.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------------------------------------
                    Item on Form 10-K                                     Party Responsible
--------------------------------------------------------------------------------------------------------------
          Reg AB Item 1117: Legal Proceedings
Any legal proceeding pending against the
following entities or their respective property,
that is material to Certificateholders, including
any proceedings known to be contemplated by
governmental authorities:
--------------------------------------------------------------------------------------------------------------
o Issuing Entity (Trust Fund)                              Trustee, Master Servicer, Securities Administrator
                                                                          and Depositor
--------------------------------------------------------------------------------------------------------------
o Sponsor (Seller)                                         Seller (if a party to the Pooling and Servicing
                                                              Agreement) or Depositor
--------------------------------------------------------------------------------------------------------------
o Depositor                                                                  Depositor
--------------------------------------------------------------------------------------------------------------
o Trustee                                                                     Trustee
--------------------------------------------------------------------------------------------------------------
o Securities Administrator                                           Securities Administrator
--------------------------------------------------------------------------------------------------------------
o Master Servicer                                                         Master Servicer
--------------------------------------------------------------------------------------------------------------
o Custodian                                                                  Custodian
--------------------------------------------------------------------------------------------------------------
o 1110(b) Originator                                                         Depositor
--------------------------------------------------------------------------------------------------------------
o Any 1108(a)(2) Servicer (other than the Master                          Master Servicer
Servicer or Securities Administrator)
--------------------------------------------------------------------------------------------------------------
o Any other party contemplated by 1100(d)(1)                                 Depositor
--------------------------------------------------------------------------------------------------------------
    Reg AB Item 1119: Affiliations and
               Relationships
--------------------------------------------------------------------------------------------------------------
Whether (a) the Sponsor (Seller), Depositor or                         Depositor as to (a)
Issuing Entity is an affiliate of the following                        Sponsor/Seller as to (a)
parties, and (b) to the extent known and material,
any of the following parties are affiliated with
one another:
--------------------------------------------------------------------------------------------------------------
o Master Servicer                                                         Master Servicer
--------------------------------------------------------------------------------------------------------------
o Securities Administrator                                           Securities Administrator
--------------------------------------------------------------------------------------------------------------
o Trustee                                                                     Trustee
--------------------------------------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                                           Master Servicer
--------------------------------------------------------------------------------------------------------------
o Any 1110 Originator                                                    Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1112(b) Significant Obligor                                        Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1114 Credit Enhancement Provider                                   Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1115 Derivate Counterparty Provider                                Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                                    Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
Whether there are any "outside the ordinary course                     Depositor as to (a)
business arrangements" other than would be obtained in              Sponsor/Seller as to (a)
an arm's length transaction between (a) the Sponsor
(Seller), Depositor or Issuing Entity on the one hand,
and (b) any of the following parties (or their
affiliates) on the other hand, that exist currently or
within the past two years and that are material to a
Certificateholder's understanding of the
Certificates:
--------------------------------------------------------------------------------------------------------------
o Master Servicer                                                         Master Servicer
--------------------------------------------------------------------------------------------------------------
o Securities Administrator                                           Securities Administrator
--------------------------------------------------------------------------------------------------------------
o Trustee                                                                     Trustee
--------------------------------------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                                           Master Servicer
--------------------------------------------------------------------------------------------------------------
o Any 1110 Originator                                                    Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------------------------------------
                    Item on Form 10-K                                     Party Responsible
--------------------------------------------------------------------------------------------------------------
o Any 1112(b) Significant Obligor                                        Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1114 Credit Enhancement Provider                                   Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1115 Derivate Counterparty Provider                                Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                                    Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
Whether there are any specific relationships                             Depositor as to (a)
involving the transaction or the pool assets                           Sponsor/Seller as to (a)
between (a) the Sponsor (Seller), Depositor or
Issuing Entity on the one hand, and (b) any of the
following parties (or their affiliates) on the other
hand, that exist currently or within the past two
years and that are material:
-------------------------------------------------------------------------------------------------------------
o Master Servicer                                                         Master Servicer
--------------------------------------------------------------------------------------------------------------
o Securities Administrator                                           Securities Administrator
--------------------------------------------------------------------------------------------------------------
o Trustee                                                                     Trustee
--------------------------------------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                                           Master Servicer
--------------------------------------------------------------------------------------------------------------
o Any 1110 Originator                                                    Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1112(b) Significant Obligor                                        Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1114 Credit Enhancement Provider                                   Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any 1115 Derivate Counterparty Provider                                Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                                    Depositor/Sponsor
--------------------------------------------------------------------------------------------------------------

                                    EXHIBIT Q

                               Form 8-K Disclosure


----------------------------------------------------------------------------------------------------------------
                                         FORM 8-K DISCLOSURE INFORMATION
----------------------------------------------------------------------------------------------------------------
                    Item on Form 8-K                                       Party Responsible
----------------------------------------------------------------------------------------------------------------
  Item 1.01- Entry into a Material Definitive             All parties, but only to the extent they are a party
                    Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note:  disclosure not required as to definitive
agreements that are fully disclosed in the
prospectus
----------------------------------------------------------------------------------------------------------------
Item 1.02- Termination of a Material                       All parties, but only to the extent they are a party
         Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial
agreement.
----------------------------------------------------------------------------------------------------------------
          Item 1.03- Bankruptcy or Receivership                                Depositor

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

----------------------------------------------------------------------------------------------------------------
o Sponsor (Seller)                                                    Depositor/Sponsor (Seller)
----------------------------------------------------------------------------------------------------------------
o Depositor                                                                    Depositor
----------------------------------------------------------------------------------------------------------------
o Master Servicer                                                           Master Servicer
----------------------------------------------------------------------------------------------------------------
o Affiliated Servicer                                                       Master Servicer
----------------------------------------------------------------------------------------------------------------
o  Other  Servicer  servicing  20% or  more  of the                         Master Servicer
pool assets at the time of the report
----------------------------------------------------------------------------------------------------------------
o Other material servicers                                                  Master Servicer
----------------------------------------------------------------------------------------------------------------
o Trustee                                                                       Trustee
----------------------------------------------------------------------------------------------------------------
o Securities Administrator                                             Securities Administrator
----------------------------------------------------------------------------------------------------------------
o Significant Obligor                                                          Depositor
----------------------------------------------------------------------------------------------------------------
o Credit Enhancer (10% or more)                                                Depositor
----------------------------------------------------------------------------------------------------------------
o Derivative Counterparty                                                      Depositor
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                         FORM 8-K DISCLOSURE INFORMATION
----------------------------------------------------------------------------------------------------------------
                    Item on Form 8-K                                       Party Responsible
----------------------------------------------------------------------------------------------------------------

o Custodian                                                                    Custodian
----------------------------------------------------------------------------------------------------------------
Item 2.04- Triggering Events that                                              Depositor
Accelerate or Increase a Direct Financial                                  Master Servicer
Obligation or an Obligation under an Off-                              Securities Administrator
    Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than
waterfall triggers which are disclosed in the
monthly statements to the certificateholders.
----------------------------------------------------------------------------------------------------------------
 Item 3.03- Material Modification to Rights                               Securities Administrator
                 of Security Holders                                            Trustee
                                                                               Depositor
Disclosure is required of any material                     (with respect to each, only to the extent they are a
modification to documents defining the rights of                                party)
Certificateholders, including the Pooling and
Servicing Agreement.
----------------------------------------------------------------------------------------------------------------
  Item 5.03- Amendments of Articles of                                         Depositor
    Incorporation or Bylaws; Change of Fiscal
                  Year
Disclosure is required of any amendment "to the
governing documents of the issuing entity".
----------------------------------------------------------------------------------------------------------------
 Item 6.01- ABS Informational and                                              Depositor
          Computational Material
----------------------------------------------------------------------------------------------------------------
Item 6.02- Change of Servicer or                                        Master Servicer/Securities
     Securities Administrator                                            Administrator/Depositor

Requires disclosure of any removal, replacement,
substitution or addition of any master servicer,
affiliated servicer, other servicer servicing 10%
or more of pool assets at time of report, other
material servicers or trustee.
----------------------------------------------------------------------------------------------------------------
Reg AB disclosure about any new master                                    Master Servicer
servicer is also required.
----------------------------------------------------------------------------------------------------------------
Reg AB disclosure about any new Trustee is also                              Trustee
required.
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                         FORM 8-K DISCLOSURE INFORMATION
----------------------------------------------------------------------------------------------------------------
                    Item on Form 8-K                                       Party Responsible
----------------------------------------------------------------------------------------------------------------
   Item 6.03- Change in Credit Enhancement                         Depositor/Securities Administrator
               or External Support

Covers termination of any enhancement in
manner other than by its terms, the addition of an
enhancement, or a material change in the
enhancement provided. Applies to external
credit enhancements as well as derivatives.
----------------------------------------------------------------------------------------------------------------
Reg AB disclosure about any new enhancement                                    Depositor
provider is also required.
----------------------------------------------------------------------------------------------------------------
   Item 6.04- Failure to Make a Required                              Securities Administrator
                 Distribution
----------------------------------------------------------------------------------------------------------------
      Item 6.05- Securities Act Updating                                       Depositor
                    Disclosure

If any material pool characteristic differs by 5%
or more at the time of issuance of the securities
from the description in the final prospectus,
provide updated Reg AB disclosure about the
actual asset pool.
----------------------------------------------------------------------------------------------------------------
If there are any new servicers or originators                                  Depositor
required to be disclosed under Regulation AB as
a result of the foregoing, provide the information
called for in Items 1108 and 1110 respectively.
----------------------------------------------------------------------------------------------------------------
              Item 7.01- Reg FD Disclosure                                     Depositor
----------------------------------------------------------------------------------------------------------------
                 Item 8.01- Other Events                                       Depositor

   Any event, with respect to which information is
    not otherwise called for in Form 8-K, that the
         registrant deems of importance to
                 certificateholders.
----------------------------------------------------------------------------------------------------------------
      Item 9.01- Financial Statements and                       Responsible party for reporting/disclosing the
                     Exhibits                                               financial statement or exhibit
----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT R

                          Form of Back-up Certification

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2006-7

     The Securities Administrator hereby certifies to the Master Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1. I have reviewed the annual report on Form 10-K for the fiscal year [____] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

     2. To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator's assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

     3. To my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

     4. I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

     5. The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

     In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

         Date: ______________________________

                                           WELLS FARGO BANK, N.A.
                                            as Securities Administrator


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT S

                       Additional Disclosure Notification

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESSES IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn:  Corporate Trust Services-  [DEAL NAME]--SEC REPORT PROCESSING

with a copy to:

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255
Attn:  General Counsel and Chief Financial Officer

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required


Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, , dated as of [ ][ ], 2006, among [ ], as [ ], [ ], as [ ], [ ], as [ ] and [ ], as [ ].
the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:
------------------------------------------------------------

List  of  any  Attachments   hereto  to  be  included  in  the  Additional  Form
--------------------------------------------------------------------------------
[10-D][10-K][8-K] Disclosure:
-----------------------------



Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

                                           [NAME OF PARTY],
                                           as [role]


                                           By: _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT T

                     Class 1-A-4 Yield Maintenance Agreement

BANK OF AMERICA, N.A.

TO: Wells Fargo Bank, N.A. as Securities Administrator on behalf of Banc of America Funding 2006-7 Trust
         9062 Old Annapolis Road
         Columbia, MD 21045
         Attn:  Chris Regnier
         Tel:    410-884-2000
         Fax:    410-715-2380

CC:      Eric Daouphars
         9 West 57th Street
         New York, NY 10019
         212-583-8199

FROM:    Bank of America, National Association
         233 South Wacker Drive, 28th Floor
         Chicago, Illinois 60606
         Attention: Suzanne Buchta

DATE:    11 October 2006

Our Reference Numbers:     4862606  4862607
Internal Tracking Numbers: 2097881  2097883
Dear Sir/Madam,

     The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Banc of America Funding 2006-7 Trust and Bank of America, N.A., a national banking association organized under the laws of the United States of America (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A" means Bank of America, N.A., and "Party B" means Banc of America Funding 2006-7 Trust.

     The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

     Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement, to be dated October 30, 2006 (the "Pooling and Servicing Agreement"), among Banc of America Funding Corporation, Wells Fargo Bank, N.A., as securities administrator and as master servicer, and U.S. Bank National Association, as trustee.

     1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates.

In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

     Subject to Section 16(f) hereof, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

     (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

     (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Notional Amount:            For each  Calculation Period, the  Notional
                                 Amount shall equal the lesser of:

                                     (i) the Scheduled Notional Amount for  such
                                     Calculation  Period   as  detailed  in  the
                                     Schedule of the Notional Amounts attached hereto; and

                                     (ii) the Class  Certificate  Balance of the
                                     Class   1-A-4    Certificates    prior   to
                                     distributions on  the Distribution Date (as
                                     defined  in   the   Pooling  and  Servicing
                                     Agreement)  related   to   the  Calculation
                                     Period.  The Securities Administrator shall
                                     make available each month via its website a
                                     statement containing the Class  Certificate
                                     Balance of the Class 1-A-4 Certificates for
                                     such  Calculation  Period.  The  Securities
                                     Administrator's   internet  website   shall
                                     initially   be  located  at www.ctslink.com
                                     and assistance in using the website  can be
                                     obtained  by   calling   the     Securities
                                     Administrator's investor relations  desk at
                                     (301) 815-6600.

     Trade Date:                     11 October 2006

     Effective Date:                 25 October 2006

     Termination Date:               25 November 2011

     Fixed Amount:

     Fixed Rate Payer:               Party B

     Fixed Rate Payer Payment        30 October  2006, subject  to adjustment in
     Date:                           accordance  with the Following Business Day
                                     Convention.

     Fixed Amount:                   USD [     ]


     Floating Amount:

     Floating Rate Payer:            Party A

     Strike Rate:                    5.40000 per cent

     Ceiling Rate:                   8.90000 per cent

     Floating Rate Payer Payment     Early  Payments  shall  be   applicable - 2
     Dates:                          Business Days prior to each  Floating  Rate
                                     Payer Period End Date

     Floating Rate Payer Period      The  25th  of each  Month, commencing on 25
     End Dates:                      November 2006 and ending on the Termination
                                     Date. No Adjustment.

     Floating Amount:                The product  of (a)  the  Notional  Amount,
                                     (b) Floating Rate  Day  Count Fraction  and
                                     (c) the Settlement Spread which shall be calculated in accordance with the following formula:

                                     If USD-LIBOR-BBA is greater than the Strike
                                     Rate for the applicable Calculation Period,
                                     then Settlement Spread =  (USD-LIBOR-BBA  -
                                     applicable Strike Rate)  provided, however,
                                     that if USD-LIBOR-BBA for any   Calculation
                                     Period is greater than the Ceiling Rate then the USD-LIBOR-BBA for such Calculation Period shall be deemed to be the Ceiling Rate.


                                     If 1  Month  USD-LIBOR-BBA  is less than or
                                     equal  to   the   Strike   Rate   for   the
                                     applicable    Calculation    Period,   then
                                     Settlement Spread = Zero.


     Floating Rate for initial       5.32000 per cent
     Calculation Period:

     Floating Rate Option:           USD-LIBOR-BBA

     Designated Maturity:            1 Month

     Spread:                         None

     Floating Rate Day Count         30/360
     Fraction:

     Averaging:                      Inapplicable

     Reset Dates:                    First day of each Calculation Period

     Business Days:                  New York

     Calculation Agent:              Party A


3.   Form Master Agreement.

     For purposes of the Form Master Agreement:

     (a) "Specified  Entity"  means,  in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

     (b) "Specified  Entity"  means,  in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

     (c) "Specified Transaction" will have the meaning specified in Section 14.
     (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or to Party B.

     (e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or to Party B.

     (f) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

     (g) The phrase "Termination Currency" means United States Dollars.

     (h) For the purpose of Section 6(e) Market Quotation and Second Method will apply.

4.   Recording of Conversations.

     Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5.   Credit Support Document.

     In relation to Party A: Not Applicable.
     In relation to Party B: Not Applicable.

6.   Credit Support Provider.

     In relation to Party A: Not Applicable.
     In relation to Party B: Not Applicable.

7.   Account Details.

     Party A:
     Name:             Bank of America, N.A. - New York
     ABA #:            026009593
     Attn:             BOFAUS3N
     Name:             Bank of America, N.A.
     City:             Charlotte
     Acct#:            6550219386
     Attn:             Rate Derivative Settlements
     Attn:             BOFAUS6SGDS

     Party B:
     Wells Fargo Bank, N.A.
     San Francisco, CA
     121-000-248
     Acct. # 3970771416
     Acct. Name: SAS Clearing
     F/F/C: Reserve Fund: 50960002

8.   Offices.

     The Office of Party A for this Transaction is:      Charlotte, North
                                                         Carolina Please
                                                         send notices to fax no.
                                                         1-866-255-1444.

    The Office of Party B for this Transaction is:

                                                         Wells Fargo Bank, N.A.
                                                         as Securities
                                                         Administrator on behalf
                                                         of Banc of America
                                                         Funding  2006-7
                                                         Trust
                                                         9062 Old Annapolis Road
                                                         Columbia, MD 21045
                                                         Attn: Client Manager
                                                               BAFC -2006-7

9.   Additional Provisions.

     (a) Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a)(i) of the Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and
(ii) Y shall be entitled to designate an Early  Termination Date (a) pursuant to
Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) or 5(b)(v) of the Form Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Form Master Agreement with respect to Y as the Burdened Party.

     (b) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Business Days of Party B's demand therefor. The Eligible
Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Valuation and posting of Eligible Collateral shall be made as of each Payment Date, unless Party A or Bank of America Corporation are no longer reporting financial information publicly, then such valuation and posting must occur weekly. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose hereof, a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A+ and A-1 by Standard & Poor's Ratings Service ("S&P") and at least A1 and P-1 by Moody's Investors Service, Inc. ("Moody's") and at least A and F1 by Fitch Ratings ("Fitch"), to the extent such obligations are rated by S&P, Moody's and Fitch. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody's and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

10.  Additional Termination Event.

     It shall be an Additional Termination Event if any amendment and/or supplement to any document that pertains to the Form Master Agreement and/or this Transaction is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) adversely affect any of Party A's rights or obligations hereunder and/or under the Form Master Agreement; or (ii) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B's obligations hereunder and/or under the Form Master Agreement. In connection with such Additional Termination Event, Party B shall be the sole Affected Party.

11.  Waiver of Right to Trial by Jury.

     EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

12.  Eligible Contract Participant.

     Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

13.  Notice by Facsimile Transmission.

     Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

14.  Representations.

     Wells Fargo Bank, N.A., acting on behalf of Party B, as Securities Administrator, represents that: (a) it is duly organized and validly existing as a national banking association under the laws of the jurisdiction of its organization/formation; (b) it has been directed pursuant to the Pooling and Servicing Agreement to enter into this Transaction (including the Form Master Agreement) and to perform its obligations hereunder (and thereunder); (c) the Transaction and the performance of its obligations hereunder (and under the Form

Master Agreement) will not, to its knowledge, result in a breach or violation of any material term or provision of, or constitute a default under any agreement or instrument to which Wells Fargo Bank, N.A. is a party or by which it is bound; (d) each of the Pooling and Servicing Agreement and the other transaction documents related thereto (the "Transaction Documents") to which it is a party has been duly authorized, executed and delivered by it; (e) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors' rights generally; (f) the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party, except such as may have been delivered to Party A and to Party B; (g) to its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (h) the person executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15.  Multibranch Party.

     For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction; and (b) Party B is not a Multibranch Party.

16.  Other Provisions.

     (a) Addresses for notices. As set forth on page 1 hereof and, with respect to Party A, the fax no. set forth on the signature page to this letter agreement.

     (b) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

     (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

     (d) Party A may assign its rights and obligations hereunder to any entity so long as the Rating Agency Confirmation is satisfied.

     (e) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

     (f) It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth therein,
(ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as a personal representation, undertaking or agreement of the Securities Administator but is made and intended solely for the purpose of binding only Banc of America Funding 2006-7 Trust, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of Banc of America Funding 2006-7 Trust under this Confirmation. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith

     (g) The Events of Default specified under Sections 5(a)(ii) - 5(a)(vi) of the Form Master Agreement will not apply to either Party A or Party B.

     (h) With respect to Party B only, the provisions of Section 5(a)(vii) clause 2 of the Form Master Agreement will not be applicable as an Event of Default.

     (i) Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under the Form Master Agreement will be made without setoff.

     (j) Party A agrees that it will not, prior to the date that is one year and one day from the Trade Date, acquiesce in, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein (nor in the Form Master Agreement) shall prevent Party A from participating in any such proceeding once commenced.

     (k) Section 9(b) of the Form Master Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agency Condition is satisfied, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error."

     (l) Before any amendment and/or supplement is made to any document that pertains to the Form Master Agreement and/or any Transaction thereunder, Party B must first obtain the prior written consent of Party A (such consent not to be unreasonably withheld) if such amendment and/or supplement would: (a) adversely affect any of Party A's rights or obligations under the Form Master Agreement; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B's obligations under the Form Master Agreement.

17. Compliance with Regulation AB. In connection with the Pooling and Servicing Agreement, Party B represents that this Confirmation is a derivative instrument as described in Item 1115 of Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended ("Regulation AB"), and not a credit support contract described in Item 1114 of Regulation AB.

     (a) In accordance with Regulation AB, Party A represents that: (i) the name of the derivative counterparty is Bank of America, N.A.; (ii) the organizational form of the derivative counterparty is a national banking association organized under the laws of the United States; and (iii) the general character of the business of the derivative counterparty is to be engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

     (b) Party A has been advised that Party B (and/or certain affiliates of Party B) is required under Regulation AB to disclose certain financial information regarding Party A depending on the applicable "significance percentage" of this Confirmation, as calculated from time to time in accordance with Item 1115 of Regulation AB (as discussed in the Pooling and Servicing Agreement). Party A has been advised by the Sponsor (as defined in the Pooling and Servicing Agreement) that the applicable "significance percentage" of this Confirmation is less than 10%, and accordingly, no financial information regarding Party A need be disclosed in accordance with Item 1115 of Regulation AB.

     (c) If required, Party A shall provide to Party B the applicable financial information described under Item 1115(b)(1) or (b)(2), as applicable, of Regulation AB (the "Reg AB Information") within five (5) Local Business Days of receipt of a written request for such Reg AB Information by Party B (the "Response Period"), so long as Party B has reasonably determined, in good faith, that such information is required under Regulation AB; provided, however, that if Party A, in good faith, determines that it is unable to provide the Reg AB Information within the Response Period, then, subject to the Rating Agency Condition, Party A shall use reasonable efforts to cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Confirmation on terms substantially similar to this Confirmation prior to the expiration of the Response Period.

     (d) "Reg AB Approved Entity" means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Thresholds (as defined below). If Party B requests (in writing) the Reg AB Information from Party A, then Party B shall promptly (and in any event within two (2) Local Business Days of the date of the request for the Reg AB Information) provide Party A with a written explanation of how the significance percentage was calculated.

     (e) "Approved Rating Thresholds" means an entity that has a long-term and short-term senior unsecured deposit rating of at least A and A-1 by S&P, A1 and P-1 by Moody's or A and F1 by Fitch, to the extent such obligations are rated by S&P, Moody's and Fitch.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations (fax no. 1-866-255-1444)). Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

Bank of America, N.A.



By:      ________________________________________
         Name:
         Title:


Confirmed as of the date above:

Banc of America Funding  2006-7 Trust

By: Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator on behalf of Banc of America Funding 2006-7 Trust



By:      __________________________________________
         Name:
         Title

                                   SCHEDULE A

                     Our Reference Numbers: 4862606 4862607


                Notional Amount (USD)   Start Date      End Date
                ---------------------   ----------      --------
                    87,663,000.00       10/25/2006     11/25/2006
                    86,945,531.00       11/25/2006     12/25/2006
                    86,079,960.00       12/25/2006      1/25/2007
                    85,066,849.00        1/25/2007      2/25/2007
                    83,906,949.00        2/25/2007      3/25/2007
                    82,601,276.00        3/25/2007      4/25/2007
                    81,151,114.00        4/25/2007      5/25/2007
                    79,558,010.00        5/25/2007      6/25/2007
                    77,823,772.00        6/25/2007      7/25/2007
                    75,950,472.00        7/25/2007      8/25/2007
                    73,940,441.00        8/25/2007      9/25/2007
                    71,796,260.00        9/25/2007     10/25/2007
                    70,451,595.00       10/25/2007     11/25/2007
                    69,028,330.00       11/25/2007     12/25/2007
                    67,529,285.00       12/25/2007      1/25/2008
                    65,957,480.00        1/25/2008      2/25/2008
                    64,316,127.00        2/25/2008      3/25/2008
                    62,608,623.00        3/25/2008      4/25/2008
                    60,838,540.00        4/25/2008      5/25/2008
                    59,009,617.00        5/25/2008      6/25/2008
                    57,125,750.00        6/25/2008      7/25/2008
                    55,190,981.00        7/25/2008      8/25/2008
                    53,209,485.00        8/25/2008      9/25/2008
                    51,185,562.00        9/25/2008     10/25/2008
                    49,123,624.00       10/25/2008     11/25/2008
                    47,033,541.00       11/25/2008     12/25/2008
                    44,932,173.00       12/25/2008      1/25/2009
                    42,823,030.00        1/25/2009      2/25/2009
                    40,713,030.00        2/25/2009      3/25/2009
                    38,667,020.00        3/25/2009      4/25/2009
                    36,683,588.00        4/25/2009      5/25/2009
                    34,761,351.00        5/25/2009      6/25/2009
                    32,898,954.00        6/25/2009      7/25/2009
                    31,095,068.00        7/25/2009      8/25/2009
                    29,348,395.00        8/25/2009      9/25/2009
                    27,657,659.00        9/25/2009     10/25/2009
                    26,021,613.00       10/25/2009     11/25/2009
                    24,439,035.00       11/25/2009     12/25/2009
                    22,908,727.00       12/25/2009      1/25/2010
                    21,429,516.00        1/25/2010      2/25/2010
                    20,000,254.00        2/25/2010      3/25/2010
                    18,619,816.00        3/25/2010      4/25/2010
                    17,287,099.00        4/25/2010      5/25/2010
                    16,001,024.00        5/25/2010      6/25/2010

                    14,760,533.00        6/25/2010      7/25/2010
                    13,564,590.00        7/25/2010      8/25/2010
                    12,412,182.00        8/25/2010      9/25/2010
                    11,302,315.00        9/25/2010     10/25/2010
                    10,234,015.00       10/25/2010     11/25/2010
                    9,206,330.00        11/25/2010     12/25/2010
                    8,218,327.00        12/25/2010      1/25/2011
                    7,269,091.00         1/25/2011      2/25/2011
                    6,357,726.00         2/25/2011      3/25/2011
                    5,483,357.00         3/25/2011      4/25/2011
                    4,645,124.00         4/25/2011      5/25/2011
                    3,842,188.00         5/25/2011      6/25/2011
                    3,073,723.00         6/25/2011      7/25/2011
                    2,338,924.00         7/25/2011      8/25/2011
                    1,637,002.00         8/25/2011      9/25/2011
                     967,182.00          9/25/2011     10/25/2011
                     328,708.00         10/25/2011     11/25/2011

                                    EXHIBIT U

                 Overcollateralized Yield Maintenance Agreement


BANK OF AMERICA, N.A.


         TO: Wells Fargo Bank, N.A. as Securities Administrator on behalf of Banc of America Funding 2006-7 Trust
                  9062 Old Annapolis Road
                  Columbia, MD 21045
                  Attn:  Chris Regnier
                  Tel:    410-884-2000
                  Fax:    410-715-2380

CC:               Eric Daouphars
                  9 West 57th Street
                  New York, NY 10019
                  212-583-8199


FROM:             Bank of America, National Association
                  233 South Wacker Drive, 28th Floor
                  Chicago, Illinois 60606
                  Attention: Suzanne Buchta


DATE:             11 October 2006

Our Reference Numbers:     4862605  4862604
Internal Tracking Numbers: 2096245  2096250

Dear Sir/Madam,

     The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Banc of America Funding 2006-7 Trust and Bank of America, N.A., a national banking association organized under the laws of the United States of America (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A" means Bank of America, N.A., and "Party B" means Banc of America Funding 2006-7 Trust.

     The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

     Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement, to be dated October 30, 2006 (the "Pooling and Servicing Agreement"), among Banc of America Funding Corporation, Wells Fargo Bank, N.A., as securities administrator and as master servicer, and U.S. Bank National Association, as trustee.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

     Subject to Section 16(f) hereof, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

     (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

     (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Notional Amount:                        For  each  Calculation  Period, the
                                             Notional  Amount  shall  equal  the
                                             lesser of:

                                               (i) the Scheduled Notional Amount
                                               for such  Calculation  Period  as
                                               detailed  in  the Schedule of the
                                               Notional Amounts attached hereto;
                                               and

                                               (ii)   the   Class    Certificate
                                               Balance  of   the   Class  T2-A-2
                                               Certificates      prior        to
                                               distributions on the Distribution
                                               Date (as  defined  in the Pooling
                                               and Servicing  Agreement) related
                                               to  the  Calculation  Period. The

                                               Securities  Administrator   shall
                                               make available each month via its
                                               website  a  statement  containing
                                               the  Class Certificate Balance of
                                               the Class T2-A-2 Certificates for
                                               such   Calculation   Period.  The
                                               Securities        Administrator's
                                               interne t website shall initially
                                               be located at www.ctslink.com and
                                               assistance  in  using the website
                                               can be obtained  by  calling  the
                                               Securities        Administrator's
                                               investor   relations    desk   at
                                               (301) 815-6600.

     Trade Date:                           11 October 2006

     Effective Date:                       25 November 2006

     Termination Date:                     25 December 2008

     Fixed Amount:

     Fixed Rate Payer:                     Party B

     Fixed Rate Payer Payment              30    October    2006,   subject   to
     Date:                                 adjustment  in  accordance  with  the
                                           Following Business Day Convention.

     Fixed Amount:                          USD [     ]


     Floating Amount:

     Floating Rate Payer:                  Party A

     Strike Rate:                          As per Schedule A attached hereto

     Ceiling Rate:                         10.00000 per cent

     Floating Rate Payer Payment           Early  Payments shall be applicable -
     Dates:                                2  Business  Days   prior   to   each
                                           Floating Rate Payer Period End Date

     Floating Rate Payer Period End        The 25th of each Month, commencing on
     Dates:                                25 December 2006 and  ending  on  the
                                           Termination Date. No Adjustment.

     Floating Amount:                      The   product  of  (a)  the  Notional
                                           Amount,  (b)  Floating Rate Day Count
                                           Fraction  and  (c)   the   Settlement
                                           Spread  which  shall be calculated in
                                           accordance   with    the    following
                                           formula:

                                           If   USD-LIBOR-BBA  is  greater  than
                                           the     Strike     Rate    for    the
                                           applicable     Calculation    Period,
                                           then      Settlement     Spread     =
                                           (USD-LIBOR-BBA     -       applicable
                                           Strike   Rate)   provided,   however,
                                           that   if   USD-LIBOR-BBA   for   any
                                           Calculation    Period    is   greater
                                           than   the   Ceiling   Rate  then the
                                           USD-LIBOR-BBA       for          such
                                           Calculation     Period    shall    be
                                           deemed  to  be  the  Ceiling  Rate.


                                           If   1   Month  USD-LIBOR-BBA is less
                                           than  or  equal  to  the  Strike Rate
                                           for    the   applicable   Calculation
                                           Period,   then   Settlement  Spread =
                                           Zero.


     Floating Rate for initial             To be set
     Calculation Period:

     Floating Rate Option:                 USD-LIBOR-BBA

     Designated Maturity:                  1 Month

     Spread:                               None

     Floating Rate Day Count Fraction:     Act/360

     Averaging:                            Inapplicable

     Reset Dates:                          First day of each Calculation Period

     Business Days:                        New York

     Calculation Agent:                    Party A


3.   Form Master Agreement.

     For purposes of the Form Master Agreement:

     (a) "Specified  Entity"  means,  in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

     (b) "Specified  Entity"  means,  in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

     (c) "Specified  Transaction" will have the meaning specified in Section 14.
     (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or to Party B.

     (e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or to Party B.

     (f) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

     (g) The phrase "Termination Currency" means United States Dollars.

     (h) For the purpose of Section 6(e) Market Quotation and Second Method will apply.

4.   Recording of Conversations.

     Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5.   Credit Support Document.

     In relation to Party A: Not Applicable.
     In relation to Party B: Not Applicable.

6.   Credit Support Provider.

     In relation to Party A: Not Applicable.
     In relation to Party B: Not Applicable.

7.   Account Details.

     Party A:
     Name:             Bank of America, N.A. - New York
     ABA #:            026009593
     Attn:             BOFAUS3N
     Name:             Bank of America, N.A.
     City:             Charlotte
     Acct#:            6550219386
     Attn:             Rate Derivative Settlements
     Attn:             BOFAUS6SGDS

     Party B:
     Wells Fargo Bank, N.A.
     San Francisco, CA
     121-000-248
     Acct. # 3970771416
     Acct. Name: SAS Clearing
     F/F/C: Reserve Fund: 50960003

8.   Offices.

     The Office of Party A for this  Transaction is: Charlotte,  North Carolina
                                                     Please send notices to
                                                     fax no. 1-866-255-1444.

     The Office of Party B for this Transaction is:

                                                     Wells Fargo Bank, N.A. as
                                                     Securities Administrator
                                                     on behalf of Banc of
                                                     America Funding  2006-7
                                                     Trust
                                                     9062 Old Annapolis Road
                                                     Columbia, MD 21045
                                                     Attn: Client Manager BAFC
                                                           -2006-7

9.   Additional Provisions.

     (a) Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a)(i) of the Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and
(ii) Y shall be entitled to designate an Early  Termination Date (a) pursuant to
Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) or 5(b)(v) of the Form Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Form Master Agreement with respect to Y as the Burdened Party.

     (b) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Business Days of Party B's demand therefor. The Eligible
Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Valuation and posting of Eligible Collateral shall be made as of each Payment Date, unless Party A or Bank of America Corporation are no longer reporting financial information publicly, then such valuation and posting must occur weekly. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose hereof, a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A+ and A-1 by Standard & Poor's Ratings Service ("S&P") and at least A1 and P-1 by Moody's Investors Service, Inc. ("Moody's") and at least A and F1 by Fitch Ratings ("Fitch"), to the extent such obligations are rated by S&P, Moody's and Fitch. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody's and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

10.  Additional Termination Event.

     It shall be an Additional Termination Event if any amendment and/or supplement to any document that pertains to the Form Master Agreement and/or this Transaction is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) adversely affect any of Party A's rights or obligations hereunder and/or under the Form Master Agreement; or (ii) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B's obligations hereunder and/or under the Form Master Agreement. In connection with such Additional Termination Event, Party B shall be the sole Affected Party.

11.   Waiver of Right to Trial by Jury.

     EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

12.   Eligible Contract Participant.

     Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

13.   Notice by Facsimile Transmission.

     Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

14.   Representations.

     Wells Fargo Bank, N.A., acting on behalf of Party B, as Securities Administrator, represents that: (a) it is duly organized and validly existing as a national banking association under the laws of the jurisdiction of its organization/formation; (b) it has been directed pursuant to the Pooling and Servicing Agreement to enter into this Transaction (including the Form Master Agreement) and to perform its obligations hereunder (and thereunder); (c) the Transaction and the performance of its obligations hereunder (and under the Form

Master Agreement) will not, to its knowledge, result in a breach or violation of any material term or provision of, or constitute a default under any agreement or instrument to which Wells Fargo Bank, N.A. is a party or by which it is bound; (d) each of the Pooling and Servicing Agreement and the other transaction documents related thereto (the "Transaction Documents") to which it is a party has been duly authorized, executed and delivered by it; (e) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors' rights generally; (f) the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party, except such as may have been delivered to Party A and to Party B; (g) to its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (h) the person executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15.  Multibranch Party.

     For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction; and (b) Party B is not a Multibranch Party.

16.  Other Provisions.

     (a) Addresses for notices. As set forth on page 1 hereof and, with respect to Party A, the fax no. set forth on the signature page to this letter agreement.

     (b) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

     (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

     (d) Party A may assign its rights and obligations hereunder to any entity so long as the Rating Agency Confirmation is satisfied.

     (e) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

     (f) It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth therein,
(ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as a personal representation, undertaking or agreement of the Securities Administator but is made and intended solely for the purpose of binding only Banc of America Funding 2006-7 Trust, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of Banc of America Funding 2006-7 Trust under this Confirmation. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith

     (g) The Events of Default specified under Sections 5(a)(ii) - 5(a)(vi) of the Form Master Agreement will not apply to either Party A or Party B.

     (h) With respect to Party B only, the provisions of Section 5(a)(vii) clause 2 of the Form Master Agreement will not be applicable as an Event of Default.

     (i) Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under the Form Master Agreement will be made without setoff.

     (j) Party A agrees that it will not, prior to the date that is one year and one day from the Trade Date, acquiesce in, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein (nor in the Form Master Agreement) shall prevent Party A from participating in any such proceeding once commenced.

     (k) Section 9(b) of the Form Master Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agency Condition is satisfied, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error."

     (l) Before any amendment and/or supplement is made to any document that pertains to the Form Master Agreement and/or any Transaction thereunder, Party B must first obtain the prior written consent of Party A (such consent not to be unreasonably withheld) if such amendment and/or supplement would: (a) adversely affect any of Party A's rights or obligations under the Form Master Agreement; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B's obligations under the Form Master Agreement.

17. Compliance with Regulation AB. In connection with the Pooling and Servicing Agreement, Party B represents that this Confirmation is a derivative instrument as described in Item 1115 of Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended ("Regulation AB"), and not a credit support contract described in Item 1114 of Regulation AB.

     (a) In accordance with Regulation AB, Party A represents that: (i) the name of the derivative counterparty is Bank of America, N.A.; (ii) the organizational form of the derivative counterparty is a national banking association organized under the laws of the United States; and (iii) the general character of the business of the derivative counterparty is to be engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

     (b) Party A has been advised that Party B (and/or certain affiliates of Party B) is required under Regulation AB to disclose certain financial information regarding Party A depending on the applicable "significance percentage" of this Confirmation, as calculated from time to time in accordance with Item 1115 of Regulation AB (as discussed in the Pooling and Servicing Agreement). Party A has been advised by the Sponsor (as defined in the Pooling and Servicing Agreement) that the applicable "significance percentage" of this Confirmation is less than 10%, and accordingly, no financial information regarding Party A need be disclosed in accordance with Item 1115 of Regulation AB.

     (c) If required, Party A shall provide to Party B the applicable financial information described under Item 1115(b)(1) or (b)(2), as applicable, of Regulation AB (the "Reg AB Information") within five (5) Local Business Days of receipt of a written request for such Reg AB Information by Party B (the "Response Period"), so long as Party B has reasonably determined, in good faith, that such information is required under Regulation AB; provided, however, that if Party A, in good faith, determines that it is unable to provide the Reg AB Information within the Response Period, then, subject to the Rating Agency Condition, Party A shall use reasonable efforts to cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Confirmation on terms substantially similar to this Confirmation prior to the expiration of the Response Period.

     (d) "Reg AB Approved Entity" means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Thresholds (as defined below). If Party B requests (in writing) the Reg AB Information from Party A, then Party B shall promptly (and in any event within two (2) Local Business Days of the date of the request for the Reg AB Information) provide Party A with a written explanation of how the significance percentage was calculated.

     (e) "Approved Rating Thresholds" means an entity that has a long-term and short-term senior unsecured deposit rating of at least A and A-1 by S&P, A1 and P-1 by Moody's or A and F1 by Fitch, to the extent such obligations are rated by S&P, Moody's and Fitch.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations (fax no. 1-866-255-1444)). Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

Bank of America, N.A.



By:      ________________________________________
         Name:
         Title:


Confirmed as of the date above:

Banc of America Funding  2006-7 Trust

By: Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator on behalf of Banc of America Funding 2006-7 Trust



By:      __________________________________________
         Name:
         Title

                                   SCHEDULE A

                     Our Reference Numbers: 4862605 4862604


  Notional Amount (USD)      Start Date        End Date        Strike Rate
  ---------------------      ----------        --------        -----------
      48,338,190.15          11/25/2006       12/25/2006         8.47780
      46,552,527.99          12/25/2006        1/25/2007         7.05640
      44,647,608.11           1/25/2007        2/25/2007         6.82700
      42,628,942.80           2/25/2007        3/25/2007         6.82690
      40,502,557.15           3/25/2007        4/25/2007         7.56350
      38,275,423.75           4/25/2007        5/25/2007         6.82660
      35,957,146.71           5/25/2007        6/25/2007         7.05570
      33,563,602.21           6/25/2007        7/25/2007         6.82630
      31,196,174.56           7/25/2007        8/25/2007         7.05540
      28,895,719.91           8/25/2007        9/25/2007         6.82620
      26,660,717.04           9/25/2007       10/25/2007         6.82630
      24,489,308.18          10/25/2007       11/25/2007         7.05560
      22,379,688.19          11/25/2007       12/25/2007         6.82640
      20,330,103.05          12/25/2007        1/25/2008         7.05570
      18,338,848.46           1/25/2008        2/25/2008         6.82660
      16,404,268.41           2/25/2008        3/25/2008         6.82660
      14,524,753.80           3/25/2008        4/25/2008         7.30100
      12,698,741.14           4/25/2008        5/25/2008         6.82680
      10,924,711.24           5/25/2008        6/25/2008         7.05610
      9,201,187.98            6/25/2008        7/25/2008         6.82690
      7,526,737.06            7/25/2008        8/25/2008         7.05620
      5,899,964.82            8/25/2008        9/25/2008         6.82710
      4,319,517.14            9/25/2008       10/25/2008         6.82710
      2,784,078.24           10/25/2008       11/25/2008         7.05640
      1,292,369.67           11/25/2008       12/25/2008         6.82730

                                    EXHIBIT V

                           Principal Balance Schedules

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     October 25, 2006             $152,464,000.00       $87,664,000.00
     November 25, 2006             152,464,000.00        86,946,536.45
     December 25, 2006             152,464,000.00        86,080,970.26
     January 25, 2007              152,464,000.00        85,067,863.79
     February 25, 2007             152,464,000.00        83,907,968.66
     March 25, 2007                152,464,000.00        82,602,301.62
     April 25, 2007                152,464,000.00        81,152,144.81
     May 25, 2007                  152,464,000.00        79,559,045.02
     June 25, 2007                 152,464,000.00        77,824,812.40
     July 25, 2007                 152,464,000.00        75,951,518.19
     August 25, 2007               152,464,000.00        73,941,491.77
     September 25, 2007            152,464,000.00        71,797,316.82
     October 25, 2007              151,533,169.66        70,452,657.13
     November 25, 2007             150,552,702.30        69,029,397.19
     December 25, 2007             149,523,093.63        67,530,357.30
     January 25, 2008              148,444,871.00        65,958,557.39
     February 25, 2008             147,318,593.01        64,317,209.72
     March 25, 2008                146,144,849.00        62,609,711.01
     April 25, 2008                144,924,258.63        60,839,633.68
     May 25, 2008                  143,657,471.31        59,010,716.62
     June 25, 2008                 142,345,165.64        57,126,855.29
     July 25, 2008                 140,988,048.86        55,192,091.17
     August 25, 2008               139,586,856.22        53,210,600.66
     September 25, 2008            138,142,350.31        51,186,683.59
     October 25, 2008              136,655,320.38        49,124,751.05
     November 25, 2008             135,129,743.14        47,034,673.52
     December 25, 2008             133,573,892.22        44,933,311.13
     January 25, 2009              131,988,529.15        42,824,173.80
     February 25, 2009             130,376,433.95        40,714,179.38
     March 25, 2009                128,775,038.26        38,668,175.29
     April 25, 2009                127,184,273.15        36,684,749.35
     May 25, 2009                  125,604,070.12        34,762,518.20
     June 25, 2009                 124,034,361.13        32,900,126.68
     July 25, 2009                 122,475,078.57        31,096,247.27
     August 25, 2009               120,926,155.28        29,349,579.53
     September 25, 2009            119,387,524.54        27,658,849.62
     October 25, 2009              117,859,120.06        26,022,809.67
     November 25, 2009             116,340,875.98        24,440,237.38
     December 25, 2009             114,832,726.89        22,909,935.41
     January 25, 2010              113,334,607.77        21,430,730.97
     February 25, 2010             111,846,454.05        20,001,475.26
     March 25, 2010                110,368,201.59        18,621,043.01
     April 25, 2010                108,899,786.64        17,288,332.08
     May 25, 2010                  107,441,145.89        16,002,262.90
     June 25, 2010                 105,992,216.43        14,761,778.07
     July 25, 2010                 104,552,935.76        13,565,841.93
     August 25, 2010               103,123,241.80        12,413,440.11
     September 25, 2010            101,703,072.87        11,303,579.08
     October 25, 2010              100,292,367.68        10,235,285.81
     November 25, 2010              98,891,065.37         9,207,607.27

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     December 25, 2010              97,499,105.44         8,219,610.09
     January 25, 2011               96,116,427.81         7,270,380.17
     February 25, 2011              94,742,972.79         6,359,022.25
     March 25, 2011                 93,378,681.07         5,484,659.58
     April 25, 2011                 92,023,493.74         4,646,433.53
     May 25, 2011                   90,677,352.27         3,843,503.24
     June 25, 2011                  89,340,198.50         3,075,045.24
     July 25, 2011                  88,011,974.67         2,340,253.14
     August 25, 2011                86,692,623.39         1,638,337.25
     September 25, 2011             85,382,087.64           968,524.27
     October 25, 2011               84,080,310.79           330,056.97
     November 25, 2011              82,804,588.83              -
     December 25, 2011              81,537,444.21              -
     January 25, 2012               80,278,821.25              -
     February 25, 2012              79,028,664.65              -
     March 25, 2012                 77,786,919.45              -
     April 25, 2012                 76,553,531.08              -
     May 25, 2012                   75,328,445.28              -
     June 25, 2012                  74,111,608.19              -
     July 25, 2012                  72,902,966.26              -
     August 25, 2012                71,702,466.32              -
     September 25, 2012             70,510,055.52              -
     October 25, 2012               69,325,681.37              -
     November 25, 2012              68,154,870.45              -
     December 25, 2012              66,991,954.53              -
     January 25, 2013               65,836,882.18              -
     February 25, 2013              64,689,602.34              -
     March 25, 2013                 63,550,064.25              -
     April 25, 2013                 62,418,217.51              -
     May 25, 2013                   61,294,012.02              -
     June 25, 2013                  60,177,398.03              -
     July 25, 2013                  59,068,326.10              -
     August 25, 2013                57,966,747.11              -
     September 25, 2013             56,872,612.26              -
     October 25, 2013               55,785,873.08              -
     November 25, 2013              54,717,147.83              -
     December 25, 2013              53,655,627.46              -
     January 25, 2014               52,601,264.82              -
     February 25, 2014              51,554,013.06              -
     March 25, 2014                 50,516,557.76              -
     April 25, 2014                 49,499,142.62              -
     May 25, 2014                   48,501,390.92              -
     June 25, 2014                  47,522,932.92              -
     July 25, 2014                  46,563,405.69              -
     August 25, 2014                45,622,453.03              -
     September 25, 2014             44,699,725.32              -
     October 25, 2014               43,794,879.39              -
     November 25, 2014              42,930,746.43              -
     December 25, 2014              42,083,186.39              -
     January 25, 2015               41,251,887.59              -
     February 25, 2015              40,436,544.13              -
     March 25, 2015                 39,636,855.77              -
     April 25, 2015                 38,852,527.86              -
     May 25, 2015                   38,083,271.21              -
     June 25, 2015                  37,328,802.01              -

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     July 25, 2015                  36,588,841.71              -
     August 25, 2015                35,863,116.93              -
     September 25, 2015             35,151,359.38              -
     October 25, 2015               34,453,305.76              -
     November 25, 2015              33,787,862.39              -
     December 25, 2015              33,134,938.81              -
     January 25, 2016               32,494,303.28              -
     February 25, 2016              31,865,728.34              -
     March 25, 2016                 31,248,990.66              -
     April 25, 2016                 30,643,871.03              -
     May 25, 2016                   30,046,073.91              -
     June 25, 2016                  29,450,233.91              -
     July 25, 2016                  28,865,668.70              -
     August 25, 2016                28,291,613.39              -
     September 25, 2016             27,728,254.91              -
     October 25, 2016               27,175,690.75              -
     November 25, 2016              26,633,718.81              -
     December 25, 2016              26,102,140.71              -
     January 25, 2017               25,580,761.75              -
     February 25, 2017              25,069,390.81              -
     March 25, 2017                 24,567,840.32              -
     April 25, 2017                 24,075,926.14              -
     May 25, 2017                   23,593,467.55              -
     June 25, 2017                  23,120,287.17              -
     July 25, 2017                  22,656,210.90              -
     August 25, 2017                22,201,067.84              -
     September 25, 2017             21,754,690.26              -
     October 25, 2017               21,316,913.53              -
     November 25, 2017              20,887,576.06              -
     December 25, 2017              20,466,519.26              -
     January 25, 2018               20,053,587.46              -
     February 25, 2018              19,648,627.86              -
     March 25, 2018                 19,251,490.53              -
     April 25, 2018                 18,862,028.26              -
     May 25, 2018                   18,480,096.59              -
     June 25, 2018                  18,105,553.76              -
     July 25, 2018                  17,738,260.59              -
     August 25, 2018                17,378,080.49              -
     September 25, 2018             17,024,879.43              -
     October 25, 2018               16,678,525.83              -
     November 25, 2018              16,338,890.57              -
     December 25, 2018              16,005,846.89              -
     January 25, 2019               15,679,270.43              -
     February 25, 2019              15,359,039.09              -
     March 25, 2019                 15,045,033.06              -
     April 25, 2019                 14,737,134.76              -
     May 25, 2019                   14,435,228.76              -
     June 25, 2019                  14,139,201.80              -
     July 25, 2019                  13,848,942.72              -
     August 25, 2019                13,564,342.40              -
     September 25, 2019             13,285,293.78              -
     October 25, 2019               13,011,691.77              -
     November 25, 2019              12,743,433.24              -
     December 25, 2019              12,480,416.96              -
     January 25, 2020               12,222,543.60              -

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     February 25, 2020              11,969,715.68              -
     March 25, 2020                 11,721,837.51              -
     April 25, 2020                 11,478,815.20              -
     May 25, 2020                   11,240,556.60              -
     June 25, 2020                  11,006,971.28              -
     July 25, 2020                  10,777,970.48              -
     August 25, 2020                10,553,467.11              -
     September 25, 2020             10,333,375.69              -
     October 25, 2020               10,117,612.34              -
     November 25, 2020               9,906,094.73              -
     December 25, 2020               9,698,742.08              -
     January 25, 2021                9,495,475.11              -
     February 25, 2021               9,296,216.01              -
     March 25, 2021                  9,100,888.44              -
     April 25, 2021                  8,909,417.46              -
     May 25, 2021                    8,721,729.55              -
     June 25, 2021                   8,537,752.54              -
     July 25, 2021                   8,357,415.64              -
     August 25, 2021                 8,180,649.35              -
     September 25, 2021              8,007,275.18              -
     October 25, 2021                7,837,339.84              -
     November 25, 2021               7,670,777.59              -
     December 25, 2021               7,507,523.91              -
     January 25, 2022                7,347,515.51              -
     February 25, 2022               7,190,690.26              -
     March 25, 2022                  7,036,987.20              -
     April 25, 2022                  6,886,346.52              -
     May 25, 2022                    6,738,709.51              -
     June 25, 2022                   6,594,018.59              -
     July 25, 2022                   6,452,217.22              -
     August 25, 2022                 6,313,249.96              -
     September 25, 2022              6,177,062.37              -
     October 25, 2022                6,043,601.06              -
     November 25, 2022               5,912,813.63              -
     December 25, 2022               5,784,648.66              -
     January 25, 2023                5,659,055.70              -
     February 25, 2023               5,535,985.25              -
     March 25, 2023                  5,415,388.73              -
     April 25, 2023                  5,297,218.48              -
     May 25, 2023                    5,181,427.73              -
     June 25, 2023                   5,067,970.59              -
     July 25, 2023                   4,956,802.03              -
     August 25, 2023                 4,847,877.89              -
     September 25, 2023              4,741,154.80              -
     October 25, 2023                4,636,590.23              -
     November 25, 2023               4,534,142.46              -
     December 25, 2023               4,433,770.53              -
     January 25, 2024                4,335,434.28              -
     February 25, 2024               4,239,094.27              -
     March 25, 2024                  4,144,711.84              -
     April 25, 2024                  4,052,249.04              -
     May 25, 2024                    3,961,668.64              -
     June 25, 2024                   3,872,934.11              -
     July 25, 2024                   3,786,009.60              -
     August 25, 2024                 3,700,859.96              -

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     September 25, 2024              3,617,450.69              -
     October 25, 2024                3,535,747.94              -
     November 25, 2024               3,455,718.49              -
     December 25, 2024               3,377,329.78              -
     January 25, 2025                3,300,549.83              -
     February 25, 2025               3,225,347.29              -
     March 25, 2025                  3,151,691.38              -
     April 25, 2025                  3,079,551.94              -
     May 25, 2025                    3,008,899.33              -
     June 25, 2025                   2,939,704.51              -
     July 25, 2025                   2,871,938.99              -
     August 25, 2025                 2,805,574.79              -
     September 25, 2025              2,740,584.49              -
     October 25, 2025                2,676,941.18              -
     November 25, 2025               2,614,618.45              -
     December 25, 2025               2,553,590.41              -
     January 25, 2026                2,493,831.65              -
     February 25, 2026               2,435,317.24              -
     March 25, 2026                  2,378,022.75              -
     April 25, 2026                  2,321,924.17              -
     May 25, 2026                    2,266,997.98              -
     June 25, 2026                   2,213,221.10              -
     July 25, 2026                   2,160,570.89              -
     August 25, 2026                 2,109,195.42              -
     September 25, 2026              2,059,097.98              -
     October 25, 2026                2,010,050.64              -
     November 25, 2026               1,962,032.72              -
     December 25, 2026               1,915,023.89              -
     January 25, 2027                1,869,004.22              -
     February 25, 2027               1,823,954.18              -
     March 25, 2027                  1,779,854.58              -
     April 25, 2027                  1,736,686.63              -
     May 25, 2027                    1,694,431.87              -
     June 25, 2027                   1,653,072.21              -
     July 25, 2027                   1,612,589.90              -
     August 25, 2027                 1,572,967.52              -
     September 25, 2027              1,534,188.00              -
     October 25, 2027                1,496,234.59              -
     November 25, 2027               1,459,090.86              -
     December 25, 2027               1,422,740.69              -
     January 25, 2028                1,387,168.27              -
     February 25, 2028               1,352,358.10              -
     March 25, 2028                  1,318,294.97              -
     April 25, 2028                  1,284,963.98              -
     May 25, 2028                    1,252,350.48              -
     June 25, 2028                   1,220,440.13              -
     July 25, 2028                   1,189,218.85              -
     August 25, 2028                 1,158,672.86              -
     September 25, 2028              1,128,788.60              -
     October 25, 2028                1,099,552.80              -
     November 25, 2028               1,070,952.44              -
     December 25, 2028               1,042,974.76              -
     January 25, 2029                1,015,607.22              -
     February 25, 2029                 988,837.55              -
     March 25, 2029                    962,653.69              -

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     April 25, 2029                    937,043.83              -
     May 25, 2029                      911,996.40              -
     June 25, 2029                     887,500.02              -
     July 25, 2029                     863,543.55              -
     August 25, 2029                   840,116.08              -
     September 25, 2029                817,206.87              -
     October 25, 2029                  794,805.42              -
     November 25, 2029                 772,901.44              -
     December 25, 2029                 751,484.80              -
     January 25, 2030                  730,545.61              -
     February 25, 2030                 710,074.15              -
     March 25, 2030                    690,060.88              -
     April 25, 2030                    670,496.47              -
     May 25, 2030                      651,371.75              -
     June 25, 2030                     632,677.73              -
     July 25, 2030                     614,405.61              -
     August 25, 2030                   596,546.75              -
     September 25, 2030                579,092.68              -
     October 25, 2030                  562,035.10              -
     November 25, 2030                 545,365.86              -
     December 25, 2030                 529,076.97              -
     January 25, 2031                  513,160.61              -
     February 25, 2031                 497,609.11              -
     March 25, 2031                    482,414.93              -
     April 25, 2031                    467,570.71              -
     May 25, 2031                      453,069.19              -
     June 25, 2031                     438,903.30              -
     July 25, 2031                     425,066.07              -
     August 25, 2031                   411,550.70              -
     September 25, 2031                398,374.66              -
     October 25, 2031                  385,506.49              -
     November 25, 2031                 372,939.80              -
     December 25, 2031                 360,668.30              -
     January 25, 2032                  348,685.84              -
     February 25, 2032                 336,986.37              -
     March 25, 2032                    325,563.98              -
     April 25, 2032                    314,412.87              -
     May 25, 2032                      303,527.35              -
     June 25, 2032                     292,901.84              -
     July 25, 2032                     282,530.88              -
     August 25, 2032                   272,409.12              -
     September 25, 2032                262,531.30              -
     October 25, 2032                  252,892.27              -
     November 25, 2032                 243,487.00              -
     December 25, 2032                 234,310.53              -
     January 25, 2033                  225,358.01              -
     February 25, 2033                 216,624.70              -
     March 25, 2033                    208,105.94              -
     April 25, 2033                    199,797.16              -
     May 25, 2033                      191,693.89              -
     June 25, 2033                     183,791.74              -
     July 25, 2033                     176,086.43              -
     August 25, 2033                   168,573.72              -
     September 25, 2033                161,249.51              -
     October 25, 2033                  154,109.73              -

     Distribution Date            PAC Certificates      TAC Certificates
     -------------------------------------------------------------------
     November 25, 2033                 147,150.43              -
     December 25, 2033                 140,367.73              -
     January 25, 2034                  133,757.80              -
     February 25, 2034                 127,316.93              -
     March 25, 2034                    121,041.45              -
     April 25, 2034                    114,927.79              -
     May 25, 2034                      108,972.42              -
     June 25, 2034                     103,171.91              -
     July 25, 2034                      97,522.89              -
     August 25, 2034                    92,022.04              -
     September 25, 2034                 86,666.14              -
     October 25, 2034                   81,452.02              -
     November 25, 2034                  76,376.55              -
     December 25, 2034                  71,436.70              -
     January 25, 2035                   66,629.49              -
     February 25, 2035                  61,951.98              -
     March 25, 2035                     57,401.32              -
     April 25, 2035                     52,974.70              -
     May 25, 2035                       48,669.37              -
     June 25, 2035                      44,482.63              -
     July 25, 2035                      40,418.52              -
     August 25, 2035                    36,467.58              -
     September 25, 2035                 32,627.29              -
     October 25, 2035                   28,895.15              -
     November 25, 2035                  25,268.75              -
     December 25, 2035                  21,745.71              -
     January 25, 2036                   18,323.70              -
     February 25, 2036                  15,000.44              -
     March 25, 2036                     11,773.70              -
     April 25, 2036                      8,641.29              -
     May 25, 2036                        5,795.90              -
     June 25, 2036                       3,504.37              -
     July 25, 2036                       1,280.83              -